UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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ASSOCIATED ESTATES REALTY CORPORATION

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PRELIMINARY COPY SUBJECT TO COMPLETION

DATED MARCH 30, 2015

In accordance with Rule 14a-6(d) under Regulation 14A of the Securities Exchange Act of 1934, please be advised that Associated Estates Realty Corporation intends to release definitive copies of the proxy statement to security holders on or about [April 1], 2015.

[April 1], 2015

Dear Fellow Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of Associated Estates Realty Corporation (the “Company”) to be held on Friday, May 22, 2015 at 10:00 a.m., local time, at One Cleveland Center, 1375 East 9th Street, Cleveland, Ohio 44114.

The attached Notice of Annual Meeting and Proxy Statement describe the matters expected to be acted upon at the meeting. We encourage you to review these materials carefully.

Your vote is very important. If you are unable to attend the meeting, please cast your vote electronically through the Internet, by telephone, or by completing, signing and returning the WHITE proxy card enclosed with the proxy statement.

Your Board of Directors strongly urges you to vote FOR the election of Jeffrey I. Friedman, Douglas Crocker II, Jon A. Fosheim, Michael E. Gibbons, James J. Sanfilippo, James A. Schoff and Richard T. Schwarz, the seven nominees recommended by your Board of Directors.

Your Board of Directors strongly recommends that you vote FOR an amendment to the Company’s Code of Regulations that would enable your Board to increase in size to eight directors, and facilitate the election of John S. Gates, Jr. as an independent director on your board.

You should know that Land & Buildings Capital Growth Fund, L.P. (“Land & Buildings”) has stated it intends to nominate a slate of three nominees for election as directors at the Annual Meeting in opposition to the nominees recommended by your Board of Directors. Your Board of Directors does not endorse the election of any of Land & Buildings’ nominees.

You may receive solicitation materials from Land & Buildings or its affiliates, including a proxy statement and a gold proxy card. We are not responsible for the accuracy of any information provided by or relating to Land & Buildings or its nominees contained in solicitation materials filed or disseminated by or on behalf of Land & Buildings or any other statements of Land & Buildings.

Your Board of Directors unanimously recommends that you vote FOR the election of each of our Director nominees on the enclosed WHITE proxy card. Your Board of Directors strongly urges you not to sign or return any gold proxy card sent to you by or on behalf of Land & Buildings. If you have already returned a proxy card for Land & Buildings, you can revoke that proxy by using the enclosed WHITE proxy card to vote your shares today by telephone, by Internet or signing, dating and returning the enclosed WHITE proxy card. Only your latest-dated proxy will count.

Regardless of the number of shares you own and whether or not you plan to attend the Annual Meeting, it is important that you exercise your right to vote as a shareholder. Please indicate your vote on the enclosed WHITE proxy card and return it promptly using the envelope provided, or vote by telephone or by Internet according to the instructions on the enclosed WHITE proxy card. Be assured that your votes are completely confidential.

This is your opportunity to voice your opinion on matters affecting Associated Estates. We look forward to receiving your WHITE proxy and perhaps seeing you at our annual meeting.

Sincerely,

Jeffrey I. Friedman

Chairman, President and Chief Executive Officer

Notice Of 2015 Annual Meeting Of Shareholders

Friday, May 22, 2015

10:00 a.m. Local Time

One Cleveland Center, 1375 East 9th Street, Cleveland, Ohio 44114

TO OUR SHAREHOLDERS:

ITEMS OF BUSINESS:

1.      To elect up to seven directors, each to hold office for a one-year term and until his successor has been duly elected and qualified;

2.      To approve an amendment to the Associated Estates Realty Corporation Amended and Restated Code of Regulations;

3.      Subject to the approval of Proposal Two, to elect John S. Gates, Jr. as a director of the Company.

4.      To approve the Associated Estates Realty Corporation Third Amended and Restated Articles of Incorporation;

5.      To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2015;

6.      To approve, on an advisory basis, the compensation of our named executive officers; and

7.      To transact all other business that properly comes before the meeting.

RECORD DATE:

The Board has fixed the close of business on April 6, 2015 as the record date for determining the stockholders entitled to receive notice of and to vote at the Annual Meeting, or any adjournment(s) or postponement(s) thereof.

PROXY VOTING:

Your vote is very important to us. Whether or not you plan to attend the Annual Meeting, we urge you to submit the enclosed WHITE proxy or voting instructions as soon as possible to ensure your shares are represented at the Annual Meeting. If you attend the Annual Meeting and vote in person, your proxy or voting instructions will not be used.

By Order of the Board of Directors,

Scott D. Irwin

Senior Vice President, General Counsel and Secretary

[April 1], 2015

Richmond Heights, Ohio

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDERS MEETING TO BE HELD ON MAY 22, 2015

The Notice of Annual Meeting, Proxy Statement and our 2014 Annual Report on Form 10-K are available at http://ir.Associated Estates.com/annual–proxy.cfm.

You are encouraged to access and review all of the important information contained in our proxy materials before voting.

PROXY STATEMENT

RECENT HIGHLIGHTS AND PROXY SUMMARY

We prepared the following summary to provide highlights of our recent performance, and to assist you in reviewing matters to be considered at our 2015 Annual Meeting of Shareholders. This summary should be read in conjunction with the other information contained in this proxy statement, as well as our Annual Report on Form 10-K for the year ended December 31, 2014. We are mailing this proxy statement and the accompanying notice and proxy materials, along with our Annual Report to Shareholders, on or about [April 1], 2015.

Strengthening Our Portfolio

A critical component of our strategic plan for creating ever increasing shareholder value is the efficient recycling of capital to reduce the average age and improve the quality of our multifamily portfolio while continuing to increase our operating margins. Our focus is on prudently investing in Class A properties, including accretive development opportunities. We have strategically analyzed the apartment markets and developed a comprehensive portfolio transformation plan, to ensure it is comprised of newer properties in faster growing markets. For example, during 2014, we completed five property dispositions representing 1,209 units with an average age of 22 years and total proceeds of approximately $216 million, generating GAAP gains of $133.3 million. The blended, unlevered IRR on these sales was 16.2%, and the blended market cap rate was 5.4% (calculated on trailing twelve months NOI after a 3% management fee and marking real estate taxes to market).

Following this strategy, we have cultivated a diversified portfolio of high-quality properties in growing submarkets with an average age of 15 years (second youngest among the public multifamily REITs) by selling 48 properties since 2005 (average age of 22 years) while acquiring 23 properties (average age of six years):

	Portfolio 10 Years Ago (1)	Portfolio 5 Years Ago (1)	Portfolio Today (2)

Total # of Units	16,903	12,108	12,734

Total Revenue / Occupied Unit	$757	$935	$1,282

Average Occupancy	91.9%	93.5%	94.4%

Portfolio Quality	B- / C+ (3)	B+ (3)	A- / A (3)

Operating Margins	53.6%	58.4%	63.6%

Average Age	14	15	15

Top 5 Markets % of NOI

Source: Sec Filings

(1)	Information is as of Q4 2004 and 2009
(2)	Information is as of Q4 2014, excludes assets disposed of throughout year
(3)	Per Green Street Advisors, LLC

i

In 2013, we announced an agreement to acquire a portfolio of seven Class A apartment communities located in high growth submarkets in the Raleigh-Durham, Charlotte, Atlanta and Tampa markets:

St. Mary’s Square Raleigh, NC	Year Built:	2013
	Acquisition Date:	2013
	Units:	134
	Occupancy:	97.0%
	Avg. Rent:	$1,430
Lofts at Weston Lakeside Cary, NC	Year Built:	2013
	Acquisition Date:	2013
	Units:	215
	Occupancy:	96.7%
	Avg. Rent:	$1,301
The Apartments at Blakeney Charlotte, NC	Year Built:	2008
	Acquisition Date:	2013
	Units:	295
	Occupancy:	95.3%
	Avg. Rent:	$1,426
Alpha Mill (Phases I & II) Charlotte, NC	Year Built:	2007 (I); 2013 (II)
	Acquisition Date:	2014
	Units:	134
	Occupancy:	94.4%
	Avg. Rent:	$1,248
1160 Hammond (f/k/a Perimeter Town Center) Atlanta, GA	Year Built:	2015
	Acquisition Date:	2015
	Units:	345
	Occupancy:	43.2% (Lease up)
Varela Westshore Tampa, FL	Year Built:	Under construction
	Acquisition Date:	2015 (projected)
	Units:	350
	Occupancy:	26.3% (Lease up)

In addition to our committed acquisition in Tampa, we have an agreement to acquire The Edge at Flagler Village, a 331-unit apartment community presently in lease up in downtown Fort Lauderdale, Florida:

The Edge at Flagler Village Ft. Lauderdale, FL	Year Built:	2015
	Acquisition Date:	2016 (projected)
	Units:	331
	Occupancy:	71.6% (Lease up)

Enhancing our successful track record of improving margins and elevating the value of our portfolio through property acquisitions and dispositions is our proven development and redevelopment platform. Relying on our deep bench of experienced construction management and development professionals, we are uniquely equipped to create value for our shareholders by developing new apartment communities that offer greater returns on investment than could be achieved by acquiring stabilized Class A properties. For example, in 2010, we entered into a 90/10 joint venture with a local developer to build the 242-unit Vista Germantown apartment community in Nashville, Tennessee. Construction was completed in 2012. In 2013, we bought out the 10% interest of our local development partner for $4.5 million. In 2014, we sold Vista Germantown for $53.3 million, representing a market cap rate of 4.5%, an IRR of 19.8% and a gain of $15.8 million (42%). Furthermore, our development platform enables us to create incremental value by also redeveloping our existing properties to improve our competitiveness, support rent growth and increase the value of our properties.

Our robust development pipeline includes five projects under various stages of construction in California, Maryland and Texas. The remaining development spend for these projects is currently fully-funded through a combination of project-specific construction loan financing, free cash flow and proceeds from property dispositions:

Cantabria at Turtle Creek Dallas, TX	Est. Completion Date:	2015
	Est. Stabilization Date:	2015
	Units:	249
	Occupancy:	41.0%
	Features:	Parking garage Rooftop sky lounge Resort style pool Turtle Creek / Uptown location
7001 Arlington at Bethesda Bethesda, MD	Est. Completion Date:	2015
	Est. Stabilization Date:	2015
	Units:	140
	Features:	Parking garage 6,898 s.f. retail space 100% smoke-free community Walking distance to Bethesda Row / Metro Rail Station

The Desmond on Wilshire Los Angeles, CA	Est. Completion Date:	2015
	Est. Stabilization Date:	2016
	Units:	175
	Features:	Parking Garage 100% smoke-free community Multi-level fitness center Rooftop sky lounge Outdoor pool with cabanas Mid-Wilshire location
950 East Third Los Angeles, CA	Est. Completion Date:	2017
	Est. Stabilization Date:	2017
	Units:	472
	JV Partner:	Legendary Developments LLC
	Features:	Parking garage 19,700 s.f. retail space Rooftop sky lounge LA Arts District location
350 8th San Francisco, CA	Est. Completion Date:	2016
	Est. Stabilization Date:	2017
	Units:	410
	JV Partner:	AIG Global Real Estate
	Features:	Parking garage 40,000 s.f. retail space Multiple roof decks SoMa Neighborhood location

Strengthening Our Balance Sheet

Successfully executing our strategic plan to create long-term value for our shareholders requires the foundation of a strong, investment-grade balance sheet. Our relentless focus on improving our already strong credit metrics has enabled Associated Estates to achieve investment grade ratings from Moody’s, Fitch and S&P, while reducing our net debt to annualized EBITDA from 8.1x in 2011 to 6.6x at December 31, 2014, increasing the fixed charge coverage ratio from 2.3x in 2011 to 3.3x at December 31, 2014, and expanding unencumbered NOI from 44.2% in 2011 to 75.9% at December 31, 2014.

Strengthening Our Corporate Governance

By transforming our high-quality apartment portfolio and strengthening our investment grade balance sheet, we have positioned Associated Estates to deliver long-term value for our shareholders and industry leading returns. However, standing in isolation, these accomplishments are but spokes in a wheel of value creation. The hub of that wheel, and the indispensable necessity for creating sustainable, long-term value for shareholders, are sound corporate governance policies and best practices. During 2014, our Board took action to further enhance our corporate governance:

✓	Appointing multifamily industry veteran, Douglas Crocker II, the former Vice Chairman and Chief Executive Officer of Equity Residential (NYSE: EQR), to our Board as an independent director.

✓

Appointing Mr. Crocker to serve as Chairman of our Finance and Planning Committee, which, in consultation with Citigroup Global Markets Inc., our financial advisor, is conducting a thorough review of our business.

✓	Appointing REIT industry veteran, Jon A. Fosheim, co-founder and former Principal of Green Street Advisors, to our Board as an independent director.

✓	Appointing Mr. Fosheim to replace Jeffrey I. Friedman as a member of our Finance and Planning Committee.

✓

Seeking shareholder approval at the 2015 Annual Meeting to eliminate our 4.0% share ownership limit, which we have regularly waived to allow institutional shareholders to acquire shares in excess of the limit.

✓

Seeking shareholder approval at the 2015 Annual Meeting to increase the size of our Board of Directors from seven to eight members, and recommending the election of John S. Gates, Jr. as the eighth director.

✓	Eliminating our shareholder rights plan.

✓	Eliminating the Executive Committee of the Board, which has historically served almost exclusively to declare quarterly dividends authorized by the Board.

These most recent actions by the Board followed the numerous enhancements we have implemented in recent years to elevate our corporate governance policies and compensation practices, including:

✓	Increasing the percentage of independent directors to 86% (100% of non-employee directors), each of whom is elected annually.

✓	Adopting “clawback” provisions with respect to equity-based and cash incentive compensation.

✓	Adding a “double trigger” change-in-control feature to the equity based award plan.

✓	Eliminated the evergreen provision and the tax gross up provision in the CEO’s contract.

✓	Adopting robust minimum share ownership requirements for Directors and Section 16 officers.

✓	Modifying the Directors’ deferred compensation plan to facilitate payment of deferred compensation (including cash) and related earnings in shares upon distribution.

✓	Reducing the cash retainer portion and increasing the equity based component of Director’s compensation.

Sharpening Our Executive Compensation

Our executive compensation program supports our commitment to creating long-term shareholder value, achieving performance objectives, executing our strategic plan, and attracting and retaining the best executive team in the multifamily real estate industry. The program is designed to provide a strong linkage between our executives’ pay and their ability to influence both short-term and long-term performance-based financial and organizational objectives. Additionally, the program is designed to place “at risk” a high percentage of executive’s compensation earned through the achievement of both single-year and multi-year performance metrics. At our 2014 Annual Meeting, over 95% of shareholders that voted on the “say-on-pay” proposal voted in favor of our compensation program and policies, and the compensation paid to the our named executive officers for fiscal 2013. Since the onset of Say-on-Pay for U.S. companies in 2011, two

v

prominent proxy advisory firms (Institutional Shareholder Services (ISS) and Glass Lewis) have consistently recommended support for our executive compensation program. In fact, ISS has scored our pay-for-performance alignment as a “low concern” for all four years (the best possible outcome), and Glass Lewis has consistently cited pay-for-performance alignment as the most positive attribute of our program. Based on the consistent feedback and the strong support of our shareholders, as well as the enhancements we have proactively implemented over the years, your Board is committed to best-in-class corporate governance policies and practices and a well-designed, pay-for-performance compensation program. As part of our commitment to continually improving our executive compensation program and practices, and strengthening the existing alignment between executive pay and shareholder interests, we have implemented important changes to our executive compensation program for fiscal 2015:

✓

We are interested in the feedback received from our compensation consultants, the proxy advisory firms who reviewed our 2014 Proxy Statement and our shareholders. As such, we have improved our disclosure in the Compensation Discussion and Analysis section of this proxy statement:

Δ	The Annual Incentive Plan, which is paid in cash based on achievement of single-year performance metrics, is now referred to as the “Single-Year Cash Incentive.”

Δ

The Single-Year component of the Long Term Incentive Plan (SYLTIP), which is paid in restricted shares based on achievement of single-year performance metrics, is now referred to as the “Single-Year Equity Incentive.”

Δ

The Multi-Year component of the Long Term Incentive Plan (MYLTIP), which is paid in restricted shares based on achievement of three-year performance metrics, is now referred to as the “Multi-Year Equity Incentive.”

✓

In recognition of our relatively small size compared to the other public multifamily REITs, and based on input we received from FPL Associates, our compensation consultant, we adopted a “size-based” peer group that will serve as the primary benchmark in determining compensation for our executive officers.

✓	We enhanced our “clawback” policy that enforces the recoupment of incentive compensation if a material accounting restatement is required, to include cash compensation paid.

Creating Long-Term Value For Our Shareholders

Strengthening our portfolio, balance sheet, corporate governance and executive compensation serve the singular objective of Associated Estates: maximizing the creation of long-term value for our shareholders. During the approximately 10 years our current Board and management team have been together, we have delivered a total return to our shareholders of approximately 195%, greatly exceeding the approximately 138% return provided by the public multifamily REIT sector, and the approximately 98% return of the Morgan Stanley REIT Index (RMS):

Source: SNL Financial

(1) Land & Buildings’ first letter to AEC was published on 6/3/2014.

Our full year 2014 total return of 52.6% was the highest among the public multifamily REITs:

Source: SNL Financial

Proxy Summary

ANNUAL MEETING	Meeting Logistics

	Meeting Date:	May 22, 2015 at 10:00 a.m. local time

	Record Date:	April 6, 2015
	Location:	One Cleveland Center 1375 East 9th Street Cleveland, OH 44114

Voting
	Internet:	Follow the instructions described on the WHITE proxy card.
	Phone:	Follow the instructions described on the WHITE proxy card.
	Mail:	Complete, sign and return the WHITE proxy card in the postage-paid envelope provided.
	In Person:	Attend the Annual Meeting in person to deliver your completed WHITE proxy card or cast a ballot.

PROPOSAL ONE

Election of Directors (see page 9)

Seven directors are elected at each Annual Meeting, and serve until their respective successors are elected at the next Annual Meeting. Directors are elected by a plurality of the votes cast, meaning the Board is comprised of the seven nominees receiving the greatest number of votes.

	Board Recommendation:	Our Board recommends that you vote FOR each of the following nominees:

Name	Served Since	Independence Status	Committees	Areas of Expertise
Jeffrey I. Friedman	1993	Employed by Associated Estates	Pricing	Real Estate Industry; Public REITs; Project Development; Property Management; Corporate Finance; Corporate Governance
Chairman, President & CEO, Associated Estates

Douglas Crocker II	2014	Independent	Finance & Planning (Chair)	Real Estate Industry; Public REITs; Project Development; Property Management; Corporate Finance; Corporate Governance
Managing Partner, DC Partners LLC

Jon A. Fosheim	2015	Independent	Finance & Planning	Real Estate Industry; Public REITs; Corporate Finance; Audit; Corporate Governance
Consultant (Co-founder and former Principal of Green Street Advisors)
Michael E. Gibbons	2004	Independent	Audit; Finance & Planning; Pricing	Real Estate Industry; Capital Markets; Public REITs; Audit; Mergers and Acquisitions; Property Management; Corporate Governance
Founder and Senior Managing Director, Brown, Gibbons, Lang & Company
James J. Sanfilippo	2012	Independent	Audit (Chair); Executive Compensation; Nominating & Corporate Governance	Public Accounting; SEC Reporting; Audit; Strategic Planning; Corporate Governance
Consultant (former Managing Partner, Grant Thornton LLP)

Name	Served Since	Independence Status	Committees	Areas of Expertise
James A. Schoff	2006	Independent	Executive Compensation; Finance & Planning; Nominating & Corporate Governance (Chair)	Real Estate Industry; Public REITs; Project Development; Property Management; Strategic Planning; Corporate Governance
Consultant (former EVP and COO of DDR)
Richard T. Schwarz	1994	Independent	Lead Director; Audit; Executive Compensation (Chair); Nominating & Corporate Governance	Executive Compensation; Corporate Finance; Audit; Corporate Governance
Limited Partner, Edgewater Capital Partners

PROPOSAL TWO

Approval of the Amendment to the Associated Estates Amended and Restated Code of Regulations (see page 33)

The Amendment increases the size of our Board of Directors from seven to eight directors. If this increase is approved by our shareholders, shareholders will have the opportunity to elect John S. Gates, Jr. as a director.

	Board Recommendation:	Our Board recommends that you vote FOR the proposal to approve the Amendment to our Amended and Restated Code of Regulations.

PROPOSAL THREE:

Election of John S. Gates, Jr. as a Director (see page 34)

In the event Proposal Two (increasing the size of the Board from seven to eight directors) is approved, shareholders will have the opportunity to elect John S. Gates, Jr. as the eighth member of the Board of Directors.

	Board Recommendation:	Our Board recommends that you vote FOR John S. Gates, Jr. as a candidate for director.

Name	Served Since	Independence Status	Committees	Areas of Expertise
John S. Gates, Jr.	Nominee	Independent	TBD	Real Estate Industry; Public REITs; Project Development; Property Management; Corporate Finance; Corporate Governance
Chairman and Chief Executive Officer of PortaeCo, LLC)

PROPOSAL FOUR

Approval of the Associated Estates Third Amended and Restated Articles of Incorporation (see page 60)

The Third Amended and Restated Articles of Incorporation eliminate the 4.0% share ownership limit, incorporate a 9.8% share ownership limit and grant broad authority to the Board of Directors to take such action as may be necessary or advisable to preserve our status as a REIT.

	Board Recommendation:	Our Board recommends that you vote FOR the proposal to approve the Third Amended and Restated Article of Incorporation.

PROPOSAL FIVE

Ratification of the Appointment of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm (see page 62)

PricewaterhouseCoopers LLP audited our financial statements for the year ended December 31, 2014, and is expected to be retained by the Audit Committee to do so in 2015.

Board Recommendation:

Our Board recommends that you vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2015.

PROPOSAL SIX

Advisory Vote to Approve the Compensation of our Named Executive Officers (see page 64)

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 provides shareholders an opportunity to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in this proxy statement. Previously, our shareholders indicated their preference that we conduct such an advisory vote on an annual basis.

As described in detail in the proxy statement under the heading “Executive Compensation Discussion & Analysis,” and in the compensation tables and narrative disclosures that accompany the compensation tables, our compensation program for the named executive officers is designed to attract, motivate and retain talented executives who enable us to achieve the objective of creating long-term value for our shareholders. Our Executive Compensation Committee regularly reviews the executive compensation program to ensure that it achieves the desired goals of emphasizing long-term value creation and aligning the interests of management and shareholders through the use of equity-based awards.

As an advisory vote, this proposal is not binding upon the Company. However, the Committee, which is responsible for designing and administering the Company’s executive compensation program, values the opinions expressed by shareholders in their vote on this proposal, and will continue to consider the outcome of the vote when making future compensation decisions for named executive officers.

Board Recommendation:	The Board recommends that you vote FOR the approval of the compensation of our Named Executive Officers.

x

FAQs ABOUT THE ANNUAL MEETING AND VOTING

1.	WHAT IS THE PURPOSE OF THE ANNUAL MEETING?

The Annual Meeting provides our shareholders with an opportunity to act upon the items of business described in the accompanying Notice of 2015 Annual Meeting of Shareholders. In addition, the Annual Meeting serves as a forum where our management reports on the Company’s performance during fiscal 2014 and responds to questions from shareholders.

2.	WHAT IS INCLUDED IN THE PROXY MATERIALS?

The proxy materials for our 2015 Annual Meeting of Shareholders include the accompanying Notice of 2015 Annual Meeting of Shareholders, this proxy statement, our Annual Report on Form 10-K for the year ended December 31, 2014 (Annual Report) and a WHITE proxy card or voting instruction form.

3.	WHAT IS A PROXY AND WHAT IS A PROXY STATEMENT?

A proxy is your legal designation of another person (your “proxy” or “proxy holder”) to vote shares you own. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card. Any proxy may be revoked at any time prior to completion of voting at the Annual Meeting by delivering either a proper written notice of revocation or a later-dated proxy to our Secretary, 1 AEC Parkway, Richmond Heights, Ohio 44143. We have designated three (3) of our officers to serve as proxies for the 2015 Annual Meeting – Jeffrey I. Friedman, Lou Fatica and Scott D. Irwin. A proxy statement is the document that contains the information the Securities and Exchange Commission (SEC) rules require us to provide when we ask you to sign a proxy designating individuals to vote on your behalf.

4.	WHAT IS THE DIFFERENCE BETWEEN HOLDING SHARES AS A REGISTERED SHAREHOLDER AND AS A BENEFICIAL OWNER?

If your shares are registered directly in your name with the Company’s transfer agent, Wells Fargo Shareholder Services, you are considered a registered shareholder with respect to those shares. If your shares are held through a broker, trustee, bank or other nominee, you are considered the “beneficial owner” of those shares.

5.	WHO MAY VOTE AND WHAT CONSTITUTES A QUORUM FOR THE ANNUAL MEETING?

Only registered shareholders or beneficial owners holding our outstanding shares at the close of business on the record date, April 6, 2015, are entitled to receive notice of the Annual Meeting and to vote. Common shares is the only class of voting stock we have outstanding. Each common share will have one vote for each director nominee and one vote on each item of business to be voted on at the Annual Meeting or any adjournment(s) or postponement(s) thereof. As of the record date, it is expected that 57,885,841 common shares will be outstanding.

We need a quorum to be able to hold the Annual Meeting. The presence at the meeting, in person or by proxy, of the holders of a majority of our outstanding common shares on the record date will constitute a quorum. Proxies received but marked as abstentions will be included in the calculation of the number of shares considered to be present at the meeting for purposes of determining whether there is a quorum.

2015 Proxy Statement  |   1

6.	HOW DO I VOTE?

Depending on how you hold your shares, you have up to three (3) options for voting in advance: (a) Internet, (b) telephone, or (c) mailing the enclosed WHITE proxy card. In addition, you may vote in person at the Annual Meeting if you follow the procedures described below.

✓

Internet or Telephone. All registered shareholders can vote through the Internet or by touch-tone telephone by calling the toll-free number identified on your WHITE proxy card and following the instructions described on the WHITE proxy card. Beneficial owners may vote through the Internet or by telephone if their broker, trustee, bank or nominee makes those methods available. Internet and telephone voting are available 24 hours a day, seven days a week up to the deadline. The Internet and telephone voting deadline for participants in the AERC 401(k) Savings Plan and Trust is 11:59 p.m. Eastern Daylight Time on May 19, 2015. For all registered shareholders or other beneficial owners, the deadline is 11:59 p.m. Eastern Daylight Time on May 21, 2015.

✓

Mailing. All registered shareholders can vote by completing, properly signing and mailing the enclosed WHITE proxy card. Those shareholders voting by mail should return their WHITE proxy card promptly to ensure it is received before the date of the Annual Meeting or, for participants in the AERC 401(k) Savings Plan and Trust, by 11:59 p.m. Eastern Daylight Time on May 19, 2015.

✓

In Person. All registered shareholders may vote in person at the Annual Meeting. Beneficial owners may vote in person at the Annual Meeting if they have a legal proxy. Please note that if you are a beneficial owner and request a legal proxy, any previously executed proxy will be revoked, and your vote will not be counted unless you appear at the meeting and vote in person or legally appoint another proxy to vote on your behalf. Registered shareholders and beneficial owners planning to attend the meeting and vote in person must follow the instructions provided in Question 16 (“How can I attend the Annual Meeting?”).

7.	HAS THE COMPANY BEEN NOTIFIED THAT A SHAREHOLDER INTENDS TO PROPOSE ITS OWN DIRECTOR NOMINEES AT THE ANNUAL MEETING IN OPPOSITION TO THE COMPANY’S NOMINEES?

Yes. You should know that Land & Buildings Capital Growth Fund, L.P. (“Land & Buildings”) has stated it intends to nominate a slate of three nominees for election as directors at the Annual Meeting in opposition to the seven nominees recommended by our Board of Directors. The Board of Directors does not endorse the election of any of Land & Buildings’ nominees.

You may receive solicitation materials from Land & Buildings or its affiliates, including a proxy statement and a gold proxy card. We are not responsible for the accuracy of any information provided by or relating to Land & Buildings or its nominees contained in solicitation materials filed or disseminated by or on behalf of Land & Buildings or any other statements of Land & Buildings.

Our Board of Directors unanimously recommends that you vote FOR the election of each of our Director nominees on the enclosed WHITE proxy card.

8.	WHAT HAPPENS IF I DO NOT PROVIDE INSTRUCTIONS ON HOW TO VOTE MY PROXY OR IF OTHER MATTERS ARE PRESENTED FOR A VOTE AT THE ANNUAL MEETING?

If you are a registered shareholder and return your WHITE proxy card without instructions, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of our Board of Directors.

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If you are a beneficial owner, you generally cannot vote your shares directly and must instead instruct your broker, trustee, bank or nominee how to vote your shares using the voting instruction form provided to you by that intermediary.

If your shares are held in the name of a brokerage firm, and the brokerage firm has not received voting instructions from you with respect to a proposal that is not a routine matter, the brokerage firm cannot vote the shares on that proposal. This is referred to as a “broker non-vote.” Brokerage firms have the authority under applicable rules to vote shares for which their customers do not provide voting instructions only on certain “routine” matters. As a result of Land & Buildings’ stated intention to nominate alternative director nominees, there will be no “routine” matters at the Annual Meeting as to which a broker may vote without instruction. WE STRONGLY ENCOURAGE YOU TO PROVIDE VOTING INSTRUCTIONS TO YOUR BROKER SO THAT YOUR VOTE WILL BE COUNTED.

9.	HOW WILL SHARES IN THE AERC 401(K) SAVINGS PLAN AND TRUST BE VOTED?

This proxy statement is being used to solicit voting instructions from participants in the AERC 401(k) Savings Plan and Trust with respect to our common shares that are held by the trustee of the plan for the benefit of plan participants. If you are a plan participant and also own other shares as a registered shareholder or beneficial owner, you will separately receive proxy materials to vote those other shares you hold outside of the AERC 401(k) Savings Plan and Trust. If you are a plan participant, you must instruct the plan trustee to vote your shares by utilizing one of the methods described on the voting instruction form that you receive in connection with your shares held in the plan. If you do not give voting instructions, the trustee will not vote the shares allocated to your personal account.

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10.	WHAT ITEMS ARE BEING VOTED UPON, HOW DOES THE BOARD RECOMMEND THAT I VOTE, AND WHAT ARE THE STANDARDS FOR DETERMINING WHETHER ANY ITEM HAS BEEN APPROVED?

ITEM OF BUSINESS	BOARD RECOMMENDATION	VOTING APPROVAL STANDARD	EFFECT OF ABSTENTION	EFFECT OF BROKER NON-VOTE(1)

Item 1: Election of seven Directors	FOR each Company Director Nominee	Plurality	No effect	Not applicable

Item 2: Approval of an Amendment to the Associated Estates Realty Corporation Amended and Restated Code of Regulations	FOR	Majority of shares outstanding	Treated as a vote “against”	Not applicable

Item 3: Election of John S. Gates, Jr. as a Director	FOR Mr. Gates	Plurality	No effect	Not applicable

Item 4: Approval of the Associated Estates Realty Corporation Third Amended and Restated Articles of Incorporation	FOR	Majority of shares outstanding	Treated as a vote “against”	Not applicable

Item 5: Ratification of Appointment of PricewaterhouseCoopers LLP as Independent Registered Public Accounting Firm	FOR	Majority of shares present and entitled to vote(2)	Treated as a vote “against”	Not applicable

Item 6: Advisory Approval of Executive Compensation	FOR	More votes “FOR” than “AGAINST”	No effect	Not applicable

(1)	As a result of Land & Buildings’ stated intention to nominate alternative director nominees, there will be no “routine” matters at the Annual Meeting as to which a broker may vote without instruction.

(2)

This amount must be at least a majority of the minimum number of shares entitled to vote that would constitute a quorum. “Shares present” includes shares represented in person or by proxy at the Annual Meeting.

11.	WHAT SHOULD I DO IF I RECEIVE A GOLD PROXY CARD FROM LAND & BUILDINGS?

Our Board of Directors strongly urges you not to sign or return any gold proxy card sent to you by or on behalf of Land & Buildings. Voting against Land & Buildings’ nominees on its proxy card is not the same as voting for the Company’s nominees, because a vote against Land & Buildings’ nominees on its proxy card will revoke any previous proxy card submitted by you. If you have already returned a proxy card for Land &

2015 Proxy Statement  |   4

Buildings, you can revoke that proxy by using the enclosed WHITE proxy card to vote your shares today by telephone, by Internet or signing, dating and returning the enclosed WHITE proxy card. Only your latest-dated proxy will count.

12.	MAY I CHANGE MY VOTE?

Yes. Even after you have submitted your proxy, you may change your vote at any time by mailing a later-dated proxy card or by voting again via telephone or Internet before the applicable deadline (see the instructions under Question 6 (“How do I vote?”)). If you are a registered shareholder, you can also change your vote by attending the Annual Meeting in person and delivering a proper written notice of revocation of your proxy. Attendance at the Annual Meeting will not by itself revoke a previously granted proxy.

13.	HOW ARE PROXIES BEING SOLICITED AND WHO PAYS THE RELATED EXPENSES?

The enclosed WHITE proxy is being solicited by the Board of Directors of the Company, and the Company will pay the cost of preparing, assembling, printing, mailing and distributing these proxy materials. We will also bear the cost of soliciting votes on behalf of the Board of Directors.

Proxies are being solicited principally by mail, by telephone and through the Internet. In addition to sending you these materials, some of our directors and officers, as well as management employees or other representatives of the Company, may contact you by telephone, mail, email or in person. You may also be solicited by means of news releases issued by the Company, postings on our website, www.associatedestates.com, and print advertisements. None of our officers or employees will receive any extra compensation for soliciting you. We have retained MacKenzie Partners to act as a proxy solicitor for a fee not to exceed $350,000, plus reimbursement of reasonable out-of-pocket expenses incurred in the process of soliciting proxies. This proxy solicitation firm estimates that approximately 35 of its employees will assist in this proxy solicitation, which they may conduct by personal interview, mail, telephone, facsimile, email, other electronic channels of communication or otherwise. The Company has agreed to indemnify MacKenzie Partners against certain liabilities in the event such liabilities arise out of their participation in this solicitation. Excluding amounts normally expended by the Company for a solicitation for an election of directors in the absence of a contest and costs represented by salaries and wages of the Company’s regular employees and officers, the Company’s aggregate expenses, including those of MacKenzie Partners, related to this proxy solicitation are expected to be approximately $2,000,000, of which approximately $915,000 has been incurred to date. Appendix II sets forth information relating to certain of our directors, officers and employees who are considered “participants” in this proxy solicitation under the rules of the Securities and Exchange Commission, or SEC, by reason of their position or because they may be soliciting proxies on our behalf.

14.	HOW CAN I COMMUNICATE WITH AERC’S BOARD OF DIRECTORS?

Shareholders and other interested parties seeking to communicate with any individual director or group of directors may send correspondence to AERC Board of Directors, c/o Secretary, 1 AEC Parkway, Richmond Heights, Ohio 44143. The Secretary, in turn, has been instructed by the Board to forward all communications, except those that are clearly unrelated to Board or shareholder matters, to the relevant Board members.

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15.	HOW DO I SUBMIT A PROPOSAL FOR INCLUSION IN THE COMPANY’S PROXY STATEMENT FOR THE 2016 ANNUAL MEETING OF SHAREHOLDERS?

Proposals by shareholders that are submitted for inclusion in our proxy statement for our 2016 Annual Meeting must follow the procedures provided in Rule 14a-8 under the Securities Exchange Act of 1934 and our code of regulations. To be timely under Rule 14a-8, shareholder proposals must be received by our Secretary on or before [December 2], 2015. The contact information for our Secretary is Associated Estates Realty Corporation, 1 AEC Parkway, Richmond Heights, Ohio 44143. In addition, if a shareholder intends to present a proposal at our 2016 Annual Meeting without including it in our proxy materials and written notice of the proposal is not received by us on or before [February 15], 2016, proxies solicited by the Board for the 2016 Annual Meeting will confer discretionary authority to vote on the proposal if presented at the meeting.

16.	HOW CAN I ATTEND THE ANNUAL MEETING?

Only registered shareholders or beneficial owners of common stock holding shares at the close of business on the record date (April 6, 2015), or their duly appointed proxies, may attend the Annual Meeting. If you plan to attend the meeting, you must:

✓	Present a government-issued photo identification, such as a driver’s license, state-issued ID card, or passport, and

✓	Establish proof of ownership using one of the following permitted methods:

ATTENDEE	PERMITTED PROOF OF OWNERSHIP
Registered Shareholder	• Registered Shareholder List. Your name will be verified against our list of registered shareholders as of the record date.

Beneficial Owner

Any one of the following:

•      Account Statement. Your account statement showing your share ownership as of the record date;

•      Legal Proxy. A valid legal proxy containing a valid control number or a letter from a registered shareholder naming you as proxy;

•      Letter from Intermediary. A letter from a broker, trustee, bank or nominee holding your shares confirming your ownership as of the record date; or

•      Voting Instruction Form. The voting instruction form you received in the mail from your broker, trustee, bank or nominee holding your shares containing a valid control number.

Any attendee who does not have identification and establish proof of ownership will not be admitted to the Annual Meeting.

We will decide in our sole discretion whether the documentation you present for admission to the Annual Meeting meets the admission requirements. If you hold your shares in a joint account, both owners can be admitted to the Annual Meeting if proof of joint ownership is provided and you both provide identification.

To expedite the admission process we strongly encourage all shareholders wishing to attend the Annual meeting to pre-register by submitting their attendance request and proof of ownership to AERC’s Investor Relations Department by email at ir@associatedestates.com or by telephone at (216) 797-8715.

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Directions for attending the Annual Meeting can be obtained by contacting the Company at the preceding email address or telephone number. Pre-registration requests will be processed in the order in which they are received and must be received no later than May 18, 2015.

17.	HOW MAY I ACCESS OR RECEIVE THE PROXY MATERIALS, OTHER PERIODIC FILINGS, KEY CORPORATE GOVERNANCE DOCUMENTS AND OTHER INFORMATION?

You can access our proxy statement and Annual Report, SEC filings, key corporate governance documents and other information in a number of different ways, free of charge:

METHODS OF ACCESS

	WEBSITE	ELECTRONIC DELIVERY	HARD COPY
Proxy Materials
Proxy Statement Annual Report	www.associatedestates.com [click on Investors, then SEC Filings]	Sign up at www.associatedestates.com [click on Investors, then E-mail Alerts]

Contact Investor Relations:

Email

ir@associatedestates.com

Phone

(216) 797-8715

Mail

Associated Estates Realty Corporation

Attn: Investor Relations

1 AEC Parkway

Richmond Heights, Ohio 44143

Online

www.associatedestates.com [click on Investors, then Printed Materials]

Other Information

Other Periodic Reports: • Forms 10-Q • Forms 8-K	www.associatedestates.com [Register to receive email alerts by entering your email address under E-mail Alerts.]	Contact Investor Relations: Email ir@associatedestates.com	Contact Investor Relations: Email ir@associatedestates.com Phone (216) 797-8715 Mail Associated Estates Realty Corporation Attn: Investor Relations 1 AEC Parkway Richmond Heights, Ohio 44143

Corporate Governance Documents:

•       Corporate Governance Guidelines

•       Board Committee Charters

•       Code of Business Conduct and Ethics

•       Senior Financial Officers Code of Ethics

•       Stock Ownership Guidelines

www.associatedestates.com [click on Investors, then Corporate Governance]

18.	WHAT IS HOUSEHOLDING?

We have adopted a procedure approved by the SEC called “householding.” Under this procedure, certain shareholders who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of our Annual Report and proxy statement, unless one or more of these shareholders notifies us that they would like to continue to receive individual copies. This will reduce our printing costs and postage fees. Shareholders who participate in householding will continue to receive separate proxy cards. Also, householding will not in any way affect dividend check mailings.

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If you and other shareholders with whom you share an address currently receive multiple copies of our annual report and/or proxy statement, or if you hold stock in more than one account, and in either case, you would like to receive only a single copy of the annual report or proxy statement for your household, please contact our Investor Relations Department by email, phone or mail using the information in the “Hard Copy” column of Question 17.

If you participate in householding and would like to receive a separate copy of our 2014 Annual Report or this proxy statement, please contact us in the manner described in the immediately preceding paragraph. We will deliver the requested documents to you promptly upon receipt of your request. You may also contact our Investor Relations Department if you would like to receive separate proxy materials in the future or if you are receiving multiple copies of our proxy materials and would like to receive only one copy in the future.

19.	HOW WILL VOTING RESULTS BE MADE AVAILABLE?

We expect to announce preliminary voting results at the Annual Meeting. We will disclose the final voting results in a Current Report on Form 8-K to be filed with the SEC following the Annual Meeting

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PROPOSAL ONE:	ELECTION OF DIRECTORS

Our Board of Directors presently consists of seven directors: Messrs. Crocker, Fosheim, Friedman, Gibbons, Sanfilippo, Schoff and Schwarz. All seven incumbent directors have been nominated for re-election at the Annual Meeting. John S. Gates, Jr. will only be a director nominee if Proposal Two is approved, which will increase the authorized size of the Board from seven to eight directors.

At the annual meeting of shareholders, unless you specify otherwise, the common shares represented by your WHITE proxy will be voted to re-elect Messrs. Crocker, Fosheim, Friedman, Gibbons, Sanfilippo, Schoff and Schwarz. Each director elected will serve until the next annual meeting of shareholders and until his successor is elected and qualified. Messrs. Fosheim and Gates were introduced to the Company by Ferguson Partners, an executive search firm retained by the Company to identify highly qualified director candidates.

Each of the Company’s seven director nominees, as well as Mr. Gates, has consented to his name being submitted by the Company as a nominee for election as a member of the Board of Directors in its proxy statement and other solicitation materials to be filed with the SEC and distributed to the Company’s shareholders, and in other materials in connection with the solicitation of proxies by the Company and its directors, officers, employees and other representatives from shareholders to be voted at the Annual Meeting. Each such nominee has further consented to serve as a member of the Board of Directors, if elected. If for any reason any of the nominees is not a candidate at the time of the election (which is not expected), the common shares represented by your WHITE proxy card will be voted for the election of a substitute nominee designated by the Board of Directors as recommended by the Nominating and Corporate Governance Committee.

If you return a WHITE proxy card without giving specific voting instructions, then your shares will be voted “FOR” the election of Messrs. Crocker, Fosheim, Friedman, Gibbons, Sanfilippo, Schoff and Schwarz.

Land & Buildings has stated that it intends to nominate three candidates for election to the Company’s Board of Directors at the Annual Meeting. The Board of Directors believes that Land & Building’s nominees have, by virtue of their participation in Land & Buildings’ proxy solicitation, endorsed Land & Buildings’ vague and unsettled agenda for the Company, as opposed to the strategic plan clearly articulated by the Company. The Board of Directors believes the nominees proposed by the Company, and not the nominees proposed by Land & Buildings, will serve the best interests of the Company and all of its shareholders.

You may receive solicitation materials from Land & Buildings or its affiliates, including a proxy statement and a gold proxy card. The Company is not responsible for the accuracy of any information provided by or relating to Land & Buildings or its nominees contained in solicitation materials filed or disseminated by or on behalf of Land & Buildings or any other statements of Land & Buildings. The Company’s Board of Directors unanimously recommends that shareholders vote on the WHITE proxy card for all eight of the Company’s nominees.

BACKGROUND OF SOLICITATION

On June 3, 2014, the Company received a letter from Land & Buildings requesting a meeting to discuss the possibility of the Company’s sale and strategic alternatives.

On September 9, 2014, following the August 14, 2014 disclosure of Land & Buildings’ ownership of approximately 1.2% of the Company’s outstanding shares, Jeffrey I. Friedman, Lou Fatica and Jeremy Goldberg of the Company met with Jonathan Litt of Land & Buildings in New York City. The purpose of the meeting was to be responsive to Land & Buildings’ request for a meeting to discuss the possibility of the Company’s sale and strategic alternatives, and to listen to Mr. Litt’s input as a shareholder of the Company.

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On November 17, 2014, Land & Buildings issued an open letter to the Company’s shareholders announcing its intention to nominate seven individuals for election to the Board of Directors at the Company’s Annual Meeting, and identifying the proposed nominees as Marcus E. Bromley, Michael J. DeMarco, Charles M. Elson, Dana K. Hamilton, Gregory F. Hughes, Jonathan Litt and R. Scot Sellers.

Later that day, the Company issued a statement welcoming input from shareholders and commenting on Land & Buildings’ letter.

On December 3, 2014, Richard Schwarz received a letter from Land & Buildings that urged Mr. Schwarz, in his capacity as Lead Independent Director of the Board of Directors, to form a special committee of independent directors with one of Land & Buildings’ director nominees as an observer, to analyze all available options to maximize shareholder value at the Company.

On December 10, 2014, Mr. Friedman, Mr. Schwarz and James Schoff met with Mr. Litt in New York City. The purpose of the meeting was to listen to Land & Buildings’ demands in the hope the parties could reach an amicable settlement that would advance the best interests of the Company and all of its shareholders, while avoiding the cost and distraction of a timely and expensive proxy contest. Although the Company sought, in good faith, a settlement that would be in the best interest of the Company’s shareholders, the parties did not reach a settlement.

On December 19, 2014, Mr. Friedman, with the knowledge and consent of Land & Buildings, traveled to Denver, Colorado to meet with R. Scot Sellers, one of the director candidates Land & Buildings intends to nominate at the 2015 Annual Meeting. The purpose of the meeting was to assess Mr. Sellers’ willingness to join the Board of Directors. Mr. Sellers indicated he was not willing to consider joining the Board of Directors at that time.

On December 28, 2014, the Nominating and Corporate Governance Committee and the Board of Directors each held meetings to discuss the appointment of Mr. Crocker as a new director to the Board of Directors. Throughout 2014, the Nominating and Corporate Governance Committee assessed the composition and tenure of the Board of Directors, and engaged in deliberations concerning the advisability of changing the composition of the Board. Taking into consideration input from shareholders and proxy advisory firms, the Nominating and Corporate Governance Committee identified highly qualified, independent director candidates. Mr. Crocker was identified through this process, and was approached to assess his qualifications, fitness and interest in serving as a director of the Company.

Effective December 29, 2014, Mark Milstein retired from the Board of Directors and, based on the recommendation of the Nominating and Corporate Governance Committee, the remaining directors appointed Mr. Crocker to fill the vacancy on the Board created thereby. The Company also engaged Citigroup Global Markets Inc. as financial advisor to conduct a thorough business review. Mr. Crocker, elected to serve as Chairman of the Finance and Planning Committee, would oversee the business review.

On December 30, 2014, Land & Buildings issued a statement in response to Mr. Crocker’s appointment to the Board of Directors, in which, among other things, it expressed disappointment in the Company’s unwillingness to implement more substantial changes.

On January 9, 2015, the Company received a letter from Land & Buildings demanding access to the Company’s list of shareholders and certain related information.

On January 16, 2015, the Company sent Land & Buildings a letter acknowledging the request for shareholder information. The Company subsequently provided to Land & Buildings the requested information.

On January 26, 2015, Land & Buildings announced it would host a conference call during which Messrs. Litt and Sellers would lead a detailed discussion of Land & Buildings’ perspective on the Company.

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On January 28, 2015, Land & Buildings issued an investor presentation identifying what Land & Buildings perceived to be potential opportunities for value maximization at the Company. Messrs. Litt and Sellers led the presentation, alleging, among other things, that the Company’s properties were substandard and its corporate governance was failing.

Later that day, Mr. Friedman sent a letter to the Company’s employees acknowledging the Land & Buildings presentation, noting the Company’s industry-leading returns over the previous ten years and thanking the employees for their continuing commitment.

On February 8, 2015, Mr. Friedman and Lou Fatica of the Company, met with Mr. Litt in Cleveland, Ohio. The purpose of the meeting was to listen to Land & Buildings’ demands in the hope the parties could reach an amicable settlement that would advance the best interests of the Company and all of its shareholders, while avoiding the cost and distraction of a timely and expensive proxy contest. Although the Company sought, in good faith, a settlement that would be in the best interest of the Company’s shareholders, the parties did not reach a settlement.

On February 9, 2015, Mr. Friedman received a letter from Land & Buildings in which Mr. Litt recited his subjective view of the February 8 discussions, and indicated Land & Buildings’ willingness to reach an amicable settlement that avoids a proxy contest.

On February 11, 2015, the Board of Directors sent a private letter to Land & Buildings, which proposed expanding the Company’s Board of Directors to nine directors and including two of Land & Buildings’ nominees on the nine-member Board of Directors. By letter dated February 13, 2015, Land & Buildings rejected the Company’s February 11 proposed solution without offering a counter-proposal.

On February 19, 2015, the Company announced that Albert T. Adams had retired from the Board of Directors and, based on the recommendation of the Nominating and Corporate Governance Committee, the remaining directors appointed Jon A. Fosheim to fill the vacancy on the Board created thereby. The Board also appointed Mr. Fosheim to replace Mr. Jeffrey Friedman as a member of the Finance and Planning Committee, which resulted in the Finance and Planning Committee being comprised entirely of independent directors.

On February 24, 2015, the Company filed with the SEC an investor presentation regarding the Company’s performance, operations and recent corporate governance enhancements, which presentation also rebutted false and misleading assertions published by Land & Buildings.

On March 12, 2015, Land & Buildings issued a press release announcing its intention to nominate only three individuals for election to the Board of Directors at the 2015 Annual Meeting, and identifying the proposed nominees as Charles M. Elson, Jonathan Litt and R. Scot Sellers.

On March 15, 2015, Mr. Litt called Mr. Crocker to reiterate Land & Buildings’ requirement that any settlement must result in a majority of new directors comprising the Company’s Board of Directors.

2015 Proxy Statement  |   11

The following summaries provide important information with respect to each of the Company’s nominees:

Jeffrey I. Friedman has been with the Company and its predecessors for over 40 years, and presently serves as the Company’s Chairman of the Board, President and CEO. Mr. Friedman was named President in 2000 and has served as Chairman and CEO since 1993. He originally joined the company in 1974.

Mr. Friedman is exceptionally well qualified to serve as a valued member of the Board as a consequence of his greater than 40 years’ of experience in multifamily property management, real estate development, acquisitions, dispositions and public company executive leadership.

As the Chairman and CEO of one of 10 publicly traded multifamily REITs in the country, Mr. Friedman is active in several professional organizations within the real estate industry, which include the National Association of Real Estate Investment Trusts and National Multi-Housing Council.

Mr. Friedman was honored by Ernst & Young as an “Entrepreneur of the Year” in 2011. Mr. Friedman also serves on the Board of Directors of the Greater Cleveland Sports Commission and the Board of Trustees of The Cleveland Clinic. He is also a graduate of Leadership Cleveland which is designed to enhance and leverage leadership resources within the Cleveland community.

He holds a Bachelor of Science degree from The Ohio State University.

Jeffrey I. Friedman Age: 63 Richmond Heights, Ohio, U.S.A. Director since: 1993 Areas of Expertise:
Real Estate Industry; Public REITs; Project Development; Property Management; Corporate Finance; Corporate Governance

Board/Committee Membership	2014 Attendance	Total %	Public Board Memberships
Board of Directors	5 of 5 100%	100%	Associated Estates	1993 – Present
Finance and Planning Committee	2 of 2 100%
Pricing Committee	0 of 0

Number of Shares and Deferred Share Units (DSUs) Beneficially Owned, Controlled or Directed
Year	Common Shares (#)	DSUs (#)	Total Number of Shares and DSUs (#)	% of Fees Taken in DSUs	Total Value of Shares and DSUs ($)	Value of Shares/DSUs Needed to Meet Ownership Guidelines ($)
2013(a)	517,435	266,440	783,875	N/A	$13,129,906	$0 (Guidelines met)
2014(b)	505,888	277,337	783,225	N/A	$18,766,071
Change	(11,547)	10,897	(650)	N/A	$5,636,165

Options Held(d)
Total Unexercised (#)	Total Value of Unexercised Options ($)
311,286	$7,458,413

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Douglas Crocker II

Age: 74

Delray Beach, Florida, U.S.A.

Director since: 2014

Areas of Expertise:

Real Estate
Industry; Public REITs; Project Development; Property Management; Corporate Finance; Corporate Governance

Douglas Crocker II joined the Associated Estates Board of Directors in December 2014. He is the Chairman of the Finance and Planning Committee. In this role, he, along with the other committee members, are responsible for assisting the Board in fulfilling its responsibilities relating to strategic planning and overall debt and capital structure.

Mr. Crocher is exceptionally well qualified to serve as a valued member of the Board as a consequence of his greater than 40 years’ of experience in multifamily property management, equity and debt financing, capital allocation and public company executive leadership.

Mr. Crocker brings more than 40 years of board service and multifamily housing experience to Associated Estates. In addition to his new role, he currently serves as a Director/Trustee for Acadia Realty Trust, Ventas, Inc., and CYS Investments, Inc. In addition, Mr. Crocker previously served as a Director/Trustee of the public companies Post Properties, Inc., REIS Inc., Reckson Associates Realty Corporation and Prime Group Realty Trust. Previously, Mr. Crocker was Vice Chairman of Equity Residential (“EQR”), and served as its CEO from 1992 to 2003. Prior to EQR, he was a Managing Director of Real Estate Finance at Prudential Securities, CEO of McKinley Financial Group and President of American Invesco.

Mr. Crocker is an active member of several professional organizations within the real estate industry, including the Urban Land Institute, the ULI Multifamily Blue Council, the National Apartment Association Education University and the Real Estate Advisory Committee at DePaul University.

He graduated from Harvard College with a Bachelor of Arts degree.

Board/Committee Membership	2014 Attendance	Total %	Public Board Memberships
Board of Directors	0 of 0 N/A	N/A	Associated Estates	2014 – Present
Finance and Planning Committee	0 of 0 N/A		Acadia Realty Ventas	2003 – Present 1998 – Present
			CYS Investments	2006 – Present

Number of Shares and Deferred Share Units (DSUs) Beneficially Owned, Controlled or Directed
Year	Common Shares (#)	DSUs (#)	Total Number of Shares and DSUs (#)	% of Fees Taken in DSUs	Total Value of Shares and DSUs ($)	Value of Shares/DSUs Needed to Meet Ownership Guidelines ($)
2013(a)	—	—	—	—	—	$0 (Guidelines met)
2014(b)	—	6,062	6,062	100%	$145,246
Change	—	6,062	6,062	100%	$145,246

Options Held(d)
Total Unexercised (#)	Total Value of Unexercised Options ($)
—	—

2015 Proxy Statement  |   13

Jon A. Fosheim Age: 64 Newport Beach, California, U.S.A. Director since: 2015 Areas of Expertise: Real Estate Industry; Public REITs; Corporate Finance; Audit; Corporate Governance

Jon A. Fosheim was elected to the Associated Estates Board of Directors in February 2015. Mr. Fosheim is a real estate industry veteran with a proven record of leadership. He brings significant real estate investment, financial and strategic planning experience to the Board.

Mr. Fosheim is exceptionally well qualified to serve as a valued member of the Board as a consequence of his greater than 40 years’ of experience in real estate investing, capital allocation, debt and equity finance and executive leadership.

Mr. Fosheim is currently a member of the Board of Directors of Apple Hospitality REIT, one of the largest hospitality REITs in the United States, where he serves on the Audit and Governance Committees. He is also a member of the Board of Directors and Investment Committee for both Grosvenor Fund Management and the Beckman Foundation, which supports basic scientific research in the United States, primarily in the fields of chemistry, biochemistry and medicine.

He previously served as Chief Executive Officer of Oak Hill REIT Management, LLC from 2005 to 2011. From 1985 until 2005, Mr. Fosheim served as Principal and co-founder of Green Street Advisors, an industry leader in real estate and REIT industry research. Prior to co-founding Green Street Advisors, Mr. Fosheim worked in institutional sales at Bear Stearns & Co. and the tax department at Touche Ross and Co., now known as Deloitte LLP. Mr. Fosheim has served on the Board of Governors of NAREIT, and is a past recipient of the NAREIT Industry Achievement Award.

Mr. Fosheim earned a Bachelor of Arts degree, Masters of Business Administration and Juris Doctorate from the University of South Dakota.

Board/Committee Membership	2014 Attendance	Total %	Public Board Memberships
Board of Directors Finance and Planning Committee	0 of 0 N/A 0 of 0 N/A	N/A	Associated Estates Apple Hospitality REIT	2015 – Present 2015 – Present

Number of Shares and Deferred Share Units (DSUs) Beneficially Owned, Controlled or Directed
Year	Common Shares (#)	DSUs (#)	Total Number of Shares and DSUs (#)	% of Fees Taken in DSUs	Total Value of Shares and DSUs ($)	Value of Shares/DSUs Needed to Meet Ownership Guidelines ($)
2013	—	—	—	—	—	$0 (Guidelines met)
2014(c)	—	—	—	—	—
Change	—	—	—	—	—

Options Held(d)
Total Unexercised (#) —	Total Value of Unexercised Options ($) —

2015 Proxy Statement  |   14

Michael E. Gibbons

Age: 62

Cleveland, Ohio,

U.S.A.

Director since: 2004

Areas of Expertise:

Real Estate Industry; Capital Markets; Public REITs; Audit; Mergers and Acquisitions; Property Management; Corporate Governance

Michael E. Gibbons was named to the Associated Estates Board of Directors in 2004. He currently serves on the Finance and Planning, Audit and Pricing Committees.

Mr. Gibbons also currently sits on the Board of Directors for Preformed Line Products, where he is Chairman of the Audit Committee and a member of the Compensation Committee. He previously served on the Board and was Chairman of the Audit Committee at Lesco.

Mr. Gibbons is exceptionally well qualified to serve as a valued member of the Board as a consequence of his greater than 25 years’ of experience in capital markets transactions, real estate investing and public company board leadership.

Mr. Gibbons brings more than 25 years of finance experience to the Board of Associated Estates. He is a founder, Senior Managing Director and Principal of Brown, Gibbons, Lang & Company, a Cleveland-based investment banking firm since its inception in 1989. Mr. Gibbons has developed a number of multifamily and hospitality assets in the Cleveland area over the past several decades.

He serves on the Northeast Ohio Advisory Board for U.S. Bank Corp.; on the Board of Trustees, Executive Committee and as Vice Chairman for the Greater Cleveland Sports Commission; on the Finance Advisory Board for the University of Akron, College of Business; on the Visiting Committee for Case Western Reserve University Weatherhead School of Management and the National Advisory Council of the Cleveland-Marshall College of Law at Cleveland State University.

Mr. Gibbons graduated from Kenyon College with a Bachelor of Arts degree in political science and economics. He has a Master’s degree from Case Western Reserve University Weatherhead School of Management and a Juris Doctorate from Cleveland State University, Cleveland-Marshall College of Law.

Board/Committee Membership	2014 Attendance	Total %	Public Board Memberships
Board of Directors Finance and Planning Committee	5 of 5 100% 2 of 2 100%	100%	Associated Estates Preformed Line Products	2004 – Present 2008 – Present
Audit Committee Pricing Committee	8 of 8 100% 0 of 0

Number of Shares and Deferred Share Units (DSUs) Beneficially Owned, Controlled or Directed
Year	Common Shares (#)	DSUs (#)	Total Number of Shares and DSUs (#)	% of Fees Taken in DSUs	Total Value of Shares and DSUs ($)	Value of Shares/DSUs Needed to Meet Ownership Guidelines ($)
2013(a)	3,677	70,272	73,949	95%	$1,238,646	$0 (Guidelines met)
2014(b)	1,119	81,254	82,373	99%	$1,973,657
Change	(2,558)	10,982	8,424	4%	$735,011

Options Held(d)
Total Unexercised (#)	Total Value of Unexercised Options ($)
—	—

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James J. Sanfilippo Age: 63 Cleveland, Ohio, U.S.A. Director since: 2012 Areas of Expertise: Public Accounting; SEC Reporting; Audit; Strategic Planning; Corporate Governance

James J. Sanfilippo, who has a distinguished background in public accounting, was named to the Board of Directors at Associated Estates in 2012. He also serves as the Chairman of the Audit Committee and sits on the Executive Compensation and Nominating and Corporate Governance Committees.

Mr. Sanfilippo is exceptionally well qualified to serve as a valued member of the Board as a consequence of his greater than 40 years’ experience in public accounting, audit, SEC reporting and business management.

Mr. Sanfilippo joined the accounting firm of Grant Thornton LLP in 1973. He served as an Audit Partner for 26 years and as the Managing Partner of Grant Thornton LLP’s Cleveland Office for 19 years. His areas of focus included advising both publicly traded and private companies on accounting and auditing matters. In his time at Grant Thornton LLP, he also led consulting engagements in areas of corporate governance, risk assessment, and acquisitions and dispositions. He retired from the firm in July 2009, and continued to serve the firm as a consultant assisting with client transition and advising on accounting matters until the end of 2011.

He is a member of the American Institute of Certified Public Accountants and the Ohio Society of Certified Public Accountants. He also serves as a member of the Advisory Council for the Department of Accounting for Kent State University.

Mr. Sanfilippo graduated in 1973 with honors (cum laude) from Kent State University with a degree in Business Administration and a major in Accounting.

Board/Committee Membership	2014 Attendance	Total %	Public Board Memberships
Board of Directors Audit Committee Executive Compensation	5 of 5 100% 8 of 8 100% 3 of 3 100%	100%	Associated Estates	2012 – Present
Committee Nominating and Corporate Governance Committee	5 of 5 100%

Number of Shares and Deferred Share Units (DSUs) Beneficially Owned, Controlled or Directed
Year	Common Shares (#)	DSUs (#)	Total Number of Shares and DSUs (#)	% of Fees Taken in DSUs	Total Value of Shares and DSUs ($)	Value of Shares/DSUs Needed to Meet Ownership Guidelines ($)
2013(a)	900	10,011	10,911	92%	$182,759	$0 (Guidelines met)
2014(b)	900	16,316	17,216	95%	$412,495
Change	N/C	6,305	6,305	3%	$229,736

Options Held(d)

Total Unexercised (#) —	Total Value of Unexercised Options ($) —

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James A. Schoff

Age: 69

Cleveland, Ohio,

U.S.A.

Director since: 2006

Areas of Expertise:

Real Estate Industry; Public REITs; Project Development; Property Management; Strategic Planning; Corporate Governance

James A. Schoff was named to the Associated Estates Board of Directors in 2006. Mr. Schoff is Chairman of the Nominating and Corporate Governance Committee. He also currently sits on the Executive Compensation and Finance and Planning Committees.

Mr. Schoff is exceptionally well qualified to serve as a valued member of the Board as a consequence of his greater than 40 years’ experience in real estate development, acquisitions, dispositions and public REIT corporate governance.

Mr. Schoff is a member of the Board of Directors and consultant for Quasar Energy Group, a renewable energy company which designs, builds, owns and operates anaerobic digester facilities. Previously, he served on the Board of Directors and Audit Committee of American Industrial Properties (a publicly traded industrial properties REIT).

Mr. Schoff’s wealth of real estate experience comes from the many roles he has served at DDR, a shopping center REIT formed in 1993. He served as Executive Vice President and Chief Operating Officer of DDR from 1993 to 1998, Vice Chairman and Chief Investment Officer from 1998 to 2002, Senior Investment Officer from 2002 to 2005 and Special Advisor to the Chairmen of the Board and Chief Executive Officer from 2005 until his retirement in 2010.

From 1972 to 1981, Mr. Schoff worked for the highly respected law firm of Thompson, Hine & Flory, specializing in partnership, tax, corporate and business law. He is a past President and Board member of the Western Reserve Historical Society.

Mr. Schoff graduated from Hamilton College with a Bachelor of Arts degree in History, and received his Juris Doctorate from Cornell University Law School.

Board/Committee Membership	2014 Attendance	Total %	Public Board Memberships
Board of Directors	5 of 5 100%	100%	Associated Estates	2006 – Present
Executive Compensation Committee	3 of 3 100%
Finance and Planning Committee	2 of 2 100%
Nominating and Corporate Governance Committee	5 of 5 100%

Number of Shares and Deferred Share Units (DSUs) Beneficially Owned, Controlled or Directed
Year	Common Shares (#)	DSUs (#)	Total Number of Shares and DSUs (#)	% of Fees Taken in DSUs	Total Value of Shares and DSUs ($)	Value of Shares/DSUs Needed to Meet Ownership Guidelines ($)
2013(a)	38,288	29,950	68,238	44%	$1,142,987	$0 (Guidelines met)
2014(b)	42,339	35,241	77,580	45%	$1,858,817
Change	4,051	5,291	9,342	2%	$715,830

Options Held(d)
Total Unexercised (#) —	Total Value of Unexercised Options ($) —

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Richard T. Schwarz was named to the Associated Estates Board of Directors in 1994. He currently serves as the Board’s Lead Independent Director and the Chairman of the Executive Compensation Committee. Mr. Schwarz also sits on the Audit and Nominating and Corporate Governance Committees.

Mr. Schwarz is exceptionally well qualified to serve as a valued member of the Board as a consequence of his greater than 30 years’ of experience in business management, executive leadership, corporate finance and executive compensation.

Mr. Schwarz has over 30 years’ experience in operations management, leveraged buyouts, entrepreneurship, management consulting and sales. Mr. Schwarz has been a limited partner and member of the board of operating advisors of Edgewater Capital Partners, a private equity investment firm, since July 2003. In 1998, he co-founded Sycamore Partners LLC, a Cleveland-based investment and advisory firm focused on investing in technology and medical device businesses in northeastern Ohio. Prior to Sycamore, he was Director and President of Laurel Industries, Inc., a privately held specialty chemical manufacturer which became a subsidiary of Occidental Petroleum Corporation. From 1978-1982, Mr. Schwarz was Principal at A.T. Kearney Management Consultants.

Currently, Mr. Schwarz also serves as Director and Chairman of the Compensation Committee for Master Chemical Corporation, a middle market, privately held manufacturer and global supplier of specialty chemicals. He also sits on the Visiting Committee of the Engineering School at CWRU and serves on the Orthopaedics Leadership Committee at University Hospitals of Cleveland.

Mr. Schwarz obtained his Bachelor of Science degree in Chemical Engineering from Ohio State University, his Master of Business Administration from CWRU and is a Registered Professional Engineer (PE) in the State of Ohio.

Richard T. Schwarz Age: 63 Cleveland, Ohio, U.S.A. Director since: 1994 Areas of Expertise:
Executive Compensation; Corporate Finance; Audit; Corporate Governance

Board/Committee Membership	2014 Attendance	Total %	Public Board Memberships
Board of Directors	5 of 5 100%	100%	Associated Estates	1994 – Present
Audit Committee	8 of 8 100%
Executive Compensation Committee	3 of 3 100%
Nominating and Corporate Governance Committee	5 of 5 100%

Number of Shares and Deferred Share Units (DSUs) Beneficially Owned, Controlled or Directed
Year	Common Shares (#)	DSUs (#)	Total Number of Shares and DSUs (#)	% of Fees Taken in DSUs	Total Value of Shares and DSUs ($)	Value of Shares/DSUs Needed to Meet Ownership Guidelines ($)
2013(a)	95,005	0	95,005	0%	$1,591,334	$0 (Guidelines met)
2014(b)	100,732	0	100,732	0%	$2,413,539
Change	5,727	N/C	5,727	N/C	$822,205

Options Held(d)
Total Unexercised (#) —	Total Value of Unexercised Options ($) —

(a)

Reflects beneficial ownership of the Company’s common shares as of March 19, 2014. Total Value of Shares and DSUs calculated based on the closing price of the Company’s common shares of $16.75 per share on March 19, 2014.

(b)

Reflects beneficial ownership of the Company’s common shares as of March 2, 2015. Total Value of Shares and DSUs calculated based on the closing price of the Company’s common shares of $23.96 per share on March 2, 2015.

(c)

Mr. Fosheim joined the Board of Directors in 2015. On February 19, 2015, the Company awarded Mr. Fosheim 5,150 restricted shares which he elected to defer under the Directors’ Deferred Compensation Plan

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RECOMMENDATION:	THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE COMPANY’S NOMINEES FOR ELECTION SET FORTH ABOVE. SHARES REPRESENTED BY THE ENCLOSED WHITE PROXY CARD WILL BE VOTED FOR SUCH NOMINEES UNLESS YOU SPECIFY OTHERWISE IN YOUR VOTING INSTRUCTIONS.

BOARD MEETINGS AND ATTENDANCE

The Board of Directors held five meetings in 2014. In 2014, each member of the Board of Directors attended at least 75% of the aggregate meetings of the Board of Directors and the committees of which he was a member. The Company has a policy requiring director attendance at all Board of Directors meetings, absent unusual circumstances. The Company expects its directors to attend the annual meeting of shareholders (which is usually held the same day as a meeting of the Board of Directors). All of the Company’s directors who were serving as directors at the time attended the 2014 annual shareholders meeting.

DIRECTOR COMPENSATION

An employee of the Company (such as our President and CEO) who also serves on our Board of Directors does not receive any compensation for serving as a director. For 2014, the following compensation was payable to non-employee directors serving on our Board:

	CASH RETAINER(1)	RESTRICTED SHARES(2)
All Non-Employee Directors	$25,000	5,727
Lead Independent Director	$10,000
Chair, Audit Committee	$20,000
Chair, Finance & Planning Committee	$7,500
Chair, Executive Compensation Committee	$10,000
Chair, Nominating and Corporate Governance Committee	$7,500

(1)	Annual Cash Retainer is paid in equal, quarterly installments.

(2)

During 2014, each non-employee director received a restricted share grant with a grant date value of $100,000 on the date of the annual shareholders meeting. Based on the $17.46 closing price of the Company’s common shares on May 7, 2014, each non-employee director received a grant of 5,727 restricted shares.

The restricted shares granted to non-employee directors are unvested on the date of grant, and cliff vest entirely on the first anniversary of the grant date.

On December 29, 2014, Mark L. Milstein retired from the Board of Directors. In connection with his retirement, the Company entered into a letter agreement with Mr. Milstein that provided for, among other things, a mutual release of claims, confirmation of the Company’s indemnification obligations, a pro rata vesting of the 5,727 restricted shares granted on May 7, 2014 and reimbursement of legal fees incurred by Mr. Milstein in connection with the review of the letter agreement.

Effective December 29, 2014, Douglas Crocker II was appointed to the Board of Directors to fill the vacancy created by Mr. Milstein’s retirement from the Board. In addition to the standard director compensation, the Company granted to Mr. Crocker 4,297 restricted shares that will vest ratably over a three-year vesting period.

On February 19, 2015, Albert T. Adams retired from the Board of Directors. In connection with his retirement, the Company entered into a letter agreement with Mr. Adams that provided for, among

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other things, a mutual release of claims, confirmation of the Company’s indemnification obligations and a pro rata vesting of the 5,727 restricted shares granted on May 7, 2014.

Effective February 19, 2015, Jon A. Fosheim was appointed to the Board of Directors to fill the vacancy created by Mr. Adams’ retirement from the Board. In addition to the standard director compensation, the Company granted to Mr. Fosheim 4,243 restricted shares that will vest ratably over a three-year vesting period.

The Company maintains a non-qualified deferred compensation plan for directors (the “Directors’ Deferred Compensation Plan”). Each non-employee director has the opportunity to elect to defer fees earned in cash and/or equity awards into an account. The amount of fees and equity awards are converted to share units. These units are valued based on the Company’s share price and accrue dividend equivalents. Distributions from each participant’s account are made in accordance with the instructions set forth by the participant at the time he elects to defer his compensation. Because the value of a director’s account balance is determined by reference to the Company’s share price, and because dividend equivalents received are equal to the dividends declared on the Company’s common shares, there are no above-market earnings on deferred compensation account balances. Distributions from the plan will be settled by issuance of the Company’s common shares.

The following table sets forth the compensation paid to the Company’s non-employee directors during fiscal year 2014:

NAME	FEES EARNED OR PAID IN CASH ($)(1)	STOCK AWARDS ($)(2)(3)	TOTAL ($)
Albert T. Adams(4)	$37,500	$100,000	$137,250
Douglas Crocker II(5)	—	$135,874	$135,874
Jon A. Fosheim(6)	—	—	—
Michael E. Gibbons	$46,250	$100,000	$146,250
Mark L. Milstein(7)	$37,500	$100,000	$137,500
James J. Sanfilippo	$62,500	$100,000	$162,500
James A. Schoff	$46,250	$100,000	$146,250
Richard T. Schwarz	$67,500	$100,000	$167,500

(1)

In 2014, Messrs. Adams, Gibbons and Crocker elected to defer the fees earned in cash into the Directors’ Deferred Compensation Plan. In 2015, Mr. Fosheim elected to defer the fees earned in cash into the Directors’ Deferred Compensation Plan.

(2)

A grant of 5,727 restricted shares was issued on May 7, 2014 to each non-employee director then serving on the Board, based upon the $17.46 closing price for the Company’s common shares on that date. Messrs. Adams, Crocker, Gibbons, Sanfilippo and Schoff elected to defer their restricted share award into the Directors’ Deferred Compensation Plan. In 2015, Mr. Fosheim elected to defer his restricted share award into the Directors’ Deferred Compensation Plan.

(3)

Share units held for the account of each director under the Directors’ Deferred Compensation Plan are disclosed in the “Security Ownership of Certain Beneficial Owners and Management” table on page 58.

(4)	Mr. Adams retired from the Board of Directors on February 19, 2015.

(5)	A grant of 4,297 restricted shares was issued to Mr. Crocker on December 29, 2014.

(6)	Mr. Fosheim was appointed as a director of the Company effective February 19, 2015.

(7)	Mr. Milstein retired from the Board of Directors on December 29, 2014.

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CORPORATE GOVERNANCE

The Board of Directors has adopted Corporate Governance Guidelines to assist the Board of Directors in the exercise of its responsibilities and to serve the best interests of the Company and its shareholders. A copy of the Company’s Corporate Governance Guidelines is posted on the Company’s website, www.associatedestates.com, under “Investors,” and a written copy is available to shareholders upon written request to the Company, to the attention of Investor Relations.

Codes of Ethics

Code of Ethics for Senior Financial Officers.

The Company has a Code of Ethics for Senior Financial Officers that applies to the principal executive officer, principal financial officer, principal accounting officer or controller, or other persons performing similar functions (collectively, “Senior Financial Officers”) of the Company. The Code of Ethics for Senior Financial Officers requires Senior Financial Officers to act with honesty and integrity; to endeavor to provide information that is full, fair, accurate, timely and understandable in all reports and documents that the Company files with, or furnishes to, the SEC and other public filings or communications made by the Company; to endeavor to comply faithfully with all laws, rules and regulations of federal, state and local governments and all applicable private or public regulatory agencies; to proactively promote ethical behavior among peers and subordinates in the workplace and to promptly report to the Audit Committee any violation or suspected violation of the Code of Ethics for Senior Financial Officers. The Code of Ethics for Senior Financial Officers is posted on the Company’s website, www.associatedestates.com, under “Investors,” and a written copy is available to shareholders upon written request to the Company, to the attention of Investor Relations. Any waiver of any provision of the Code of Ethics for Senior Financial Officers may only be made by the Audit Committee or the Board of Directors, and will be promptly disclosed in a filing on Form 8-K with the SEC or, subject to satisfaction of any condition established by the SEC, by posting on the Company’s website.

Code of Business Conduct and Ethics.

The Company has a Code of Business Conduct and Ethics that applies to all employees, officers and directors of the Company. The Code of Business Conduct and Ethics includes provisions covering compliance with laws and regulations, insider trading practices, conflicts of interest, confidentiality, protection and proper use of Company assets, accounting and recordkeeping, corporate opportunities, fair competition and fair dealing, business gifts and entertainment, payments to government personnel and the reporting of illegal or unethical behavior. The Code of Business Conduct and Ethics is posted on the Company’s website, www.associatedestates.com, under “Investors,” and a written copy is available to shareholders upon written request to the Company, to the attention of Investor Relations. Any waiver of any provision of the Code of Business Conduct and Ethics granted to an executive officer or director may only be made by the Board of Directors or a Committee of the Board of Directors authorized to do so, and will be promptly disclosed as required by applicable laws or New York Stock Exchange (“NYSE”) listing standards or NASDAQ stock market rules.

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Stock Ownership Guidelines

Consistent with its belief that aligning the financial interests of senior officers and directors of the Company with those of shareholders will result in greater, long-term shareholder value, the Board has established the following ownership guidelines for senior officers subject to reporting under Section 16 of the Exchange Act of 1934 and for non-employee directors of the Company:

TITLE	OWNERSHIP GUIDELINE	DEADLINE
Chairman of the Board, CEO and President	6x Base Salary	Five (5) Years from Employment or Promotion
Section 16 Officers	3x Base Salary	Five (5) Years from Employment or Promotion
Non-Employee Directors	5x Annual Cash Retainer	Five (5) Years after Election to the Board of Directors

Ownership includes unvested restricted shares, Single-Year Equity Incentive units, Multi-Year Equity Incentive units, and units deferred under the deferred compensation plans. The full text of the Stock Ownership Guidelines, which includes the time periods by which such ownership must be achieved and a retention policy during periods of non-achievement, is posted on the Company’s website, www.associatedestates.com, under “Investors,” and a written copy is available to shareholders upon written request to the Company, to the attention of Investor Relations.

Independent Directors

The Corporate Governance Guidelines adopt criteria for the determination of director independence that are consistent with those of the NYSE listing standards. The Board of Directors has determined that all of the nominees for director, as well as all directors who served during 2014, except for Messrs. Friedman and Milstein, were “independent” within the meaning of the NYSE listing standards and NASDAQ stock market rules.

Board Leadership Structure and Executive Session

The current leadership structure of the Board of Directors combines the positions of Chief Executive Officer (the “CEO”) and Chairman of the Board of Directors, and balances such combination with a lead independent director. Mr. Friedman currently serves as the CEO and Chairman of the Board of Directors. As the individual with primary responsibility for managing the Company’s day-to-day operations, the Board of Directors believes he is best positioned to chair regular meetings of the Board of Directors and lead discussions regarding long-term strategic plans and principal business issues. The Board of Directors believes the combined structure, coupled with a lead independent director, ensures the Board of Directors is presented with the information required for it to fulfill its responsibilities while also providing independent oversight and accountability of management. The Board of Directors believes the current leadership structure contributes to making meetings of the Board of Directors as productive and effective as possible.

The non-employee directors of the Board of Directors regularly meet in executive session without management. The non-employee directors have chosen Mr. Schwarz to serve as lead independent director and to preside at meetings of non-employee directors. The lead independent director serves as a liaison between the Chairman of the Board of Directors and other directors.

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Lead Independent Director

The Company’s Corporate Governance Guidelines provide that the lead independent director, who is selected by the non-management directors, presides over executive session meetings of the independent directors. The responsibilities of our lead independent director include the following:

✓	Presiding at meetings of the Board whenever the Chairman is not present;

✓	Serving as the principal liaison between the independent directors and the Chairman;

✓	Taking the lead role in communicating to the Chairman, as appropriate, any feedback from executive session meetings of the independent directors;

✓	Communicating with the Chairman and the independent directors between meetings, when appropriate;

✓	Consulting with the Chairman regarding the information, agenda and schedules for regular and special Board meetings;

✓	Monitoring the quality, quantity and timeliness of information provided to the Board;

✓	Ensuring the directors are provided with sufficient time to consider and discuss all Board meeting agenda items;

✓	Assisting in the recruitment of director candidates;

✓	When appropriate, recommending to the Chairman that outside advisors and/or consultants be retained to report directly to the Board of Directors on issues required to be addressed by the Board; and

✓	When appropriate, representing the independent directors for consultation and/or direct communication with shareholders and other external constituencies.

Board Committees

The Board of Directors has an Audit Committee, an Executive Compensation Committee, a Finance and Planning Committee, a Pricing Committee and a Nominating and Corporate Governance Committee. All of the members of the Board of Directors’ Audit, Executive Compensation and Nominating and Corporate Governance Committees are independent directors under the NYSE listing standards and NASDAQ stock market rules with respect to such committee membership.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is comprised of Messrs. Schoff (Chairman), Sanfilippo and Schwarz, all of whom are independent directors. The Nominating and Corporate Governance Committee assists the Board of Directors in identifying individuals qualified to become members of the Board of Directors; recommends Board committee structure, membership, and operations; develops and recommends to the Board of Directors a set of effective corporate governance policies and procedures; leads the Board of Directors in the review of the Board of Directors’ performance; and reviews and approves director compensation. The Nominating and Corporate Governance Committee held five meetings in 2014.

The Nominating and Corporate Governance Committee has not established specific minimum qualifications a candidate must possess in order to be recommended to the Board of Directors.

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However, in determining qualifications for new directors, consideration is given to a potential member’s qualification as independent under the NYSE listing standards and NASDAQ stock market rules, as well as age, skill and experience in the context of the needs of the Board of Directors. The Nominating and Corporate Governance Committee does not have a specific policy with respect to its consideration of diversity. Nevertheless, diversity is one of the many factors that are considered when identifying potential candidates to serve on the Board of Directors.

Director Candidates Recommended for Election at 2015 Annual Meeting

In evaluating a director candidate, the Nominating and Corporate Governance Committee considers factors that are in the best interests of the Company and its shareholders. Each of the members of the Board of Directors was chosen to be a director because the Board of Directors and the Nominating and Corporate Governance Committee believe that he has demonstrated leadership or governance experience, specific industry knowledge or expertise and good judgment and integrity. The Board and the Nominating and Corporate Governance Committee believe these skills and qualifications, combined with each director’s diverse background and ability to work in a positive and collegial fashion, benefit the Company and its shareholders by creating a strong and effective Board of Directors. Set forth below are biographies of each of the Company’s nominees to the Board of Directors, as well as information that led to the Nominating and Corporate Governance Committee to conclude they should serve as directors of the Company:

Jeffrey I. Friedman

Jeffrey I. Friedman has been with the Company and its predecessors for over 40 years, and presently serves as the Company’s Chairman of the Board, President and CEO. Mr. Friedman was named President in 2000 and has served as Chairman and CEO since 1993. He originally joined the company in 1974.

With more than 40 years of real estate experience, Mr. Friedman has been an instrumental part of building a team of apartment experts who deliver on the highest of standards in apartment living, professional fulfillment and shareholder value. In 1993, Mr. Friedman took the company public. Since then, he has led the growth of the Company from assets valued at $160 million, to assets valued in excess of $2 billion. Under Mr. Friedman’s guidance, Associated Estates has developed a diversified portfolio of high-quality properties in high growth submarkets with a national footprint. The Company has increased average property revenue per occupied unit from $900 in 2007 to nearly $1,300 in 2014; increased the quarterly cash dividend by 18% over the last three years, while maintaining one of the lowest payout ratios in the multifamily sector; and achieved investment grade ratings from Moody’s, Fitch and S&P.

As the Chairman and CEO of one of 10 publicly traded multifamily REITs in the country, Mr. Friedman is active in several professional organizations within the real estate industry, which include the National Association of Real Estate Investment Trusts and National Multi-Housing Council.

Mr. Friedman was honored by Ernst & Young as an “Entrepreneur of the Year” in 2011. Mr. Friedman also serves on the Board of Directors of the Greater Cleveland Sports Commission and the Board of Trustees of The Cleveland Clinic.

He holds Bachelor of Science degree from The Ohio State University. He is also a graduate of Leadership Cleveland which is designed to enhance and leverage leadership resources within the Cleveland community.

Mr. Friedman is the father of Jason Friedman, the Company’s Senior Vice President, Acquisitions and Development.

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Douglas Crocker II

Douglas Crocker II joined the Associated Estates Board of Directors in December 2014. He is the Chairman of the Finance and Planning Committee. In this role, he, along with the other committee members, are responsible for assisting the Board in fulfilling its responsibilities relating to strategic planning and overall debt and capital structure.

Mr. Crocker brings more than 40 years of board service and multifamily housing experience to Associated Estates. In addition to his new role, he currently serves as a Director/Trustee for Acadia Realty Trust, Ventas, Inc., and CYS Investments, Inc.

Mr. Crocker presently serves as Managing Partner of DC Partners LLC, a consulting firm. From 2006 to 2015, Mr. Crocker served as Chairman of Pearlmark Multifamily Partners, where he helped raise a fund of over $200 million in equity and made Pearlmark’s fund one of the top performing in the multifamily industry. Previously, Mr. Crocker was Vice Chairman of Equity Residential (“EQR”), and served as its CEO from 1992 to 2003. Prior to EQR, he was a Managing Director of Real Estate Finance at Prudential Securities, CEO of McKinley Financial Group and President of American Invesco.

Mr. Crocker is an active member of several professional organizations within the real estate industry including the Urban Land Institute, the ULI Multifamily Blue Council, the National Apartment Association Education University and the Real Estate Advisory Committee at DePaul University.

Previously, Mr. Crocker served as Chairman of the Board of Directors of the National Multifamily Housing Council; Second Vice Chairman and member of the Board of Governors of the National Association of Real Estate Investment Trusts; Chairman of the Multifamily Gold Council and member of the Board of Trustees of the Urban Land Institute; Board member of the Real Estate Roundtable; Vice Chairman of the National Realty Committee; member of the Real Estate Advisory Committee at the Wharton Business School; member of the Real Estate Advisory Committee for the Center for Urban Land Economics Research at the University of Wisconsin-Madison; member of the Policy Advisory Board for the Fisher Center for Real Estate & Urban Economics at the University of California-Berkley; and Trustee of DePaul University. In addition, Mr. Crocker previously served as a Director/Trustee of the public companies Post Properties, Inc., REIS Inc., Reckson Associates Realty Corporation and Prime Group Realty Trust.

He graduated from Harvard College with a Bachelor of Arts degree.

Jon A. Fosheim

Jon A. Fosheim was elected to the Associated Estates Board of Directors in February 2015. Mr. Fosheim is a real estate industry veteran with a proven record of leadership. He brings significant real estate investment, financial and strategic planning experience to the Board.

Mr. Fosheim is currently a member of the Board of Directors of Apple Hospitality REIT, one of the largest hospitality REITs in the United States with 191 hotels that contain 23,000 guestrooms, where he serves on the Audit and Governance Committees. He is also a member of the Board of Directors and on the Investment Committee for both Grosvenor Fund Management and the Beckman Foundation, which supports basic scientific research in the United States, primarily in the fields of chemistry, biochemistry and medicine.

He previously served as Chief Executive Officer of Oak Hill REIT Management, LLC from 2005 to 2011. Oak Hill REIT Management is an investment firm that specializes in REIT investments for private equity firms, hedge funds, high-yield and distressed bond funds, public equity funds and real estate funds.

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From 1985 until 2005, Mr. Fosheim also served as Principal and Co-founder of Green Street Advisors, an industry leader in real estate and REIT research for investors looking to execute public and private real estate capital allocation decisions. Prior to that, Mr. Fosheim worked in institutional sales at Bear Stearns & Co. and worked in the tax department at Touche Ross and Co., currently known as Deloitte LLP.

In 2003, he received the NAREIT Industry Achievement Award, which is presented to a REIT executive who has made a significant and lasting contribution to the growth and betterment of the industry.

Previously, Mr. Fosheim served on the Board of Governors of NAREIT. He is also a former Board member of the J.F. Shea Therapeutic Riding Center, which offers therapeutic horse-related programs to people with disabilities.

Mr. Fosheim earned his Bachelor of Arts degree in 1973 and his Masters of Business Administration and Juris Doctorate in 1976, all from the University of South Dakota.

Michael E. Gibbons

Michael E. Gibbons brings extensive leadership and governance skills to the Board of Directors. Mr. Gibbons was named to the Associated Estates Board of Directors in 2004. He currently serves on the Finance and Planning, Audit and Pricing Committees. Upon joining the Board, Mr. Gibbons was instrumental in the development of a new long-term strategic plan that has helped the Company obtain investment grade ratings.

Mr. Gibbons also currently sits on the Board of Directors for Preformed Line Products, where he is the Chairman of the Audit Committee and member of the Compensation Committee; on the Northeast Ohio Advisory Board for U.S. Bank Corp.; on the Board of Trustees, Executive Committee and Vice Chairman for the Greater Cleveland Sports Commission; on the Finance Advisory Board for the University of Akron, College of Business,; on the Visiting Committees for Case Western Reserve University Weatherhead School of Management and the National Advisory Council of the Cleveland-Marshall College of Law at Cleveland State University.

Mr. Gibbons brings more than 25 years of finance experience to the Board of Associated Estates. He is founder and the Senior Managing Director and Principal of Brown, Gibbons, Lang & Company, a Cleveland-based investment banking firm since its inception in 1989. He served as the advisor to Associated Estates and several other REITs in the initial public offering process.

Mr. Gibbons has developed a number of multifamily and hospitality assets in the Cleveland area over the past several decades.

He is past Chairman and serves on the Executive Committee for Global M&A Partners Ltd., Dublin, Ireland. He also served on the Board and was Chairman of the Audit Committee at Lesco.

He graduated from Kenyon College with a Bachelor of Arts degree in political science and economics. He has a Master’s degree from Case Western Reserve University Weatherhead School of Management and a Juris Doctorate from Cleveland State University, Cleveland-Marshall College of Law.

James J. Sanfilippo

James J. Sanfilippo, who has a distinguished background in public accounting, was named to the Board of Directors of Associated Estates in 2012. He also serves as the Chairman of the Audit Committee and sits on the Executive Compensation and Nominating and Corporate Governance Committees.

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In his role as Audit Committee Chairman, Mr. Sanfilippo, along with the committee members, oversee the integrity of the financial statements of the Company, compliance with legal and regulatory requirements, performance of the Company’s internal audit function and external auditor’s qualifications and independence.

Mr. Sanfilippo joined the accounting firm of Grant Thornton LLP in 1973. He served as an Audit Partner for twenty-six years and as the Managing Partner of Grant Thornton LLP’s Cleveland Office for 19 years. His areas of focus included advising both publicly traded and private companies on accounting and auditing matters. He has several years’ experience in construction accounting and was the lead audit partner and a concurring partner on various real estate company clients. In his time at Grant Thornton LLP, he also led consulting engagements in areas of corporate governance, risk assessment, and acquisitions and dispositions. He retired from the firm in July 2009, and continued to serve the firm as a consultant assisting with client transition and advising on accounting matters until the end of 2011.

Mr. Sanfilippo is also well-versed in Sarbanes Oxley 404 compliance, a United States federal law that set new or enhanced standards for all U.S. public company boards, management and public accounting firms.

Mr. Sanfilippo is a member of the American Institute of Certified Public Accountants and the Ohio Society of Certified Public Accountants. He also serves as a member of the Advisory Council for the Department of Accounting at Kent State University.

His past board experience includes American Cancer Society, Big Brothers-Big Sisters of America, Business Volunteers Unlimited/The Center for Nonprofit Excellence, Cleveland Grand Prix Charities, Cleveland Hearing and Speech Center and Lakewood Country Club.

He graduated in 1973 with honors (cum laude) from Kent State University with a degree in Business Administration and a major in Accounting.

James A. Schoff

James A. Schoff brings valuable industry-specific knowledge, leadership and corporate governance experience to the Board of Directors. Mr. Schoff was named to the Associated Estates Board of Directors in 2006. Mr. Schoff is Chairman of the Nominating and Corporate Governance Committee. He also currently sits on the Company’s Executive Compensation Committee and Finance and Planning Committee.

Mr. Schoff is also a member of the Board of Directors and consults for Quasar Energy Group, a renewable energy company which designs, builds, owns and operates anaerobic digester facilities in Ohio, New York and Massachusetts.

As the Chairman of the Nominating and Corporate Governance Committee, Mr. Schoff is responsible for identifying individuals qualified to become Board members; recommending the Board of Director nominees for the annual meeting of shareholders; recommending board committee structure, membership and operations; developing corporate governance policies and principles; and overseeing the evaluation of the Board and management.

Mr. Schoff’s wealth of real estate experience comes from the many roles he has served at DDR, a shopping center REIT formed in 1993. He served as Executive Vice President and Chief Operating Officer of DDR from 1993 to 1998, Vice Chairman and Chief Investment Officer from 1998 to 2002, Senior Investment Officer of DDR from 2002 to 2005 and Special Advisor to the Chairmen of the Board and Chief Executive Officer from 2005 until his retirement in 2010. From its $200 million initial public

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offering in 1993, Mr. Schoff played a principal role in growing DDR’s market capitalization to $9 billion by 2005, through acquisitions, joint ventures and other structured transactions that he led as the Chief Operating Officer and Chief Investment Officer of DDR.

From 1972 to 1981, Mr. Schoff worked for the highly respected law firm of Thompson, Hine & Flory, specializing in partnership, tax, corporate and business law. While affiliated with Thompson, Hine & Flory, he was principally responsible for representing clients in the formation, acquisition and disposition of businesses, and for syndications and joint ventures engaging in real estate and equipment oriented transactions.

Mr. Schoff is a past President of the Board of Trustees of the Near West Theatre, past President and Board member of the Western Reserve Historical Society, former Board member and Audit Committee member of American Industrial Properties (an industrial properties REIT), and Honorary Trustee of the Diversity Center.

He is a member of the Board of Directors of the Natural History Museum of the Adirondacks (“Wild Center”) and the Upper Saranac Foundation. He also sits on several advisory boards, including University Hospitals Orthopedic Advisory Board, Case Western Reserve University’s (“CWRU”) Council for the Advancement of Human Health, CWRU’s Commission for the Advancement of Academic Medicine and the Case Comprehensive Cancer Center Council.

Mr. Schoff graduated from Hamilton College with a Bachelor’s degree in History and Cornell University Law School.

Richard T. Schwarz

Richard T. Schwarz contributes extensive knowledge regarding business investment, management and development to the Board of Directors. Mr. Schwarz was named to the Associated Estates Board of Directors in 1994. He currently serves as the Board’s Lead Director and the Chairman of the Executive Compensation Committee. Mr. Schwarz also sits on the Audit and Nominating and Corporate Governance Committees.

As Chairman of the Executive Compensation Committee, Mr. Schwarz focuses on pay for performance, aligning key management interests with all shareholders. He has successfully retained executives while balancing annual and long term compensation.

Currently, Mr. Schwarz also serves as Director and Chairman of the Compensation Committee for Master Chemical Corporation, a middle market, privately held manufacturer and global supplier of specialty chemicals to automotive, aerospace and medical device companies. He also sits on the Visiting Committee of the Engineering School at CWRU and serves on the Orthopaedics Leadership Committee at University Hospitals of Cleveland.

Mr. Schwarz has over 30 years’ experience in operations management, leveraged buyouts, entrepreneurship, management consulting and sales. His responsibilities have included full company profit and loss, mergers and acquisitions, product development and strategic planning; both domestic and international. He has held various senior management and governance positions in the fields of manufacturing, distribution and chemicals.

Mr. Schwarz has been a limited partner of Edgewater Capital Partners, a private equity investment firm and a member of its board of operating advisors since July 2003. In 1998, he co-founded Sycamore Partners LLC, a Cleveland-based investment and advisory firm focused on investing in technology and medical device businesses in northeastern Ohio. Prior to Sycamore, he was Director and President of

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Laurel Industries, Inc., a privately held specialty chemical manufacturer which became a subsidiary of Occidental Petroleum Corporation. From 1978-1982, Mr. Schwarz was Principal at A.T. Kearney Management Consultants.

Over the span of his career, Mr. Schwarz has served on more than 10 boards of Directors including previous terms as Chairman of the Board for Nine Sigma and Director and member of the Compensation and Audit Committees for Enpath.

Mr. Schwarz obtained his Bachelor of Science degree in Chemical Engineering from Ohio State University, his M.B.A. from CWRU and is a Registered Professional Engineer (PE) in the State of Ohio.

Executive Officers

Lou Fatica, Senior Vice President, Chief Financial Officer and Treasurer, joined the Company in 1999 as Controller and was promoted to Vice President, Controller in 2000. He assumed his current role in 2001. Mr. Fatica is responsible for financial operations including capital markets, reporting, internal audit and Sarbanes-Oxley compliance as well as tax, treasury and finance functions for the Company. He has more than 25 years of finance and accounting experience and is a Certified Public Accountant. He earned his bachelor’s degree in Accounting from Cleveland State University. Mr. Fatica is a member of the American Institute of Certified Public Accountants, the Ohio Society of CPAs, and serves as a member of the Board of Directors of the Hillcrest Family YMCA.

Jason A. Friedman, Senior Vice President, Acquisitions and Development, joined the Company in 2009. Mr. Friedman is responsible for overseeing the Company’s acquisition efforts including the purchase of new assets. Additionally, Mr. Friedman is responsible for all new development and construction activities including the purchasing of new land, design and entitlement. He has more than 16 years of real estate experience, including acquisitions, development, construction and financing. He earned his bachelor’s degree in Communications and Business from Auburn University. Mr. Jason A. Friedman is a member of the Urban Land Institute, National Multi-Housing Council, National Association of Home Builders, Young Presidents Organization, and National Association of Real Estate Investment Trusts (NAREIT). He also serves as a board member for the American Red Cross and the Domestic Violence and Child Advocacy Center.

Scott D. Irwin, Senior Vice President, General Counsel and Secretary, joined the Company in 2013. Mr. Irwin is responsible for all aspects of the Company’s legal matters, providing advice and counsel in the negotiation, structuring and implementation of the Company’s property acquisition, development, disposition, financing and capital markets activities, as well as risk management, corporate governance, public company reporting and litigation. From 2010 to 2013, Mr. Irwin served as Executive Vice President, General Counsel and Secretary of Buffets, Inc., one of the largest family dining restaurant companies in the United States. He has more than 22 years of overall experience in law, specializing in finance, corporate governance and compliance, acquisitions and divestitures, labor and employment, and litigation. Mr. Irwin earned his bachelor’s degree, summa cum laude, from Kent State University, where he was inducted into Phi Beta Kappa. His Juris Doctorate was awarded, summa cum laude, by The Ohio State University College of Law, where he was elected to the Order of the Coif.

John T. Shannon, Senior Vice President of Operations, joined the Company in 2004. Mr. Shannon is responsible for the overall direction and guidance of property operations with the objective of maximizing growth and profitability, while fostering a culture committed to providing excellence in service. He also has oversight responsibilities for dispositions, marketing, ancillary services; and he provides day-to-day support of the Company’s strategic goals. He has 25 years of property management experience. Mr. Shannon earned his bachelor’s degree in Business Administration with a concentration in real estate finance and construction management from the University of Denver.

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Identifying Highly Qualified Direct Director Candidates

The Nominating and Corporate Governance Committee recommends a slate of nominees to the Board of Directors for election by shareholders at the Company’s annual meeting. The Nominating and Corporate Governance Committee may retain a board search consultant to supplement the pool of Board of Directors candidates. The Nominating and Corporate Governance Committee retained Ferguson Partners Ltd., a leading global executive recruiting consultancy specializing in the real estate industry, to identify and evaluate independent director candidates to stand for election at the 2015 Annual Meeting. Ferguson Partners serves clients across various sectors of the real estate industry, including real estate owners and asset managers (REITs, investment managers, private equity funds, homebuilders, public and private developers, and corporate real estate firms), financial services providers (commercial & residential mortgage lenders, CMBS firms, hedge funds, investment & commercial banks, and insurance companies), and related operators and service providers (REOCs, commercial services and brokerage firms, and engineering and construction firms).

The Nominating and Corporate Governance Committee will consider suggestions forwarded by shareholders to the Secretary of the Company concerning qualified candidates for election as directors. To recommend a prospective nominee for the Nominating and Corporate Governance Committee’s consideration, a shareholder must submit the candidate’s name and qualifications to the Company’s Secretary, Scott D. Irwin, at the following address: 1 AEC Parkway, Richmond Heights, Ohio 44143.

The Nominating and Corporate Governance Committee recommended to the Board of Directors each of the nominees identified in “Proposal One: Election of Directors” beginning on page 9.

A current copy of the Nominating and Corporate Governance Committee’s charter is available to shareholders on the Company’s website, www.associatedestates.com, under “Investors,” and a written copy is available to shareholders upon written request to the Company, to the attention of Investor Relations.

Audit Committee

During 2014, the Audit Committee was comprised of Messrs. Sanfilippo (Chairman), Gibbons and Schwarz, all of whom are independent as required by Section 10A of the Exchange Act of 1934 and NYSE listing standards. The Board of Directors has determined that Mr. Sanfilippo is independent and an “audit committee financial expert” within the meaning of Item 401 of Regulation S-K under the Securities Act of 1933. The Audit Committee held eight meetings in 2014.

The Audit Committee is responsible for assisting the Board of Directors in overseeing the following primary areas: (i) the integrity of the financial statements of the Company, (ii) the Company’s compliance with financial, legal and regulatory requirements, (iii) the Company’s independent auditor’s qualifications, independence and engagement, (iv) the performance of the Company’s internal audit function and independent auditors, and (v) the review and approval of the Company’s use of the End-User Exception under the Dodd-Frank Wall Street Reform and Consumer Protection Act.

In addition, the Audit Committee reviews the scope of audits and the annual audit plan, evaluates matters relating to the audit and internal controls of the Company and reviews and approves all non-audit and audit related services for which our independent registered public accounting firm is engaged. The Audit Committee holds separate executive sessions, outside the presence of senior management, with the Company’s independent auditors and the Company’s senior internal auditor.

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A current copy of the Audit Committee’s charter is available to shareholders on the Company’s website, www.associatedestates.com, under “Investors,” and a written copy is available to shareholders upon written request to the Company, to the attention of Investor Relations.

Report of the Audit Committee

The Audit Committee reviews the Company’s financial reporting practices on behalf of the Board of Directors. Management is responsible for the financial statements and the reporting process, including the system of internal controls. The independent registered public accounting firm is responsible for expressing an opinion on the conformity of those audited financial statements with GAAP, and for issuing an opinion on the effectiveness of internal controls over financial reporting.

The Audit Committee has:

✓

Reviewed and discussed with the Company’s management and the Company’s independent registered public accounting firm the audited financial statements of the Company contained in the Annual Report on Form 10-K for the year ended December 31, 2014;

✓

Discussed with the Company’s independent registered public accounting firm the matters required to be discussed pursuant to Statement of Accounting Standards No. 16, as adopted by the Public Company Accounting Oversight Board (“PCAOB”), which includes, among other items, matters related to the conduct of the audit of the Company’s financial statements; and

✓

Received and reviewed the written disclosures and the letter from the Company’s independent registered public accounting firm required by applicable requirements of the PCAOB (regarding the independent registered public accounting firm’s communications with the Audit Committee concerning such firm’s independence) and discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence.

Based on the reviews and discussions described in the preceding bulleted paragraphs, the Audit Committee recommended to the Board of Directors that the audited financial statements for the year ended December 31, 2014 be included in the Company’s Annual Report on Form 10-K filed with the SEC.

James J. Sanfilippo, Chairman

Michael E. Gibbons

Richard T. Schwarz

Finance and Planning Committee

The Finance and Planning Committee, which consisted of Messrs. Adams (until February 2015), Crocker (Chairman), Fosheim, Friedman (until February 2015), Gibbons and Schoff, assists the Board of Directors in matters relating to strategic planning and overall debt and capital structure of the Company. The Finance and Planning Committee held two meetings in 2014.

A current copy of the Finance and Planning Committee’s charter is available to shareholders on the Company’s website, www.associatedestates.com, under “Investors,” and a written copy is available to shareholders upon written request to the Company, to the attention of Investor Relations.

Executive Committee (Eliminated)

Elimination of the Executive Committee was one of the several, important corporate governance enhancement implemented by the Board of Directors during 2014. Previously, the Executive

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Committee, which consisted of Messrs. Adams, Friedman (Chairman) and Milstein, was possessed the power of the Board of Directors in the management of the business and affairs of the Company (other than filling vacancies on the Board of Directors or any of the Board of Directors’ committees) during intervals between meetings of the Board of Directors. Although the authority of the Executive Committee was broad in theory, in practice, the authority exercised by the Executive Committee was almost exclusively limited to the ministerial task of declaring quarterly dividends authorized by the Board of Directors. Because the existence of the Executive Committee was solely a matter of convenience rather than necessity, the Nominating and Corporate Governance Committee recommended that the Executive Committee be eliminated. Prior to being eliminated, the Executive Committee held three meetings in 2014 to declare quarterly dividends.

Pricing Committee

The Pricing Committee, which consisted of Messrs. Adams (until February 2015), Friedman (Chairman) and Gibbons, establishes the price of securities issued by the Company upon consummation of securities offerings that have been authorized by the Board of Directors. The Pricing Committee held no meetings in 2014.

Executive Compensation Committee

During 2014, the members of the Executive Compensation Committee (the “Committee”) were Messrs. Sanfilippo, Schoff and Schwarz (Chairman), all of whom are independent. The Committee held three meetings in 2014.

The Chairman of the Committee establishes the agenda for each Committee meeting with the assistance of the CEO and the Vice President of Human Resources. Meetings are attended by Committee members, as well as the CEO, the Vice President of Human Resources, external legal counsel retained by the Committee and, from time to time, a third party compensation consultant. During 2014, the Committee engaged FPL Associates, a nationally recognized consulting firm, to perform the consulting services described in “Executive Compensation Discussion & Analysis.” At each meeting, the Committee has the opportunity to meet in an executive session, absent the CEO and the Vice President of Human Resources. The Chairman of the Committee is responsible for updating the Board of Directors on all matters related to the executive compensation program. The Committee has the authority to engage third party consultants to provide guidance and recommendations on matters related to the executive compensation program, and may also delegate certain responsibilities related to administering the executive compensation program.

The Committee is responsible for assisting the Board of Directors in overseeing the following primary areas:

✓

Reviewing and approving the goals and objectives relevant to the compensation of the CEO and the Company officers who, together, comprise the five most highly compensated employees of the Company, and ensuring those goals are aligned with the Company’s short- and long-term objectives;

✓	Reviewing, at least annually, the structure and compensation opportunities available under the Company’s executive and employee compensation plans in light of the Company’s goals and objectives;

✓	Reviewing and approving salary, annual and long-term incentive compensation targets, performance objectives and payments for the executive officers of the Company;

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✓	Establishing the annual contribution and earnings rates under the Company’s Supplemental Executive Retirement Plan;

✓

Evaluating, at least annually, the performance of the executive officers in light of the Company’s strategic plan and the goals and objectives of the Company’s executive compensation plans, and establishing future compensation levels based upon this evaluation;

✓

Reviewing and approving grants and awards to the executive officers and other participants under the Company’s equity-based compensation plans based on achievement of predetermined goals and objectives;

✓	Reviewing and approving any employment agreements and severance agreements to be made with any existing or prospective executive officer of the Company; and

✓	Reviewing other broad-based human resources programs for employees as deemed appropriate by the CEO or as requested by the Board of Directors.

A current copy of the Committee’s charter is available to shareholders on the Company’s website, www.associatedestates.com, under “Investors,” and a written copy is available to shareholders upon written request to the Company, to the attention of Investor Relations.

Board’s Role in Risk Management Oversight

The Board of Directors oversees the Audit Committee, which has the largest role in risk management oversight. The Audit Committee reports regularly to the full Board of Directors with respect to actions taken and matters discussed by the Audit Committee, including any items that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the performance and independence of the Company’s independent auditors and the performance of the internal audit function. In establishing and reviewing the Company’s executive compensation program, the Executive Compensation Committee considers whether the program encourages unnecessary or excessive risk-taking. The Executive Compensation Committee periodically reviews the Company’s compensation policies and practices with respect to risk and periodically reports to the full Board of Directors. The Company’s Board leadership structure facilitates the effectiveness of the risk oversight process by having an experienced Chairman and CEO who has extensive knowledge of and experience with the risks that the Company faces. In addition, each of the committees of the Board that has a risk oversight function is composed entirely of independent directors, which the Board believes also enhances risk management.

PROPOSAL TWO:	APPROVAL OF THE AMENDMENT TO THE ASSOCIATED ESTATES REALTY CORPORATION AMENDED AND RESTATED CODE OF REGULATIONS

Increase Board Size

Our Amended and Restated Code of Regulations (the “Current Code”) provides that the number of directors shall be fixed by the shareholders at no fewer than three and no more than fifteen. The Current Code authorizes a Board with seven members. If approved, this proposal would amend the Current Code to increase the size of the Board to eight (8) directors.

The Board believes increasing the Board size to eight directors will greatly enhance the Board’s oversight of management’s execution of corporate strategy and risk management, increase independent director representation on Board committees and facilitate the diversity of experiences and perspectives among the directors.

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If this Proposal One is approved, Section 1 of Article II of our Code of Regulations will be amended and restated to read as follows:

Directors

Section 1. Number of Directors. Until changed in accordance with the provisions of this section, the number of directors of the Corporation, none of whom need be shareholders, shall be eight (8). The number of directors may be fixed or changed, but in no case shall the number be fewer than three (3) or more than fifteen (15), at any annual meeting or at any special meeting called for that purpose by the affirmative vote of the holders of shares entitling them to exercise a majority of the voting power of the Corporation on such proposal. Notwithstanding the foregoing, the aggregate number of members of the Board of Directors shall automatically increase by the number of directors elected pursuant to Section 5(b) of Item I, Section 5(b) of Item II and/or Section 5(b) of Item III of Division A of Article FOURTH of the Third Amended and Restated Articles of Incorporation of the Company, such directors to be elected and hold office in accordance with such provisions of the Third Amended and Restated Articles of Incorporation of the Company notwithstanding any other provision of this Code of Regulations.

Number of Directors

In the event the foregoing amendment to the Current Code is approved by our shareholders at the Annual Meeting, the size of the Board of Directors will be increased to eight (8) directors, and John S. Gates, Jr. shall be a nominee for election as a director at the Annual Meeting.

Vote Required for Approval

Pursuant to the Current Code, the affirmative vote of a majority of the shares outstanding is required to adopt this proposal. Therefore, abstentions will have the effect of a vote against this proposal. In the event this proposal is not adopted by the requisite vote of the Company’s shareholders at the Annual Meeting, the Current Code shall remain in effect without amendment and John S. Gates, Jr. shall not be a nominee for election as a director.

RECOMMENDATION:	THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE PROPOSAL TO APPROVE THE AMENDMENT TO THE ASSOCIATED ESTATES REALTY CORPORATION AMENDED AND RESTATED CODE OF REGULATIONS.

PROPOSAL THREE:	ELECTION OF JOHN S. GATES, JR. AS A DIRECTOR

Our Board of Directors presently consists of seven directors. Proposal One (see page 9) pertains to the election of seven directors to our Board of Directors. Proposal Two (see page 33) pertains to an amendment to the Current Code that would increase the authorized size of the Board from seven to eight directors. In the event Proposal Two is adopted by the requisite shareholder vote, our shareholders will have the opportunity to elect John S. Gates, Jr. to serve as a director of the Company until the next annual meeting of shareholders and until his successor is elected and qualified.

John S. Gates, Jr.

John S. Gates, Jr. is Chairman and Chief Executive Officer of PortaeCo, LLC, a private investment company. In addition, he serves on the boards of several for profit and not-for-profit institutions, including:

Chairman of the Nominating and Corporate Governance Committee for DCT Industrial Trust (NYSE: DCT); Davis Funds, Miami Corporation; Chair of the Public Policy Committee, Member of the Executive

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Committee, Investment Committee and Committee on Directors and Governance at Lurie Children’s Hospital; Trinity College; Former Chairman of the Board and member of the Executive Committee at Metropolitan Planning Council; and the University of Chicago, Harris School of Public Policy.

In 1984, Mr. Gates co-founded CenterPoint Properties Trust (NYSE: CNT), and served its Co-Chairman and Chief Executive Officer for the next 22 years. During that period, CenterPoint became the United States’ first publicly traded industrial REIT, as well as the largest private property owner/developer in the metropolitan Chicago region. In 2006, CenterPoint was acquired by the California Public Employees Retirement System (CALPERS) for approximately $3.5 billion.

From 2010 to 2014, Mr. Gates was Chairman of the Board of the Regional Transportation Authority (RTA), which oversees all rail, bus, subway, elevated and other forms of public transit in the six county metropolitan Chicago Region. RTA owns, controls funding and integrates the Chicago Transit Authority (CTA), Metra (Commuter Rail) and Pace (Suburban Bus).

He began his career as an Assistant to Governor James R. Thompson of Illinois. In 1979, he joined CB/Richard Ellis, and in 1981, co-founded the Chicago office of Jones Lang Wootton (now Jones Lang LaSalle), a global commercial property investment firm.

Mr. Gates’ previous Board experience includes: Chairman of the Board and Chairman of Finance Committee at Metropolitan Pier and Exposition Authority; National Association of Real Estate Investment Trusts (NAREIT); Co-Chairman of the Alliance to Protect the Illinois Constitution (APIC); Chicago LEADS; Chicago International Charter Schools; University of Wisconsin Center for Urban Land Economics; and Chicago Dock and Canal Trust (NASDAQ: DOCKS).

In addition, Mr. Gates has received numerous awards, including the 2010 Lifetime Achievement Award from the Urban Land Institute and the 2005 Lifetime Award for Excellence from the NAIOP. He was named “Outstanding REIT CEO” by Realty Stock Review in their annual survey of institutional investors for the six consecutive years prior to the sale of CenterPoint.

Mr. Gates is an active member of the Commercial Club of Chicago, Economics Club of Chicago, World President’s Organization and the Urban Land Institute.

He graduated from Groton School in 1972 and from Trinity College in 1976 with a BSc in Economics and Philosophy.

If Proposal Two is not adopted by the requisite shareholder vote, the Current Code shall remain in effect without amendment, and John S. Gates, Jr. will not be a nominee for election to the Board of Directors.

EXECUTIVE COMPENSATION DISCUSSION & ANALYSIS

Objectives of the Executive Compensation Program

The executive compensation program supports the Company’s commitment to creating long-term shareholder value, achieving performance objectives, executing the Company’s strategic plan, and attracting and retaining top organizational contributors. Additionally, the executive compensation program provides a strong linkage between the executives’ pay and their ability to influence both short-term and long-term performance based financial and organizational objectives. The Company provided shareholders an advisory vote on its executive compensation at its 2014 annual meeting of shareholders. Over 95% of the shareholders that voted on the proposal voted in favor of the compensation program and policies, and the compensation paid to the Company’s named executive officers (NEOs) for fiscal 2013. Since the onset of Say-on-Pay for U.S. companies in 2011, two prominent proxy advisory firms (Institutional Shareholder Services (ISS) and Glass Lewis) have consistently recommended support for our executive compensation program. In fact, ISS has scored our pay-for-performance alignment as a “low concern” for all four years (the best possible outcome),

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and Glass Lewis has consistently cited pay-for-performance alignment as the most positive attribute of our program. Based on the consistent feedback and the strong support of our shareholders, as well as the enhancements we have proactively implemented over the years, your Board is committed to best-in-class corporate governance policies and practices and a well-designed, pay-for-performance compensation program. As part of its continual examination of the executive compensation program and strategies, the Company has implemented changes to the executive compensation program for fiscal 2015, as described under “2015 Committee Actions.”

Compensation Best Practices

WHAT WE DO...	WHAT WE DO NOT DO...
✓ We do provide alignment between pay and performance by linking a meaningful portion of total compensation (considered to be “at risk”) to the achievement of operating/strategic goals through our single-year incentive components as well as total return based goals through our multi-year incentive component.	We do not guarantee annual salary increases nor do we pay guaranteed minimum bonuses.
✓ We do have a balanced compensation program by linking a portion of pay to annual performance goals and a portion to multi-year performance goals.	We do not set compensation levels in the aggregate above the median of benchmarked peer groups for achieving target performance for the named executive officers.
✓ We do require that equity awards earned for performance over a multi-year period be subject to additional one-year vesting, thereby enhancing retention.	We do not provide excessive perquisites or other personal benefits to the named executive officers.
✓ We do limit the discretionary/time-based portion of the Multi-Year Equity Incentive awards to create a direct link between pay and performance.	We do not pay dividends on unearned performance shares.
✓ We do have a clawback policy that enforces the recoupment of performance-based compensation, both cash and equity awards, if an accounting restatement is required due to a material noncompliance with the Company’s financial reporting obligations.	We do not have single trigger vesting on change in control.
✓ We do have stock ownership guidelines for our named executive officers and non-employee directors.	We do not provide excise tax gross ups.
✓ We do engage an independent compensation consultant to advise the Executive Compensation Committee on compensation matters.
✓ We do maintain an Executive Compensation Committee comprised solely of independent directors.

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Committee’s 2014 Compensation Planning

In order to further align executive compensation with Company performance as well as the interests of the Company’s shareholders, the Committee implemented the following measures for 2014 executive compensation:

The Committee established performance targets for the Annual Incentive Plan (AIP) and the single-year component of the LTIP based on:

✓	actual performance compared to the Company’s 2014 operating budget as approved by the Board; and

✓	execution of the Company’s long-term capital strategy and continued focus on improving balance sheet metrics.

✓

In January 2014, after reviewing competitive total compensation benchmarking data for total compensation for the named executive officers, the Committee determined that an increase to Mr. Jason A. Friedman’s base compensation from $250,000 to $275,000 annually, an increase to his target participation in the AIP from 70% to 80% of base salary, and an increase to his target participation on the single-year component of the LTIP from 60% to 80% were appropriate. In all other respects, the Committee determined to maintain base salaries, target participation in the AIP, and the single-year component of the LTIP for the named executive officers in 2014 in the same amounts and percentages as in effect since 2012.

The Committee established 2014 performance targets that rewarded the management team for progress towards the Company’s strategic goals of increasing property Net Operating Income (“NOI”) and maintaining a strong balance sheet.

2014 Financial Performance and Highlights

Fiscal year 2014, which represented the first year of a new Three-Year Strategic Plan that was adopted by our Board in 2014, marked the fifth consecutive year of Same Community NOI growth, with cumulative growth of 21.6%. Additionally, the Company continued to focus on improving leverage metrics while executing on its portfolio repositioning strategy. The following are highlights of 2014 performance that impacted the Committee’s decisions with respect to 2014 compensation:

✓	Same Community NOI increased 3.3% as compared to 2013;

✓	Improvement in Same Community operating margins from 62.0% in 2013 to 62.5% in 2014;

✓	Net debt to undepreciated book value improved from 45.9% in 2013 to 39.4% in 2014;

✓	As of result of improved cash flows, the Board increased the quarterly dividend twice during the year, raising the annual distribution by 10.5%;

✓

The Company completed the disposition of five properties, representing 1,209 units, for $216.4 million. These dispositions were sold at a market cap rate of 5.4%, which is calculated on trailing twelve months NOI after a 3% management fee and marking to market real estate taxes. The blended IRR on these sales were 16.2%;

✓	Fixed charge coverage ratio improved from 2.98x in 2013 to 3.29x in 2014;

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✓	The Company commenced construction on a 410-unit community in San Francisco, CA and a 472-unit community in downtown Los Angeles, CA; and

✓	The Company achieved the highest relative Total Shareholder Return of the ten publicly traded multifamily REITs for the twelve-month period ending December 31, 2014.

2015 Committee Actions

In order to further align executive compensation with Company performance and the interests of executive officers with those of shareholders, the Committee implemented the following measures for 2015 executive compensation:

✓

The Committee reviewed the organization and disclosure of the executive compensation program in order to more effectively address some concerns as presented by the proxy advisory firms. As a result, the disclosure changes relating to the components of the executive compensation program have been incorporated into the Executive Compensation Discussion & Analysis section of this proxy. These changes are simply in the organization and categorization of the executive compensation program components. The plans are not materially different from the executive compensation plans utilized consistently since 2007. The changes in disclosure, as well other changes for 2015 executive compensation, are listed below:

Δ

The Annual Incentive Plan that is paid in cash based on achievement of single-year performance metrics is now referred to as the “Single-Year Cash Incentive” component of the executive compensation program.

Δ

The single-year component of the Long-Term Incentive Plan that is paid in restricted shares based on achievement of single-year performance metrics is now referred to as the “Single-Year Equity Incentive” component of the executive compensation program.

Δ

The multi-year component of the Long-Term Incentive Plan that is paid in restricted shares based on achievement of three-year performance metrics is now referred to as the “Multi-Year Equity Incentive” component of the executive compensation program.

✓

The Committee continued the practice of placing a high degree of total target compensation “at risk”, payable for achievement of performance metrics, and established performance targets for the Single-Year Cash Incentive and Single-Year Equity Incentive components of the executive incentive compensation based on:

Δ	actual performance compared to the Company’s 2015 operating budget approved by the Board of Directors; and

Δ	execution of the Company’s long-term capital strategy and continued focus on balance sheet metrics.

These targets will operate to reward the management team for progress towards the Company’s strategic goals of increasing property NOI, improving operating margins and maintaining a strong balance sheet.

✓	In recognition of the relative size of the Company compared to the other publicly traded multifamily REITs, and in response to some concerns raised by the proxy advisory firms regarding the

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outsized nature of the peers in the publicly traded multifamily apartment REIT peer group, the Committee considered input from its compensation consultants, FPL Associates, and adopted the addition of a new “size-based” peer group. This peer group will be used as the primary benchmarking reference for the Committee in determining compensation for the executive officers, and will continue to reference the current size adjusted publicly traded multifamily apartment REIT peer group as described later in the Executive Compensation Discussion & Analysis.

✓

The Committee added a “claw-back” policy that enforces the recoupment of cash incentive compensation awards if an accounting restatement is required due to a material noncompliance with the Company’s financial reporting obligations. This policy is in addition to the claw-back provision included in the 2011 Amended and Restated Equity Based Award Plan which governs all equity-based compensation awards.

Program Guiding Principals

Our compensation philosophy aims to drive and support our strategic goals of sustainable growth and total shareholder return by paying for performance, with consideration to balancing risk and reward, and providing appropriate incentives for achievement of both short-term and long-term results. The main objective of our executive compensation program is to align the interest of our officers with the interest of our shareholders. To achieve this objective, it is critical that we attract and retain individuals with the appropriate expertise and leadership ability, and provide an environment that motivates and rewards them to develop and execute a strategic plan that will result in long-term shareholder value creation. Our competitive market space provides a limited pool of highly skilled, experienced and successful individuals. To that end, our executive compensation program is designed to link both single-year and multi-year rewards with the achievement of measurable corporate, business unit and individual performance. The Committee has overall responsibility for establishing, implementing and monitoring the executive compensation program, and approving individual cash and equity incentives and awards under the program.

The Committee generally sets executive compensation to be competitive with other publicly traded real estate companies outside of multifamily apartments with similar sized market capitalization (size-based peers) while also considering a size-adjusted list, removing the two largest companies, of the other publicly traded multifamily apartment REIT companies (multifamily peers). The Committee intends for each component and the aggregate of the executive compensation program components to be competitive and to support these guiding principles. The list of multifamily peers that was utilized in 2014 executive compensation benchmarking, as well as the newly identified size-based peers that will be utilized in 2015 benchmarking, are listed here:

MULTIFAMILY PEER GROUP	SIZE-BASED PEER GROUP
AIMCO	Campus Crest Communities
Camden Property Trust	Cedar Realty Trust
Essex Property Trust	Chesapeake Lodging Trust
Home Properties	CoreSite Realty
MAA	Education Realty Trust
Post Properties	Excel Trust
UDR	First Potomac Realty Trust
Kite Realty Trust
LTC Properties
Ramco-Gershenson Property Trust
STAG Industrial
Urstadt Biddle Properties

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The key components of the Company’s named executive officers executive compensation program are base salary, single-year incentives, multi-year incentives, retirement, and health care benefits. Each of these components operates within an integrated total rewards package to compensate executives equitably, both from an internal and external perspective, and to reinforce the alignment of compensation with value creation for all shareholders.

The Committee reviews the executive compensation program and each executive’s compensation package at least annually. A number of factors influence the Committee’s decisions in recommending and implementing adjustments to the executive compensation program framework and each executive’s individual compensation package. The Committee does not target a specific percentile range within the peer groups when determining a named executive officer’s compensation. Instead, the Committee uses the peer groups’ market data as one of several other factors useful for determining the form and amount of compensation. These factors include individual performance, range of responsibilities relative to the Company’s business plan, internal pay equity, demonstrated individual competencies, value and overall contribution to the organization, experience, professional growth and development. An analysis of the peer groups is conducted by comparing each component of each executive’s compensation package and total remuneration to the target and earned compensation delivered to executives in similar positions within the peer groups. This analysis is prepared with the help of the independent consultant, as detailed below, and the Company’s Vice President of Human Resources, and reflects compensation data as disclosed in the most recent proxy statements of the peer groups and the consultant’s proprietary database.

On an aggregate basis, the Associated Estates named executive officers received total remuneration pay below the median of the multifamily peer group for performance year 2014. Keeping in mind our size relative to the multifamily peer group, where our total capitalization ranked among the smallest in the group, the Committee believes the executive compensation program, in total, reflects the competitive market practices of the multifamily peer group. Further, our total shareholder return (“TSR”) performance relative to the multifamily peers for the one- and three- year periods ending December 31, 2014 was in the top quartile, and in the top half for the five-year period ended December 31, 2014. On an aggregate basis compared to the size-based peer group, the executives received total remuneration in line with the median of the peer group. On balance between the various peer groups of direct competitors and companies that are comparable in size, and factoring in our strong TSR performance, the Committee believes the executive compensation program appropriately aligns with long-term shareholder value creation and market practices.

We have made an election to qualify as a REIT under the Internal Revenue Code, and as such generally will not be subject to federal income tax. Thus, the deduction limit for compensation paid to our CEO and the four other most highly compensated executive officers of a public company contained in Section 162(m) of the Internal Revenue Code is not material to the design and structure of our executive compensation program.

Independent Consultant

During 2014, the Committee engaged FPL Associates, a nationally recognized, independent consulting firm to: (i) assist the Committee with identifying the members of its peer group, which were selected using a number of factors such as total capitalization, total assets, market capitalization, number of multifamily units and number of full-time equivalent employees; (ii) assess the overall framework of the Company’s executive compensation program; and (iii) make recommendations for an executive compensation program that are consistent with the Company’s compensation philosophy and objectives as well as comply with best market practices. The Committee also relied upon the

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consultant’s expertise for guidance and recommendations in establishing the overall compensation structure and individual compensation opportunities that were in place during 2014. FPL Associates does not provide any other services to the Company.

Interaction with Board and Other Board Committees

The Committee works in concert with the Finance and Planning Committee to ensure that management is being incentivized in a manner consistent with the achievement of the Company’s strategic objectives. The Committee receives information quarterly to track the Company’s performance, to provide feedback and to allow the Company to establish appropriate accruals for incentive compensation.

The Board considers the results of the most recent “say-on-pay” shareholder vote when determining the philosophies and guiding principles of the executive compensation program. The Committee reports to the Board with respect to the design and implementation of executive compensation and receives input from the full Board with respect to the performance of management.

Role of Management

The Committee works closely with the Vice President of Human Resources, who provides information and data at the request of the Committee and regularly provides reports at Committee meetings. The Committee seeks input from the CEO to ensure the other executives agree that the objectives related to the single-year and multi-year incentive components are not only realistic, but also challenging and motivating. The Committee relies upon the CEO to provide regular updates on the individual performance of each executive, as well as provide recommendations for compensation adjustments delivered to each executive based on performance, influence on the results of the organization and professional development.

Key Elements of the Executive Compensation Program

The fiscal 2014 pay package for our named executive officers consisted of base salary, single-year metric incentives, multi-year metric incentive opportunities, and other benefits discussed below. The Committee believes that placing a high degree of total targeted compensation “at risk” aligned with the achievement of performance metrics, incorporating a mix of compensation types (for example, salary, cash incentives and equity) and utilizing various performance and vesting periods (for example, one-year and three-year periods) promotes behavior consistent with our long-term strategic plan and minimizes the likelihood of executives having significant motivation to pursue short-sighted, risky and unsustainable results.

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The key components of our current compensation program for the named executive officers are summarized in the table below:

Component	Why this element is included?	How the amount of this element is determined?	How this element fits in the overall program?
Base Salary	Provides cash compensation for individual effort associated with completion of job duties.	Through an analysis of peer company benchmark data, internal benchmarking and individual NEO satisfaction with compensation package.	Provides short-term cash compensation that is fixed and paid throughout the year.
Single-Year Cash Incentive	Provides motivation and reward for achievement of short-term company, business unit and individual results through cash incentive.	Based on achievement of both formulaic results and discretionary assessment of performance.	Provides “at risk” cash incentive for the achievement of single-year performance metrics.
Single-Year Equity Incentive	Provides motivation and reward for achievement of short-term company performance intended to retain executives through a grant of restricted shares with a ratable vesting period.	Based on achievement of formulaic, company level metrics over a single-year measurement period.	Provides “at risk” equity incentive for single-year performance metrics that have strategic impact over the long-term, and vest ratably over a multi-year period; further aligns executives’ interests with shareholders’ interests (as stock price appreciates, executive compensation increases).
Multi-Year Equity Incentive	Provides motivation and reward for achievement of long-term company performance largely tied to appreciation in shareholder value awarded in a grant of restricted shares.	Based on achievement of absolute TSR, relative TSR (multifamily peers), and individual performance over a three-year measurement period.	Links a considerable “at risk” portion of executive compensation to strategic long-term success and provides a vehicle for retention over multiple years.

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With the exception of a change-in-control as detailed in the “Potential Payments Upon Termination and Change in Control” section of this proxy statement, an officer must be employed with the Company at the end of the performance period to receive a payout or stock award vesting under the incentive components of the executive compensation program.

The Committee’s general practice is to provide the greatest percentage of the named executive officers’ compensation opportunity in the form of incentives tied to the achievement of established business objectives that are vital components of the Company’s strategic plan. Overall, 75% of earned named executive officer compensation for 2014 was “at risk,” or not guaranteed pay, as it was tied to performance and not merely continuing service. The Committee believes the emphasis on “at risk” incentive compensation, including the use of equity-based compensation, is the best method to align management’s interests with those of our shareholders.

The percentage of 2014 target compensation that is defined as “at risk” for Mr. Jeffrey I. Friedman and the named executive officers is listed in the charts below:

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The percentage of 2014 target compensation “at risk” that is awarded in equity vs. cash for Mr. Jeffrey I. Friedman and the named executive officers is listed in the charts below:

Base Salary

Base salary serves as the foundation for the executive compensation program, and recognizes the relative value that an individual’s contribution brings to the Company. Individual base salary levels are determined based on peer groups compensation analysis, and are intended to provide annual salaries that are within a market competitive range dependent on a number factors of including the individual officer’s qualifications, multifamily industry experience level, performance expectations, amount of at risk pay, the current recruiting and retention market for a particular position, and Company tenure. The Committee approved base salaries for the named executive officers for 2014 and 2015 as follows:

	2014 Base Salary	2015 Base Salary	% Change

Jeffrey I. Friedman	$500,000	$500,000	No Change

John T. Shannon	$325,000	$325,000	No Change

Lou Fatica	$305,000	$305,000	No Change

Jason A. Friedman	$275,000	$275,000	No Change

Scott D. Irwin	$300,000	$300,000	No Change

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Single-Year Cash Incentive

The Single-Year Cash Incentive, previously disclosed in the Company’s proxy statement for the 2014 annual meeting of shareholders as the Annual Incentive Plan, emphasizes pay for performance and serves as a key means of driving the Company’s current objectives and priorities. The Committee determines specific target levels of participation in the Single-Year Cash Incentive component for the named executive officers. Individual target levels are determined based on peer groups compensation analysis, and are intended to provide award opportunities that are within a market competitive range dependent on the achievement of performance. Threshold and maximum opportunities range from 50% to 150% of target, respectively. In 2014, the Committee approved target Single-Year Cash Incentive opportunities as a percentage of base salary for each named executive officer as follows:

	Single-Year Cash Incentive Opportunity as % of Base Salary)
Single-Year Cash Incentive	Threshold	Target	Maximum

Jeffrey I. Friedman	70%	140%	210%

John T. Shannon	50%	100%	150%

Lou Fatica	42.5%	85%	127.5%

Jason A. Friedman	40%	80%	120%

Scott D. Irwin	35%	70%	105%

Officers, other than the CEO, are rewarded based on 1) the Company’s performance for the fiscal year (the “Company component”), 2) contributions by the executive to the business unit for which the executive oversees (the “Business Unit component”) and 3) the executive’s individual performance (the “Individual component”) as determined by the CEO. The CEO is rewarded based on 1) the Company’s performance for the fiscal year and 2) individual performance. The Committee determines the Individual component for the CEO. The Committee approved the breakdown of the performance measures for the Single-Year Cash Incentive for each named executive officer for 2014 as follows:

Single-Year Cash Incentive Allocations	Company	Business Unit	Individual

Jeffrey I. Friedman	80%	N/A	20%

John T. Shannon	60%	20%	20%

Lou Fatica	60%	20%	20%

Jason A. Friedman	40%	40%	20%

Scott D. Irwin	60%	20%	20%

The Committee reviewed the Company’s operating results each quarter and assessed management’s performance throughout the year. Actual 2014 results were reviewed and confirmed by the Audit Committee prior to the Committee approving the award payouts.

For 2014, the Committee designed the Company component of the Single-Year Cash Incentive as formula-based, tied to the achievement of property NOI, determined by deducting property operating

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and maintenance expenses from total property revenues. Target performance for same property NOI was established at $116.0 million. Actual same property NOI achieved for 2014 was $116.4 million, and the Committee approved a payout of 103.75% of Target for the Company component.

The 2014 Single-Year Cash Incentive opportunity for the CEO included a “Company component” and an “Individual component,” but did not include a Business Unit component. The Business Unit component for the remaining executives are as follows:

✓

Mr. Shannon’s Business Unit component was formulaic and tied to total property revenue, with a Target established at the 2014 property revenue budget. Because 2014 actual total property revenue was below the budgeted Target and did not exceed the Threshold level, Mr. Shannon achieved 0%.

✓

Mr. Jason A. Friedman’s Business Unit component was tied to the financial success of the Company’s development and acquisition efforts, with specific goals established for the Development Business Unit. The Committee approved a payout for Mr. Jason A. Friedman at 135% of target.

✓

Messrs. Fatica and Irwin’s Business Unit components were tied to timeliness and accuracy of information provided by their respective business units. Because Messrs. Fatica and Irwin head corporate business units that do not have direct operational responsibilities, it is more difficult to apply strict financial metrics to measure their respective contributions. Consequently, the Business Unit component for these functions is necessarily more subjective, and includes such matters as their respective contributions to helping the Company achieve important objectives on a timely basis and ensuring accuracy of financial and other information within their respective areas of responsibility. In consideration of the Company’s performance relative to the 2014 budget and objectives, and the influence each had on the results based on the recommendation of the CEO, the Committee approved the Business Unit component of the Single-Year Cash Incentive at 130% of target for Mr. Fatica, and 140% of target for Mr. Irwin.

The Individual component of each executive’s Single-Year Cash Incentive was based on overall individual performance, contributions to the organization, and individual development throughout the year. The portion of the Single-Year Cash Incentive payment related to each executive’s Individual component, other than the CEO’s Individual component, was approved by the Committee based on a written assessment of each executive’s performance and feedback provided by the CEO.

The Individual components of Messrs. Shannon’s, Fatica’s, Jason A. Friedman’s, and Irwin’s Single-Year Cash Incentive were delivered at 90%, 140%, 145% and 130% of target, respectively. The Committee determined that Mr. Jeffrey I. Friedman’s performance throughout the year warranted a payout of his Individual component at 130% of target. The 2014 Single-Year Cash Incentive payouts were delivered in cash on February 13, 2015 as follows:

Single-Year Cash Incentive Payout	Company Component	Business Unit Component	Individual Component	Total ($)	Total (% of Target)
Jeffrey I. Friedman	$581,000	N/A	$182,000	$763,000	109.0%
John T. Shannon	$202,313	$0	$58,500	$260,813	80.3%
Lou Fatica	$161,383	$67,405	$72,590	$301,378	116.3%
Jason A. Friedman	$91,300	$118,800	$63,800	$273,900	124.5%
Scott D. Irwin	$130,725	$58,800	$54,600	$244,125	116.3%

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Single-Year Equity Incentive

In February 2014, the Committee designed the Single-Year Equity Incentive component, previously disclosed in the Company’s proxy statement for the 2014 annual meeting of shareholders as the Single-Year Long-Term Incentive Plan, providing incentive for achieving two metrics that are critical for both short-term and long-term success. The two pre-determined formulaic metrics are weighted equally: 1) same property NOI growth and 2) interest coverage and fixed charge coverage ratios. The Single-Year Equity Incentive awards align executives’ interests with those of shareholders by reinforcing an ownership mind-set and the importance of providing competitive, long-term total returns to shareholders. Additionally, with a multiple year vesting schedule, Single-Year Equity Incentive awards seek to retain executives beyond the initial single-year period of the performance metrics.

Threshold and maximum opportunities range from 50% to 150% of target, respectively. In 2014, the Committee approved target Single-Year Equity Incentive opportunities as a percentage of base salary for each named executive officer as follows:

	Single-Year Equity Incentive Opportunity as % of Base Salary

Single-Year Equity Incentive	Threshold	Target	Maximum
Jeffrey I. Friedman	70%	140%	210%
John T. Shannon	50%	100%	150%
Lou Fatica	42.5%	85%	127.5%
Jason A. Friedman	40%	80%	120%
Scott D. Irwin	22.5%	45%	67.5%

Target performance for same property NOI was established at $116.0 million, consistent with the Company component of the Single-Year Cash Incentive. Target performance for interest coverage and fixed charge coverage ratios was established at 3.36 times.

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As with the Single-Year Cash Incentive component described above, the Committee reviewed the Company’s operating results each quarter and assessed management’s performance with respect to the Single-Year Equity Incentive component throughout the year. Actual 2014 results were reviewed and confirmed by the Audit Committee prior to Single-Year Equity Incentive award being granted. Based on 2014 results, Single-Year Equity Incentive awards were delivered at 103.75% of the same property NOI target and 97.5% of the interest coverage and fixed charge coverage ratios target. Awards were delivered in restricted shares, with the number of shares granted to each executive being determined using the per share closing price of Company common shares on February 3, 2015 ($24.71). One-third of those issued shares vested immediately and the remaining two-thirds vest in equal, annual installments dependent upon the recipient’s continuing service. These restricted shares have voting rights, and the recipient is entitled to receive dividends during the restricted period. The Committee approved the Single-Year Equity Incentive awards for 2014 performance as follows:

Single-Year Equity Incentive	Total Award (# of Shares)	Total Award ($)	Total Award (% of Target)
Jeffrey I. Friedman	28,506	$704,375	100.6%
John T. Shannon	13,235	$327,031	100.6%
Lou Fatica	10,557	$260,870	100.6%
Jason A. Friedman	8,959	$221,375	100.6%
Scott D. Irwin	5,498	$135,844	100.6%

Multi-Year Equity Incentive

The Multi-Year Equity Incentive, previously disclosed in the Company’s proxy statement for the 2014 annual meeting of shareholders as the Multi-Year Long-Term Incentive Plan, emphasizes pay for performance, and is linked to both the long-term, strategic objectives of the Company and the long-term interests of shareholders. The Committee believes that equity-based awards create stronger links to shareholder returns, reward long-term performance and help to attract and foster the retention of executives who are in a position to most directly influence the long-term success of the Company. Multi-Year Equity Incentive awards align executives’ interests with those of shareholders by reinforcing an ownership mentality and the importance of providing competitive, long-term total returns to shareholders.

The portion of an executive’s 2014 total remuneration that is delivered through the Multi-Year Equity Incentive was determined by reviewing the size-adjusted publicly traded multifamily apartment REIT asset-based peer group analysis (which was prepared by the compensation consultant based on the most recent proxy data and the consultant’s proprietary database), individual performance, range of responsibilities relative to the Company’s business plan and contribution by the executive and his business unit to the Company and its financial results. The peer group analysis was used not only as a general guideline for determining appropriate target long-term award opportunities, but also to ensure the mix of total compensation delivered to each executive is competitive with similar positions within the peer group. In addition, in 2014, the peer group analysis was also used to analyze the methods of payment (such as the use of cash, stock options and restricted shares) to reward long-term performance.

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The Multi-Year Equity Incentive component of the executive compensation program for 2013-2015 was established in 2013 as a percentage of 2013 base salaries and covers a three-year performance period that concludes on December 31, 2015. The Committee established the Multi-Year Equity Incentive participation levels as a percentage of 2013 base salaries for each named executive officer as follows:

Multi-Year Equity Incentive	Multi-Year Equity Incentive as % of 2013 Base Salary (annualized)
	Threshold	Target	Maximum

Jeffrey I. Friedman	70%	140%	210%

John T. Shannon	50%	100%	150%

Lou Fatica	42.5%	85%	127.5%

Jason A. Friedman	30%	60%	90%

Scott D. Irwin	22.5%	45%	67.5%

The Multi-Year Equity Incentive component focuses on three-year absolute TSR (60% of the award), three-year relative TSR (15% of the award) and individual performance over the course of the three-year period as determined within the discretion of the Committee (25% of the award). The hurdles for the TSR measures are shown below:

	Threshold	Target	Maximum
Absolute TSR (60%)	7%	9%	11%
Relative TSR vs. multifamily peer group (15%)	35th percentile	50th percentile	75th percentile

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The following table depicts a break-down of the Multi-Year Equity Incentive at target:

Multi-Year Equity Incentive	Jeffrey I. Friedman	John T. Shannon	Lou Fatica	Jason A. Friedman	Scott D. Irwin
Target Value (Annualized)	$700,000	$325,000	$259,250	$150,000	$135,000
Absolute TSR Portion (Annualized)	$420,000	$195,000	$155,550	$90,000	$81,000
Relative TSR Portion (Annualized)	$105,000	$48,750	$38,888	$22,500	$20,250
Individual Performance Portion (Annualized)	$175,000	$81,250	$64,813	$37,500	$33,750
Total Grant Date Accounting Fair Value (Annualized)	$471,100	$218,725	$174,475	$100,950	$90,855
Total Grant Date Accounting Fair Value (3-Year Period)	$1,413,300	$656,175	$523,425	$302,850	$272,565

Restricted shares earned for the Multi-Year Equity Incentive component will vest one year after the conclusion of the three-year measurement period. During the three-year performance period and the one-year vesting period, restricted shares have voting rights, declared dividends accrue and interest is earned on accrued dividends at a rate determined by the Committee. The Committee sets the interest rate on accrued but unpaid dividends to be consistent with the annual earnings rate on Supplemental Executive Retirement Plan account balances (as described in the “Supplemental Executive Retirement Plan” section). Only the dividends accrued, and interest earned, with respect to restricted shares actually earned for the three-year performance period will be paid when those shares vest on December 31, 2016. Grants under the multi-year component are issued, and metrics and objectives are established, every three years.

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Realizable Compensation

Based on the awards earned under the Single-Year Cash Incentive, the Single-Year Equity Incentive and the target annualized value of the awards under the Multi-Year Equity Incentive, total compensation for performance year 2014 is shown below. Note these values differ (and are not intended to replace, but are supplemental to, the values shown in the “Summary Compensation Table” and the “Grants of Plan-Based Awards Table”).

Total Remuneration	2014 Base Salary	Single-Year Cash Incentive Earned	Single-Year Equity Incentive Earned	Annualized Target Value of Multi-Year Equity Incentive	Total Remuneration
Jeffrey I. Friedman	$500,000	$763,000	$704,375	$700,000	$2,667,375
John T. Shannon	$325,000	$260,813	$327,031	$325,000	$1,237,844
Lou Fatica	$305,000	$301,378	$260,870	$259,250	$1,126,498
Jason A. Friedman	$275,000	$273,900	$221,375	$150,000	$920,275
Scott D. Irwin	$300,000	$244,125	$135,844	$135,000	$814,969

Another variation of this table includes the Monte-Carlo valuations of the Multi-Year Equity Incentive component of the executive compensation program and shows the “likelihood” of achieving the awards per the valuation.

Total Remuneration	2014 Base Salary	Single-Year Cash Incentive Earned	Single-Year Equity Incentive Earned	Annualized Grant Date (Monte-Carlo) Value of Multi-Year Equity Incentive	Total Remuneration
Jeffrey I. Friedman	$500,000	$763,000	$704,375	$471,100	$2,438,475
John T. Shannon	$325,000	$260,813	$327,031	$218,725	$1,131,569
Lou Fatica	$305,000	$301,378	$260,870	$174,475	$1,041,723
Jason A. Friedman	$275,000	$273,900	$221,375	$100,950	$871,225
Scott D. Irwin	$300,000	$244,125	$135,844	$90,855	$770,824

2014 Equity-Based Incentive Awards

All equity compensation awards that were granted to executives in connection with the Single-Year Equity Incentive described above are governed by the terms and conditions of the Company’s 2011 Amended and Restated Equity-Based Award Plan (the “Equity Plan”). The Equity Plan provides to executive officers and other key employees of the Company the opportunity to earn equity-based incentives, including common shares. Awards made under the Equity Plan may be in the form of stock options, restricted shares or other equity-based awards. Stock options are granted with an exercise price that is at least equal to the current fair market value of the Company’s shares on the date of the grant, and will only be of value to the extent the Company’s share price increases over time. Currently, the number of stock options that can be granted to an executive is capped at 500,000 stock options per annum. Generally, stock options and restricted share awards will vest in installments over no less than a three-year period or following the achievement of performance objectives.

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The Committee generally approves equity awards at its January meeting subject to year-end results being reviewed and confirmed by the Audit Committee. Awards are generally processed after the Company’s February year-end earnings release. The number of restricted shares granted to each executive is determined based on dividing the cash value of the award by the closing price of the Company’s common shares on the date of grant. The Committee also has the discretion under the Equity Plan to grant equity-based awards in addition to those awards made in conjunction with the Single-Year Equity Incentive and/or the Multi-Year Equity Incentive. The Committee did not grant any such additional awards in 2014.

The Committee has delegated authority to the CEO to award grants of equity compensation from a discretionary pool to non-executive employees for purposes of fostering retention, rewarding performance or in conjunction with an offer of employment. Generally, 50,000 shares are allocated to this pool each year. During 2014, 17,190 restricted shares were awarded in conjunction with the hiring of key managerial positions beyond the named executive officers. The Committee authorized 50,000 shares for 2015.

Non-Qualified Deferred Compensation Plan

The Company has established the Associated Estates Realty Corporation Elective Deferred Compensation Plan (the “Deferred Comp Plan”). The Deferred Comp Plan is an unfunded, non-qualified deferred compensation program that is subject to the provisions of Section 409A of the Code. Eligibility under the Deferred Comp Plan is determined by the Committee or its designee. Currently, each appointed or elected officer of the Company is eligible to participate in the Deferred Comp Plan.

The Deferred Comp Plan permits deferral of up to 90% of base salary and up to 100% of cash annual incentive payments. An individual bookkeeping account is maintained for each participant. Participants are provided a number of measurement funds from which they may select to determine earnings on amounts deferred under the Deferred Comp Plan, which may be, but are not required to be, the same as those offered under the AERC 401(k) Savings Plan and Trust (the “401(k) Plan”). Deferrals of base salary and incentive payments (other than restricted shares, discussed below) are fully vested at all times.

The Deferred Comp Plan also permits the deferral of restricted shares. Restricted share deferrals are reflected in a separate bookkeeping account for each participant as share equivalent units. Dividend credits are made to such account in the form of share equivalent units. Distributions from a participant’s restricted share deferral account are made in the form of shares. The vesting of share equivalent units occurs on the same schedule as the restricted shares that have been deferred.

The Deferred Comp Plan allows for in-service and separation sub-accounts to permit election of distribution at either a specified date or following separation. Payment of each deferral under the Deferred Comp Plan may be in the form specified in the participant’s election, which may be in the form of a lump sum or annual installments over a period not to exceed four years. Payment of each deferral under the Deferred Comp Plan is made on account of separation from service, death or disability, or at a time specified by the participant, within the parameters set forth in the Deferred Comp Plan. Re-deferral elections are permitted within the parameters set forth in the Deferred Comp Plan. Accounts are distributed upon a change of control, and distribution due to unforeseen financial hardship is also possible.

Supplemental Executive Retirement Plan

The Company established a Supplemental Executive Retirement Plan (the “SERP”). As part of the redesign of the Company’s compensation program in 2007, the Committee determined to limit

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additional contributions to the SERP to those participants who had vested accounts. Consequently, effective January 1, 2007, additional contributions to the SERP will only be made for Mr. Jeffrey I. Friedman; however, the account balances for Messrs. Shannon and Fatica will continue to earn interest. Pursuant to the SERP, the Company makes a contribution to Mr. Friedman’s account at the end of each plan year. The Committee established the contribution rate, which was 6% of eligible earnings for 2014 (including base salary and payments under the Single-Year Cash Incentive). The account balances are treated by the Company as an unfunded liability until the benefits are paid. The account balances earn interest each year at a rate that is set by the Committee prior to the beginning of each plan year. The interest rate remained unchanged at 8.0% for 2014.

Each participant’s SERP account vests when the participant turns 55 years of age provided that he remains an employee of the Company. Account vesting is accelerated in the event of the participant’s death or disability or a change in control (as defined in the SERP). Upon a change in control, the Company must make a cash contribution to an irrevocable “rabbi trust” in an amount necessary to fully fund the SERP accounts within thirty days of the change in control.

Employment Agreement

The Company has an employment agreement with Mr. Jeffrey I. Friedman to serve as the Company’s President and CEO. This agreement has a term of five years. Under the agreement, Mr. Jeffrey I. Friedman must devote his entire business time to the Company. The agreement provides for an annual base salary of $500,000, which may be increased from time to time. Mr. Friedman’s employment agreement also provides for services of an employee to provide bookkeeping and related administrative services for Mr. Friedman, which may be unrelated to the business of the Company. Mr. Friedman’s employment agreement also addresses severance payments that may be due to him under certain termination scenarios. These provisions are discussed under “Potential Payments Upon Termination and Change in Control.” In addition, Mr. Friedman’s employment agreement includes non-competition and confidentiality provisions that apply for a period of three years after the termination of his agreement.

Severance

The Company has a policy of paying severance to each of the executive officers named in the Summary Compensation Table, other than Mr. Jeffrey I. Friedman (whose severance payment is governed by his employment agreement with the Company), if the Company terminates such executive officer without cause. This policy and potential payments under this policy are further explained under “Potential Payments Upon Termination and Change in Control.”

Report of the Executive Compensation Committee

The Committee has reviewed and discussed with the Company’s management the Executive Compensation Discussion & Analysis set forth above. Based on such review and discussion, the Committee recommended to the Board of Directors that the Executive Compensation Discussion & Analysis be included in this proxy statement and incorporated by reference in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, as filed with the Securities and Exchange Commission.

Richard T. Schwarz, Chairman

James J. Sanfilippo

James A. Schoff

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Compensation Risk Assessment

The Company reviewed its compensation programs to determine whether they encourage employees to take unnecessary or excessive risks that could have a material adverse effect on the Company’s business, and the Company determined that they do not. This conclusion is supported by the Company’s practice of including both single-year and multi-year year components within the executive compensation program that reward employees with equity ownership in the Company over an extended period of time. The Company believes its programs are appropriately designed to incent employees to achieve its corporate goals, but not in a way that poses unnecessary or excessive risk to the Company. Moreover, the performance metrics used to determine grants of awards under the incentive plans, such as total shareholder return, relative shareholder return, increases to NOI and continued focus on fixed charge and interest coverage ratios, are aligned with the long-term interests of shareholders.

Summary Compensation Table

The following table summarizes the compensation earned during fiscal year 2014 by the Company’s CEO, Chief Financial Officer and each of the Company’s other executive officers (each, a “named executive officer” and, collectively, the “named executive officers”).

In 2014, base salaries of the named executive officers comprised, on average, 34% of their total compensation while 66% of their total compensation was “at risk”. Single-Year Cash Incentive, Single-Year Equity Incentive and other compensation as described in the Summary Compensation Table, comprised 33%, 29% and 4%, respectively, of the total compensation for the named executive officers for 2014.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Fiscal Year	Salary ($)	Non-Equity Incentive Plan Compensation/ Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Qualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)

Jeffrey I. Friedman,	2014	500,000	763,000	704,375	-	144,184	152,391	2,263,950
Chairman, President and	2013	500,000	826,560	2,201,150	-	127,796	172,491	3,827,997
Chief Executive Officer	2012	500,000	856,800	938,000	371,250	111,824	157,451	2,935,325
John T. Shannon,	2014	325,000	260,813	327,031	-	5,867	10,647	929,358
Senior Vice President	2013	325,000	365,170	1,021,963	-	5,441	13,087	1,730,661
of Operations	2012	325,000	418,600	435,500	-	5,000	10,230	1,194,330
Lou Fatica,	2014	305,000	301,378	260,870	-	10,037	9,373	886,658
Vice President, Treasurer	2013	305,000	315,144	815,212	-	9,307	12,202	1,456,865
and Chief Financial Officer	2012	305,000	328,729	347,395	-	8,552	9,890	999,566
Jason A. Friedman	2014	275,000	273,900	221,375	-	-	5,387	775,662
Vice President, Construction	2013	250,000	215,320	471,675	-	-	7,326	944,321
and Development	2012	250,000	189,300	201,000	-	-	5,070	645,370
Scott D. Irwin	2014	300,000	244,125	135,844	-	-	4,990	684,959
Vice President, Secretary	2013	271,153	238,476	424,508	-	-	696	934,833
and General Counsel

(1)

Reflects amounts earned pursuant to the Single-Year Cash Incentive, including discretionary components. The Single-Year Cash Incentive opportunity for each executive and the objectives that were established for each executive are described under “Executive Compensation Discussion & Analysis—Single-Year Cash Incentive.”

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(2)

Includes the fair value of stock awards granted, performance awards earned, and multi-year performance awards granted during the respective years. Assumptions used in the calculation of these amounts are included in Note 17 of the Notes to the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014.

(3)

Includes the fair value of option awards granted and performance awards earned during the respective years. Assumptions used in the calculation of these amounts are included in Note 17 of the Notes to the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014. On December 26, 2014 Jeffrey I. Friedman voluntarily forfeited 63,714 stock options in connection with the settlement of a shareholder derivative lawsuit filed against the Company and its current and certain former directors. Details of this settlement can be found in the Current Report on Form 8-K furnished to the SEC on October 14, 2015.

(4)

Includes earnings on SERP account balances that are considered to be “above market.” Above market earnings are those that exceed 120% of the twelve-month federal rate of 0.14% as of December 2, 2014. The earnings rate was 8.0% in 2013 and 2014.

(5)

The amounts for Mr. Jeffrey I. Friedman include compensation paid to a Company employee who provides bookkeeping and related administrative services to Mr. Jeffrey I. Friedman for matters that may be personal in nature and unrelated to the business of the Company or the performance of Mr. Jeffrey I. Friedman’s duties. This compensation equaled $54,193 in 2014. The amounts for Messrs. Jeffrey I. Friedman, Shannon, Fatica, Jason A. Friedman, and Irwin also include Company matching contributions under the 401(k) Plan totaling $3,750, $3,750, $3,871, $2,204, and $2,125, respectively, in 2014. Under the 401(k) Plan, participants are eligible for the match of $0.25 on the dollar up to 6% of eligible compensation after completing one year of service. For the named executive officers, eligible compensation for purposes of the 401(k) Plan includes regular wages (base salary) and excludes bonuses. The amounts also include Company contributions to the executives’ SERP accounts. Contributions for each executive are listed in the Non-Qualified Deferred Compensation table. For 2014, SERP contributions made to Mr. Jeffrey I. Friedman’s account were equal to 6% of his annual compensation, which includes base salary and annual bonus. In addition, the amounts include the interest earned on the dividends accrued with respect to restricted shares granted as the 2013 Multi-Year Equity Incentive component. For 2014, the earned interest amounts for Messrs. Jeffrey I. Friedman, Shannon, Fatica, Jason A. Friedman, and Irwin are $14,855, $6,897, $5,502, $3,183, and $2,865, respectively.

Grants of Plan-Based Awards for 2014

Plan-based awards granted to named executive officers for fiscal 2014 were as follows:

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)(1)	Grant Date Fair Value of Stock Awards ($)(2)
Jeffrey I. Friedman	02/03/15	28,506	704,375
John T. Shannon	02/03/15	13,235	327,031
Lou Fatica	02/03/15	10,557	260,870
Jason A. Friedman	02/03/15	8,959	221,375
Scott D. Irwin	02/03/15	5,498	135,844

(1)

Consists of restricted shares granted on February 3, 2015 under the 2014 Single-Year Equity Incentive component. These shares vest in three equal, annual installments with the first installment vesting immediately upon the date of grant. The remaining installments vest on the first and second anniversary of the date of the grant.

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(2)

Aggregate grant date fair value of the equity awards in accordance with GAAP. Assumptions used in the calculations of these amounts are included in Note 17 of the Notes to the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014.

Outstanding Equity Awards at Fiscal Year-End

The following table summarizes the outstanding equity awards to the named executive officers as of December 31, 2014:

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (#)(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Yet Vested (#)(2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Yet Vested ($)(3)
Jeffrey I. Friedman	125,000	-	9.58	8/4/2015	100,116	2,323,692	144,495	3,353,729
	125,000	-	11.26	2/28/2016
	19,620	41,666	15.29	2/15/2022
John T. Shannon	39,090	-	11.26	2/28/2016	46,482	1,078,847	67,087	1,557,089

Lou Fatica	-	-	-	-	37,078	860,580	53,515	1,242,083

Jason A. Friedman	10,000	-	8.77	9/8/2019	21,452	497,901	30,964	718,674

Scott D. Irwin	-	-	-	-	23,686	549,752	27,867	646,793

(1)	The following table lists the vesting schedule for the option awards that had not yet vested as of December 31, 2014:

	Future Vesting of Option
Name	Grant Date	Options Vesting (#)	Vesting Date
Jeffrey I. Friedman	2/15/12	41,666	2/15/15

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(2)	The following table lists the vesting schedule for the stock awards that had not yet vested as of December 31, 2014:

	Future Vesting of Stock Awards					Future Vesting of Stock Awards
Name	Grant Date	Shares Vesting (#)	Vesting Date		Name	Grant Date	Shares Vesting (#)	Vesting Date
Jeffrey I. Friedman	2/1/13	19,123	2/1/15		John T. Shannon	2/1/13	8,878	2/1/15
	2/4/14	16,414	2/4/15			2/4/14	7,621	2/4/15
	2/4/14	16,413	2/4/16			2/4/14	7,620	2/4/16
	2/1/13	144,495	12/31/16	*		2/1/13	67,087	12/31/16 *
	2/1/13	48,166	12/31/16			2/1/13	22,363	12/31/16
Lou Fatica	2/1/13	7,082	2/1/15		Jason A. Friedman	2/1/13	4,098	2/1/15
	2/4/14	6,079	2/4/15			2/4/14	3,517	2/4/15
	2/4/14	6,079	2/4/16			2/4/14	3,517	2/4/16
	2/1/13	53,515	12/31/16	*		2/1/13	30,964	12/31/16 *
	2/1/13	17,838	12/31/16			2/1/13	10,320	12/31/16
Scott D. Irwin	1/21/13	4,034	1/21/15
	2/4/14	3,165	2/4/15
	1/21/13	4,033	1/21/16
	2/4/14	3,165	2/4/16
	2/1/13	27,867	12/31/16	*
	2/1/13	9,289	12/31/16

*

Indicates equity incentive plan award of restricted shares granted under the Multi-Year Equity Incentive component that are performance contingent and may vest if pre-established criteria are met or otherwise will be forfeited.

(3)

Market value of unvested and unearned shares was determined by multiplying the number of unearned shares as of December 31, 2014 by the closing price of the Company’s common shares on the last business day of 2014. The closing price on that day was $23.21.

Option Exercises and Stock Vested

The following table summarizes the vesting of restricted shares and similar instruments during 2014 for the account of the named executive officers:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Jeffrey I. Friedman	-	-	56,775	902,941
John T. Shannon	62,930	600,619	26,361	419,242
Lou Fatica	-	-	21,026	334,395
Jason A. Friedman	10,000	87,700	12,167	193,503
Scott D. Irwin	-	-	7,199	116,354

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Non-Qualified Deferred Compensation

The following table summarizes contributions and deferrals of compensation during 2014 under each plan that is not tax-qualified with respect to each named executive officer:

Name	Plan	Executive Contributions in 2014 ($)(1)	Registrant Contributions in 2014 ($)(2)	Aggregate Earnings in 2014 ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at December 31, 2014 ($)

Jeffrey I. Friedman	SERP	-	79,594	147,277	-	2,067,837
	NQDC	206,281	-	-	-	6,383,173
John T. Shannon	SERP	-	-	5,993	-	80,910
	NQDC	8,889	-	-	-	480,016
Lou Fatica	SERP	-	-	10,252	-	138,403
	NQDC	-	-	-	-	-
Jason A. Friedman	SERP	-	-	-	-	-
	NQDC	-	-	-	-	-
Scott D. Irwin	SERP	-	-	-	-	-
	NQDC	-	-	-	-	-

(1)	Contributions reflect dividends on portions of base salary and/or restricted share grants that the named executive officer previously elected to defer into the Deferred Comp Plan.

(2)

Company contributions reflect contributions made to the named executive officer’s SERP account during the fiscal year. These amounts are also set forth in the Summary Compensation Table and described in footnote (5) thereto.

(3)

Aggregate earnings on SERP account balances during the fiscal year. Above-market earnings on the SERP accounts are also set forth in the Summary Compensation Table and described in footnote (4) thereto.

Potential Payments Upon Termination and Change in Control

The Company has a severance program for Messrs. Shannon, Fatica, Jason A. Friedman and Irwin. Under this program, the executive will receive a severance payment if his employment is terminated by the Company for any reason other than willful misconduct equal to one year of base salary, one year of insurance coverage, a pro rata payout of the Single-Year Cash Incentive for the year in which the termination occurs and executive outplacement services. In exchange for the severance benefits, the executive is required to execute an agreement not to compete with the Company or to solicit any clients or employees of the Company for a one-year period, and other terms and conditions generally associated with the receipt of severance. If Messrs. Shannon’s, Fatica’s, Jason A. Friedman’s, or Irwin’s employment had been terminated by the Company for a reason other than willful misconduct on December 31, 2014, they would have received severance payments equal to $677,876; $592,126; $523,129; or $537,276; respectively, based on Single-Year Cash Incentive amounts at target. In addition, if Mr. Shannon’s, Fatica’s, Jason A. Friedman’s, or Irwin’s employment had been terminated as a result of death or disability on December 31, 2014, any stock options held by him would have become immediately and automatically vested and exercisable. Likewise, upon termination due to death or disability, any restricted shares held by a named executive officer would have vested and any restrictions thereon would have immediately lapsed. The number of restricted shares subject to vesting had death or disability occurred on December 31, 2014 are quantified in the “Outstanding Equity Awards at Fiscal Year-End” table.

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Pursuant to the terms of his employment agreement, if Mr. Jeffrey I. Friedman, our CEO, is terminated for “cause” (as defined in such agreement), he will receive any accrued but unpaid base salary and benefits, but no other severance payments. If he resigns (not including a termination for “good reason”) or retires, he will receive payment equal to (i) a pro rata portion of any Single-Year Cash Incentive compensation applicable to the calendar year in which resignation or retirement occurs, payable after the end of the applicable performance period based on actual performance; (ii) any other unpaid salary and benefits accrued and earned by him up to an including the date of such resignation or retirement; and (iii) any restricted shares or restricted stock units previously issued to him would continue to vest according to the terms of the grant as if he had not resigned or retired. If he terminates employment for “good reason,” or his employment is terminated “without cause” or as a result of his permanent disability or death, he will receive payment equal to (i) three times the sum of (A) his annual base salary in effect at the date of such termination, permanent disability or death (as the case may be), and (B) an amount equal to the average of the annual bonus compensation paid to him for each of the three years preceding the date of such termination, permanent disability or death (as the case may be); (ii) a pro rata portion of any Single-Year Cash Incentive compensation applicable to the calendar year in which termination, permanent disability or death occurs, payable after the end of the applicable performance period based on actual performance; (iii) any other unpaid salary and benefits accrued and earned by him up to an including the date of such termination, permanent disability or death; and (iv) in the case of termination without cause or for good reason, any restricted shares or restricted stock units previously issued to Mr. Jeffrey I. Friedman would continue to vest according to the terms of the grant as if Mr. Jeffrey I. Friedman’s employment had not been terminated. Vesting upon death or disability is described below. Thus, had Mr. Jeffrey I. Friedman’s employment with the Company been terminated on December 31, 2014, then:

✓	if such termination had been for “cause,” he would have received $19,543 in accrued base salary and benefits;

✓	if such termination had been for “good reason,” without “cause” or as a result of his permanent disability or death, he would have received $4,824,663 in base salary, bonus and benefits payments.

If, after the occurrence of a “change in control” (as defined in his agreement), Mr. Jeffrey I. Friedman’s employment is terminated without “cause” by the Company or he resigns for “good reason,” any equity or other employee benefit plan award that is outstanding at the time of such termination (whether subject to time-based vesting conditions or performance-based vesting conditions) would become vested in full immediately prior to such termination. In addition to these items, beginning on the day after the cessation of his employment with the Company (except in the case of termination for “cause,” permanent disability or death) and until the date that Mr. Jeffrey I. Friedman would begin employment with another company, but not to exceed a period of five years, the Company would provide to Mr. Jeffrey I. Friedman at no cost to him, office space (at a location other than the executive offices of the Company), a full-time secretary and other customary office support functions.

If a named executive officer dies or becomes disabled (as defined in the Company’s 2008 and 2011 Amended and Restated Equity-Based Award Plans), any stock options and unvested restricted shares held by him would become immediately and automatically vested and exercisable. If Messrs. Jeffrey I. Friedman, Shannon, Fatica, Jason A. Friedman, or Irwin, had died or become permanently disabled on December 31, 2014, their restricted shares granted, in the amounts of 244,611; 113,569; 90,593; 52,416; and 51,553 would have vested at a value of $5,677,422; $2,635,936; $2,102,664; $1,216,575; and $1,196,545, respectively.

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Moreover, all SERP account balances become fully vested in the event of a change in control (as defined therein). If a change in control had occurred on December 31, 2014, Messrs. Jeffrey I. Friedman, Shannon and Fatica would have become vested in amounts under the SERP equal to $2,067,837; $80,910; and $138,403, respectively.

Compensation Committee Interlocks and Insider Participation

Messrs. Sanfilippo, Schoff and Schwarz, all independent directors, comprised the Committee for 2014. There are no compensation committee interlocks.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table contains certain information regarding the beneficial ownership of the Company’s common shares as of March 2, 2015 (unless otherwise noted), by: (a) the executive officers named in the Summary Compensation Table, (which we refer to as our “named executive officers”); (b) the Company’s directors; (c) each other person (and such person’s address) who is known by the Company to be the beneficial owner of more than 5% of the outstanding common shares (based on information filed with the SEC); and (d) the Company’s executive officers and directors as a group. The persons named in the table, except as otherwise described in the notes below, have sole voting power and sole investment power with respect to all common shares set forth opposite their respective names.

Name and Address of Beneficial Owner (1)	Number of Common Shares Beneficially Owned	Number of Common Shares Subject to Options Currently Exercisable or Exercisable Within 60 Days	Number of Share Equivalent Units (2)	Total Number of Shares	Percent of Class (3)

Douglas Crocker II	-	-	6,062	6,062	*
Lou Fatica(4)	228,647	-	-	228,647	*
Jon A. Fosheim	-	-	5,150	5,150	*
Jeffrey I. Friedman(5)	505,888	311,286	277,337	1,094,511	1.4%
Jason A. Friedman(6)	65,416	10,000	-	75,416	*
Michael E. Gibbons(7)	1,119	-	81,254	82,373	*
James J. Sanfilippo	900	-	16,316	17,216	*
James A. Schoff(4)	42,339	-	35,241	77,580	*
Richard T. Schwarz	100,732	-	-	100,732	*
John T. Shannon(4)	200,577	39,090	11,951	251,618	*
Scott D. Irwin	58,488	-	-	58,488	*
BlackRock, Inc.(8)	6,481,530	-	-	6,481,530	11.2%
T. Rowe Price Associates, Inc.(9)	3,970,310	-	-	3,970,310	6.9%
The Vanguard Group, Inc.(10)	8,122,538	-	-	8,122,538	14.0%
All Executive Officers and Directors as a Group (11 persons)	1,204,106	360,376	433,311	1,997,793	2.7%

* Less than 1%.

(1)	Addresses have been provided only for those shareholders having a 5% or greater beneficial ownership interest.

(2)	Represents share units deferred under the Company’s deferred compensation plans. The share units have the same economic value as common shares but have no voting power.

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(3)	Does not include share equivalent units because they have no voting power.

(4)	Includes, 900 common shares held in an IRA account for Mr. Sanfilippo, 3,093 common shares held in an IRA account for Mr. Shannon and 20,000 held in an IRA account for Mr. Schoff.

(5)	Includes 101,000 common shares held by Mr. Jeffrey I. Friedman’s wife, 20,482 common shares held in an IRA account and 5,885 common shares held by a trust of which Mr. Jeffrey I. Friedman is trustee.

(6)	Includes 5,044 common shares held by Mr. Jason A. Friedman’s daughter.

(7)	Represents common shares of which Mr. Gibbons and his wife share voting power and investment power jointly.

(8)

Based on information as of December 31, 2014, contained in a Schedule 13G/A filed with the SEC on January 9, 2015, BlackRock, Inc. has the sole power to vote 6,319,666 common shares and sole dispositive power with respect to 6,479,795 common shares. The principal business office address of BlackRock Inc. is 55 East 52nd Street, New York, New York 10022.

(9)

Based on information as of December 31, 2014, contained in a Schedule 13G filed with the SEC on February 12, 2015, T. Rowe Price Associates, Inc. has the sole power to vote 804,850 common shares and sole dispositive power with respect to 3,970,310 common shares. The principal business office address of T. Rowe Price Associates, Inc. is 100 East Pratt Street, Baltimore, Maryland 21202.

(10)

Based on information as of December 31, 2014, contained in a Schedule 13G filed with the SEC on February 10, 2015, The Vanguard Group, Inc. has the sole power to vote 162,436 common shares, shared power to vote 48,500 common shares, sole dispositive power with respect to 7,992,402 common shares, and shared dispositive power with respect to 130,136 common shares. The principal business office address of The Vanguard Group, Inc. is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Albert T. Adams

Albert T. Adams, a former director of the Company, is a partner of Baker & Hostetler LLP. Prior to the Company terminating its outside counsel relations with Baker & Hostetler LLP effective as of March 28, 2014, Baker & Hostetler LLP provided legal services to the Company.

Hancock Real Estate Strategies

Hancock Real Estate Strategies (HRES), a full service investment real estate brokerage and advisory firm, provided real estate brokerage services to the Company during 2014. HRES is owned by Matthew E. Friedman, a son of our CEO, Jeffrey I. Friedman, and brother of Jason A. Friedman. In 2014, HRES represented the Company with respect to the disposition of one multifamily community and the acquisition of a land parcel for future development. The aggregate value of these transactions was $69,070,000. As payment for these services, HRES received commissions totaling $399,200, which represented less than 60 basis points of the aggregate transaction value.

Review and Approval of Transactions with Related Persons

The Board of Directors of the Company reviews, and the independent directors must approve, all related-party transactions, subject to certain de minimis thresholds established by the Board for transactions between the Company and a family member of an independent director. Proposed transactions between the Company and related persons (as defined in Item 404 of Regulation S-K under the Securities Act of 1933) are submitted to the full Board of Directors for consideration. The relationship of the parties and the terms of the proposed transaction are reviewed and discussed by the Board of Directors, and the independent members of the Board of Directors may approve or

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disapprove the Company entering into the transaction. Related-party transactions, whether or not those transactions must be disclosed under Federal securities laws, are approved by the independent members of the Board of Directors pursuant to the policy and reviewed annually with the Audit Committee.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors, executive officers and beneficial owners of more than 10% of a registered class of the Company’s equity securities to file with the SEC and NYSE initial reports of ownership and reports of changes in ownership of common shares and other equity securities of the Company, and such persons are required by SEC regulations to furnish the Company with copies of all forms they file pursuant to Section 16(a). To the Company’s knowledge, based solely on review of the copies of such reports furnished to the Company, during the fiscal year ended December 31, 2014, or with respect to such fiscal year, all Section 16(a) filing requirements applicable to its executive officers, directors and ten percent beneficial owners were met.

PROPOSAL FOUR:	APPROVAL OF THE ASSOCIATED ESTATES REALTY CORPORATION THIRD AMENDED AND RESTATED ARTICLES OF INCORPORATION

Background — REIT Status and Share Ownership Limit

The Company has elected to be treated as a “real estate investment trust” (“REIT”) under Section 856 of the Code. Because the Company qualifies for, and has elected to be treated as, a REIT under the Code, it is entitled to preferential tax treatment. Specifically, the Company is treated as a “pass-through” entity that can avoid most entity-level federal tax by complying with detailed restrictions on its ownership structure, distributions and operations. One such restriction, set forth in Section 856(a)(6) of the Code, is that the Company may not be “closely held.”

Pursuant to Section 856(h)(1)(A) of the Code, a REIT is deemed to be closely held if, at any time during the last half of the taxable year, more than 50% in value of its outstanding stock is owned, directly or indirectly, by or for not more than five individuals. To ensure compliance with this so-called “five or fewer” test, REITs typically include ownership and transfer restrictions in their charter documents that (a) prohibit any person from beneficially or constructively owning more than a stated maximum amount, usually 9.8% or 9.9%, of the outstanding shares of the REIT, and (b) render ineffective any transfer or attempted transfer of shares that may result in a violation of ownership limits.

At the time of the initial public offering of the Company’s common shares in 1993, certain persons whose ownership was aggregated together (the “Existing Holders”) owned approximately 32.0% of the Company’s outstanding common shares. Consequently, if any group of four other individuals were to collectively have owned more than 18.0% of the Company’s outstanding common shares, the “five or fewer” test would have been violated and the Company’s REIT status would be at risk. To protect the Company’s REIT status, the Company’s Second Amended and Restated Articles of Incorporation (the “Current Articles”) provide that no person may beneficially own more than 4.0% of the Company’s outstanding common shares (the “4.0% Ownership Limit”).

The Current Articles authorize the Board of Directors, with a ruling from the Internal Revenue Service or an opinion of legal counsel, to grant exemptions from the 4.0% Ownership Limit in certain circumstances. In practice, provided the granting of such an exemption would not jeopardize the Company’s REIT status, the Board of Directors has never declined to exercise its exemptive authority

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in favor of a shareholder who has requested an exemption from the 4.0% Ownership Limit. Nevertheless, the 4.0% Ownership Limit represents a theoretical impediment to shareholders who wish to acquire more than 4.0% of the Company’s outstanding common shares. Furthermore, as the number of outstanding common shares has increased substantially since the initial public offering, and the collective common share ownership of the Existing Holders has diminished as a percentage of the Company’s outstanding common shares, the 4.0% Ownership Limit is no longer necessary to protect the Company’s REIT status.

Among the several, important corporate governance enhancements implemented by the Board of Directors during 2014 was a resolution to seek shareholder approval at the Annual Meeting to amend the Current Articles to remove or modify the 4.0% Ownership Limit to the extent possible while still protecting the Company’s REIT status.

Third Amended and Restated Articles of Incorporation

The full text of the proposed Third Amended and Restated Articles of Incorporation of the Company (the “Amended Articles”) is included as Appendix I to this proxy statement, and this summary is subject to and qualified in its entirety by the complete text of the Amended Articles. The proposed substantive changes in the Amended Articles primarily relate to provisions applicable to the Company’s common shares, which are contained in Article FOURTH, Division B of our Current Articles. Accordingly, Article FOURTH, Division B of the Amended Articles is attached as Appendix II to this proxy statement, marked to show the proposed changes to the existing Article FOURTH, Division B of the Current Articles.

The Amended Articles eliminate the 4.0% Ownership Limit to protect the Company’s REIT status against potential violations of the “five or fewer” test. The Amended Articles rely instead upon a beneficial ownership limit of 9.8% of the Company’s outstanding common shares (the “9.8% Ownership Limit”). The Amended Articles also permit certain trusts described in the Code and registered investment companies to own up to 15.0% of the Company’s outstanding common shares (the “Look-Through Ownership Limit”), subject to certain exceptions. Each of the 9.8% Ownership Limit and the Look-Through Ownership Limit may be increased at the discretion of the Board of Directors, provided that after giving effect to such increase five or fewer beneficial owners could not beneficially own, in the aggregate, more than 49.6% of the Company’s outstanding common shares.

Furthermore, a number of other publicly traded REITs have adopted amendments to their charter documents that provide that any common shares that a holder attempts to transfer in violation of applicable ownership limits are instead automatically transferred to a trust for the benefit of a charitable beneficiary, with such REITs maintaining a right to purchase these excess shares for a period of time. The Amended Articles provide that upon a transfer or non-transfer event that results in a person owning Company common shares in excess of applicable ownership limits or that results in the Company otherwise being deemed to be closely held, the person (a “Prohibited Owner”) will not acquire or retain any rights or beneficial economic interest in the such excess shares. Instead, the excess shares will be automatically transferred to a person or entity unaffiliated with and designated by the Company to serve as trustee of a trust for the exclusive benefit of a charitable beneficiary to be designated by the Company within five days after the discovery of the transaction that created the excess shares. The trustee will have the exclusive right to designate a person who may acquire the excess shares without violating the applicable restrictions (a “Permitted Transferee”) to acquire all of the shares held by the trust. The Permitted Transferee must pay the trustee an amount equal to the fair market value (determined at the time of transfer to the Permitted Transferee) for the excess shares. The trustee will pay to the Prohibited Owner the lesser of (a) the value of the shares at the time they

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became excess shares and (b) the price received by the trustee from the sale of the excess shares to a Permitted Transferee. The beneficiary will receive the excess of (a) the sale proceeds from the transfer to a Permitted Transferee over (b) the amount paid to the Prohibited Owner, if any, in addition to any dividends paid with respect to the excess shares.

Finally, the Amended Articles remove from the Current Articles certain provisions pertaining to the Existing Holders that are now obsolete, remove from the Current Articles certain amendments designating series of preferred shares that were previously issued and subsequently repurchased and retired by the Company and make other ministerial and conforming changes to the Current Articles.

Vote Required for Approval

Pursuant to Section 1701.71 of the Ohio Revised Code and the Current Articles, the affirmative vote of a majority of the shares outstanding is required to adopt this proposal. Therefore, abstentions will have the effect of a vote against this proposal. In the event this proposal is not adopted by the requisite vote of the Company’s shareholders at the Annual Meeting, the Current Articles shall remain in effect without amendment.

RECOMMENDATION:	THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE PROPOSAL TO APPROVE THE ASSOCIATED ESTATES REALTY CORPORATION THIRD AMENDED AND RESTATED ARTICLES OF INCORPORATION.

PROPOSAL FIVE:	RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP served as the independent registered public accounting firm to the Company in 2014 and is expected to be retained by the Company’s Audit Committee to do so in 2015. Under the Audit Committee charter, the Audit Committee is responsible for the appointment and oversight of, and the approval of the compensation arrangements with, the Company’s independent registered public accounting firm. The Board of Directors has directed that management submit the appointment of the Company’s independent registered public accounting firm for ratification by shareholders at the annual meeting of shareholders.

Although the NYSE listing standards require that the Audit Committee be directly responsible for selecting and retaining the independent registered public accounting firm, we are providing you with the means to express your view on the matter. Shareholder ratification of the appointment of the Company’s independent registered public accounting firm is not required by Ohio law, the Company’s Code of Regulations or otherwise. Although this vote is not binding, if shareholders do not ratify the appointment of PricewaterhouseCoopers LLP, the Audit Committee will consider the shareholder vote in determining whether or not to retain the firm. The Audit Committee may retain PricewaterhouseCoopers LLP, notwithstanding the fact that shareholders did not ratify the appointment, or select another nationally recognized accounting firm without re-submitting the matter to shareholders. Even if the appointment is ratified, the Audit Committee reserves the right, in its discretion, to select and appoint a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interest of the Company and its shareholders.

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A representative of PricewaterhouseCoopers LLP is expected to be present at the annual meeting of shareholders and will have an opportunity to make a statement if the representative so desires and will be available to respond to appropriate questions from shareholders.

Fees Paid To PricewaterhouseCoopers LLP

Audit Fees

The aggregate fees billed for professional services rendered by PricewaterhouseCoopers LLP for the audits of the Company’s annual financial statements for the years ended December 31, 2014 and 2013 and the related reviews of the financial statements included in the Company’s Form 10-Qs filed with the SEC during 2014 and 2013 were $785,500 and $690,000, respectively. The fees for 2014 and 2013 include the audit of the Company’s internal control over financial reporting as required by the Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 5, An Audit of Internal Control Over Financial Reporting That is Integrated with An Audit of Financial Statements.

Audit-Related Fees

The aggregate fees billed for assurance and related services rendered by PricewaterhouseCoopers LLP that are reasonably related to the performance of the audits or reviews of the Company’s financial statements and are not reported under “Audit Fees” above for the years ended December 31, 2014 and 2013 were $202,947 and $146,259, respectively. Audit-related fees in 2014 and 2013 were for procedures related to other SEC filings, inclusive of SEC required audits of properties acquired in 2014 and 2013.

Tax Fees

The aggregate fees billed for professional services rendered by PricewaterhouseCoopers LLP for tax compliance, tax advice and tax planning for the years ended December 31, 2014 and 2013 were $119,651 and $144,395, respectively, of which $88,000 and $52,900, respectively, were related to tax compliance services.

All Other Fees

The aggregate fees billed by PricewaterhouseCoopers LLP for other products and services for the years ended December 31, 2014 and 2013 were $1,944 and $81,515, respectively. Other fees in 2014 related to software licensing for accounting and professional standards. Other fees in 2013 consisted of $79,571 related to consulting services and $1,944 related to software licensing for accounting and professional standards.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

The Audit Committee pre-approves, on an individual basis, all audit and permissible non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. All of the services rendered by PricewaterhouseCoopers LLP under the categories “audit related fees,” “tax fees” and “all other fees” described above were pre-approved by the Audit Committee.

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Auditor Independence

The Audit Committee believes that the non-audit services provided by PricewaterhouseCoopers LLP are compatible with maintaining the accountant’s independence. The Audit Committee reviews formal communication of auditor independence as required by PCAOB Rule 3526.

RECOMMENDATION:	THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE PROPOSAL TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTANT FOR THE COMPANY’S FISCAL YEAR ENDING DECEMBER 31, 2015.

PROPOSAL SIX:	ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) provides shareholders an opportunity to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in this proxy statement. Previously, our shareholders indicated their preference that the Company conduct such an advisory vote on an annual basis. As such, the next advisory vote on the compensation of named executive officers is expected to take place at our 2016 Annual Meeting of Shareholders.

As described in detail under the heading “Executive Compensation Discussion & Analysis” and in the compensation tables and narrative disclosures that accompany the compensation tables, the Company’s compensation program for the named executive officers is designed to attract, motivate and retain talented executives who will provide leadership for the Company’s success. Under this program, the named executive officers are rewarded for individual and collective contributions to the Company consistent with a “pay for performance” orientation. Furthermore, the executive officer compensation program is aligned with the nature and dynamics of the Company’s business, which focuses management on achieving the Company’s annual and long-term business strategies and objectives. The Compensation Committee regularly reviews the executive compensation program to ensure that it achieves the desired goals of emphasizing long-term value creation and aligning the interests of management and shareholders through the use of equity-based awards.

The Company is asking the shareholders to indicate their support for the Company’s named executive officer compensation as described in this proxy statement. Accordingly, the Company asks the shareholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.”

As an advisory vote, this proposal is not binding upon the Company. However, the Committee, which is responsible for designing and administering the Company’s executive compensation program, values the opinions expressed by shareholders in their vote on this proposal and will continue to consider the outcome of the vote when making future compensation decisions for named executive officers.

RECOMMENDATION:	THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE PROPOSAL TO APPROVE THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS.

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APPENDIX I

Associated Estates Realty Corporation

THIRD AMENDED AND RESTATED ARTICLES OF INCORPORATION

OF

ASSOCIATED ESTATES REALTY CORPORATION

FIRST:  The name of the Corporation shall be Associated Estates Realty Corporation.

SECOND:  The place in the State of Ohio where the principal office of the Corporation is located is Richmond Heights, Cuyahoga County.

THIRD:  The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be formed under Sections 1701.01 to 1701.98, inclusive, of the Ohio Revised Code.

FOURTH:  The authorized number of shares of the Corporation is 100,000,000, consisting of 91,000,000 Common Shares, without par value (hereinafter called “Common Shares”), and 3,000,000 Class A Cumulative Preferred Shares, without par value (hereinafter called “Class A Shares”), 3,000,000 Class B Cumulative Preferred Shares, without par value (hereinafter called “Class B Shares”) and 3,000,000 Noncumulative Preferred Shares, without par value (hereinafter called “Noncumulative Shares”).

DIVISION A

I.  THE CLASS A CUMULATIVE PREFERRED SHARES. The Class A Shares shall have the following express terms:

Section 1.  SERIES. The Class A Shares may be issued from time to time in one or more series. All Class A Shares shall be of equal rank and shall be identical, except in respect of the matters that may be fixed by the Board of Directors as hereinafter provided, and each share of a series shall be identical with all other shares of such series, except as to the dates from which dividends shall accrue and be cumulative. All Class A Shares shall rank on a parity with the Class B Shares and the Noncumulative Shares and shall be identical to all Class B Shares and Noncumulative Shares except (1) in respect of the matters that may be fixed by the Board of Directors as provided in clauses (a) through (i), inclusive, of this Section 1 and (2) only dividends on Class A Shares and Class B Shares shall be cumulative as set forth herein. Subject to the provisions of Sections 2 through 5, both inclusive, and Item 4 of this Division, which provisions shall apply to all Class A Shares, the Board of Directors hereby is authorized to cause such shares to be issued in one or more series and with respect to each such series to determine and fix prior to the issuance thereof (and thereafter, to the extent provided in clause (b) of this Section) the following:

(a)  The designation of the series, which may be by distinguishing number, letter or title;

(b)  The authorized number of shares of the series, which number the Board of Directors may (except where otherwise provided in the creation of the series) increase or decrease from time to time before or after the issuance thereof (but not below the number of shares thereof then outstanding);

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(c)  The dividend rate or rates of the series, including the means by which such rates may be established;

(d)  The date or dates from which dividends shall accrue and be cumulative and the dates on which and the period or periods for which dividends, if declared, shall be payable, including the means by which such dates and periods may be established;

(e)  The redemption rights and price or prices, if any, for shares of the series;

(f)  The terms and amount of the sinking fund, if any, for the purchase or redemption of shares of the series;

(g)  The amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation;

(h)  Whether the shares of the series shall be convertible into Common Shares or shares of any other class and, if so, the conversion rate or rates or price or prices, any adjustments thereof and all other terms and conditions upon which such conversion may be made; and

(i)  Restrictions (in addition to those set forth in Subsection 5(d) or 5(e) of this Section I) on the issuance of shares of the same series or of any other class or series.

The Board of Directors is authorized to adopt from time to time amendments to the Amended and Restated Articles of Incorporation, as amended, fixing, with respect to each such series, the matters described in clauses (a) through (i), both inclusive, of this Section and is authorized to take such actions with respect thereto as may be required by law in order to effect such amendments.

Section 2.  DIVIDENDS.

(a)  The holders of Class A Shares of each series, in preference to the holders of Common Shares and of any other class of shares ranking junior to the Class A Shares, shall be entitled to receive out of any funds legally available therefor, and when and as declared by the Board of Directors, dividends in cash at the rate or rates for such series fixed in accordance with the provisions of Section 1 above and no more, payable on the dates fixed for such series. Such dividends shall accrue and be cumulative, in the case of shares of each particular series, from and after the date or dates fixed with respect to such series. No dividends shall be paid upon or declared or set apart for any series of the Class A Shares for any dividend period unless at the same time (i) a like proportionate dividend for the dividend periods terminating on the same or any earlier date, ratably in proportion to the respective annual dividend rates fixed therefor, shall have been paid upon or declared or set apart for all Class A Shares of all series then issued and outstanding and entitled to receive such dividend and (ii) the dividends payable for the dividend periods terminating on the same or any earlier date (but, with respect to Noncumulative Shares, only with respect to the then current dividend period), ratably in proportion to the respective dividend rates fixed therefor, shall have been paid upon or declared or set apart for all Class B Shares and Noncumulative Shares then issued and outstanding and entitled to receive such dividends.

(b)  So long as any Class A Shares shall be outstanding no dividend, except a dividend payable in Common Shares or other shares ranking junior to the Class A Shares, shall be paid or declared or any distribution be made, except as aforesaid, in respect of the Common Shares or any

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other shares ranking junior to the Class A Shares, nor shall any Common Shares or any other shares ranking junior to the Class A Shares be purchased, retired or otherwise acquired by the Corporation, except out of the proceeds of the sale of Common Shares or other shares of the Corporation ranking junior to the Class A Shares received by the Corporation subsequent to the date of first issuance of Class A Shares of any series, unless:

(1)  All accrued and unpaid dividends on Class A Shares and Class B Shares, including the full dividends for all current dividend periods, shall have been declared and paid or a sum sufficient for payment thereof set apart;

(2)  All unpaid dividends on Noncumulative Shares for the then current dividend period shall have been declared and paid or a sum sufficient for payment therefor set apart; and

(3)  There shall be no arrearages with respect to the redemption of Class A Shares, Class B Shares or Noncumulative Shares of any series from any sinking fund provided for shares of such series in accordance with the provisions of Section 1 of this Division.

(c)  The foregoing restrictions on the payment of dividends or other distributions on, or on the purchase, redemption retirement or other acquisition of, Common Shares or any other shares ranking on a parity with or junior to the Class A Shares shall be inapplicable to (i) any payments in lieu of issuance of fractional shares thereof, whether upon any merger, conversion, stock dividend or otherwise, (ii) the conversion of Class A Shares, Class B Shares or Noncumulative Shares into Common Shares or (iii) the exercise by the Corporation of its rights pursuant to Section V(d) of this Division A, Section 4(d) of Division B or any similar Section hereafter contained in these Third Amended and Restated Articles of Incorporation, as amended, with respect to any other class or series of capital stock hereafter created or authorized.

(d)  If, for any taxable year, the Corporation elects to designate as “capital gain dividends” (as defined in Section 857 of the Code), any portion (the “Capital Gains Amount”) of the dividends paid or made available for the year to holders of all classes of stock (the “Total Dividends”), then the portion of the Capital Gains Amount that shall be allocable to holders of the Class A Shares shall be the amount that the total dividends paid or made available to the holders of the Class A Shares for the year bears to the Total Dividends.

Section 3.  REDEMPTION.

(a)  Subject to the express terms of each series, the Corporation:

(1)  May, from time to time at the option of the Board of Directors, redeem all or any part of any redeemable series of Class A Shares at the time outstanding at the applicable redemption price for such series fixed in accordance with the provisions of Section 1 of this Division; and

(2)  Shall, from time to time, make such redemptions of each series of Class A Shares as may be required to fulfill the requirements of any sinking fund provided for shares of such series at the applicable sinking fund redemption price fixed in accordance with the provisions of Section 1 of this Division;

and shall in each case pay all accrued and unpaid dividends to the redemption date.

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(b)(1)  Notice of every such redemption shall be mailed, postage prepaid, to the holders of record of the Class A Shares to be redeemed at their respective addresses then appearing on the books of the Corporation, not less than 30 days nor more than 60 days prior to the date fixed for such redemption, or such other time prior thereto as the Board of Directors shall fix for any series pursuant to Section 1 of this Division prior to the issuance thereof. At any time after notice as provided above has been deposited in the mail, the Corporation may deposit the aggregate redemption price of Class A Shares to be redeemed, together with accrued and unpaid dividends thereon to the redemption date, with any bank or trust company in Cleveland, Ohio, or New York, New York, having capital and surplus of not less than $100,000,000, named in such notice and direct that there be paid to the respective holders of the Class A Shares so to be redeemed amounts equal to the redemption price of the Class A Shares so to be redeemed, together with such accrued and unpaid dividends thereon, on surrender of the share certificate or certificates held by such holders; and upon the deposit of such notice in the mail and the making of such deposit of money with such bank or trust company, such holders shall cease to be shareholders with respect to such shares; and from and after the time such notice shall have been so deposited and such deposit of money shall have been so made, such holders shall have no rights or claim against the Corporation with respect to such shares, except only the right to receive such money from such bank or trust company without interest or to exercise before the redemption date any unexpired privileges of conversion. In the event less than all of the outstanding Class A Shares are to be redeemed, the Corporation shall select by lot the shares so to be redeemed in such manner as shall be prescribed by the Board of Directors.

(2)  If the holders of Class A Shares which have been called for redemption shall not within six years after such deposit claim the amount deposited for the redemption thereof, any such bank or trust company shall, upon demand, pay over to the Corporation such unclaimed amounts and thereupon such bank or trust company and the Corporation shall be relieved of all responsibility in respect thereof and to such holders.

(c)  Any Class A Shares which are (1) redeemed by the Corporation pursuant to the provisions of this Section, (2) purchased and delivered in satisfaction of any sinking fund requirements provided for shares of such series, (3) converted in accordance with the express terms thereof, or (4) otherwise acquired by the Corporation, shall resume the status of authorized but unissued Class A Shares without serial designation.

(d)  Except in connection with the exercise of the Corporation’s rights pursuant to Section (d) of Item V of this Division A, Section 4(d) of Division B or any similar Section hereafter contained in these Third Amended and Restated Articles of Incorporation, as amended, with respect to any other class or series of capital stock hereafter created or authorized, the Corporation may not purchase or redeem (for sinking fund purposes or otherwise) less than all of the Class A Shares then outstanding except in accordance with a stock purchase offer made to all holders of record of Class A Shares, unless all dividends on all Class A Shares then outstanding for all previous and current dividend periods shall have been declared and paid or funds therefor set apart and all accrued sinking fund obligations applicable thereto shall have been complied with.

Section 4.  LIQUIDATION.

(a) (1)  In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the holders of Class A Shares of any series shall be entitled to receive in full out of the assets of the Corporation, including its capital, before any amount shall be paid or distributed among the holders of the Common Shares or any other shares ranking junior to the Class A

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Shares, the amounts fixed with respect to shares of such series in accordance with Section 1 of this Division, plus an amount equal to all dividends accrued and unpaid thereon to the date of payment of the amount due pursuant to such liquidation, dissolution or winding up of the affairs of the Corporation. In the event the net assets of the Corporation legally available therefor are insufficient to permit the payment upon all outstanding Class A Shares, Class B Shares and Noncumulative Shares of the full preferential amount to which they are respectively entitled, then such net assets shall be distributed ratably upon all outstanding Class A Shares, Class B Shares and Noncumulative Shares in proportion to the full preferential amount to which each such share is entitled.

(2)  After payment to the holders of Class A Shares of the full preferential amounts as aforesaid, the holders of Class A Shares, as such, shall have no right or claim to any of the remaining assets of the Corporation.

(b)  The merger or consolidation of the Corporation into or with any other Corporation, the merger of any other Corporation into it, or the sale, lease or conveyance of all or substantially all the assets of the Corporation, shall not be deemed to be a dissolution, liquidation or winding up for the purposes of this Section.

Section 5.  VOTING.

(a)  The holders of Class A Shares shall have no voting rights, except as provided in this Section or required by law.

(b)  (1)  If, and so often as, the Corporation shall be in default in the payment of dividends on any series of Class A Shares at the time outstanding, whether or not earned or declared, for a number of consecutive dividend payment periods which in the aggregate contain at least 540 days, all holders of such Class A Shares, voting separately as a class, together with all Class B Shares and Noncumulative Shares upon which like voting rights have been conferred and are exercisable under the circumstances described in Subsection 5(c), shall be entitled to elect, as herein provided, two members of the Board of Directors of the Corporation; provided, however, that the holders of such Class A Shares shall not exercise such special class voting rights except at meetings of such shareholders for the election of directors at which the holders of not less than 50% of such Class A Shares are present in person or by proxy; and provided further, that the special class voting rights provided for in this paragraph when the same shall have become vested shall remain so vested until all accrued and unpaid dividends on such Class A Shares then outstanding shall have been paid or declared and a sum sufficient for the payment thereof set aside for payment, whereupon the holders of such Class A Shares shall be divested of their special class voting rights in respect of subsequent elections of directors, subject to the revesting of such special class voting rights in the event above specified in this paragraph.

(2)  In the event of default entitling holders of Class A Shares to elect two directors as specified in paragraph (1) of this Subsection, a special meeting of such holders for the purpose of electing such directors shall be called by the Secretary of the Corporation upon written request of, or may be called by, the holders of record of at least 10% of the Class A Shares upon which such default in the payment of dividends exists and notice thereof shall be given in the same manner as that required for the annual meeting of shareholders; provided, however, that the Corporation shall not be required to call such special meeting if the annual meeting of shareholders shall be called to be held within 90 days after the date of receipt of the foregoing written request from the holders of Class A Shares. At any meeting at which such holders of Class A Shares shall be entitled to elect directors,

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holders of 50% of such Class A Shares, present in person or by proxy, shall be sufficient to constitute a quorum, and the vote of the holders of a majority of such shares so present at any such meeting at which there shall be such a quorum shall be sufficient to elect the members of the Board of Directors which such holders of Class A Shares are entitled to elect as herein provided. Notwithstanding any provision of these Third Articles of Incorporation, as amended, or the Code of Regulations of the Corporation or any action taken by the holders of any class of shares fixing the number of directors of the Corporation, the two directors who may be elected by such holders of Class A Shares pursuant to this Subsection shall serve in addition to any other directors then in office or proposed to be elected otherwise than pursuant to this Subsection. Nothing in this Subsection shall prevent any change otherwise permitted in the total number of or classifications of directors of the Corporation nor require the resignation of any director elected otherwise than pursuant to this Subsection. Notwithstanding any classification of the other directors of the Corporation, the two directors elected by such holders of Class A Shares shall be elected annually for terms expiring at the next succeeding annual meeting of shareholders.

(3)  Upon any divesting of the special class voting rights of the holders of the Class A Shares in respect of elections of directors as provided in this Subsection, the terms of office of all directors then in office elected by such holders shall terminate immediately thereupon. If the office of any director elected by such holders voting as a class becomes vacant by reason of death, resignation, removal from office or otherwise, the remaining director elected by such holders voting as a class may elect a successor who shall hold office for the unexpired term in respect of which such vacancy occurred.

(c)  If at any time when the holders of Class A Shares are entitled to elect directors pursuant to the foregoing provisions of this Section the holders of any Class B Shares or Noncumulative Shares are entitled to elect directors pursuant hereto by reason of any default in the payment of dividends thereon, then the voting rights of the Class A Shares, the Class B Shares and the Noncumulative Shares then entitled to vote shall be combined (with each class of shares having a number of votes proportional to the aggregate liquidation preference of its outstanding shares). In such case, the holders of Class A Shares and of all such other shares then entitled so to vote, voting as a class, shall elect such directors. If the holders of any such other shares have elected such directors prior to the happening of the default or event permitting the holders of Class A Shares to elect directors, or prior to a written request for the holding of a special meeting being received by the Secretary of the Corporation as required above, then a new election shall be held with all such other shares and the Class A Shares voting together as a single class for such directors, resulting in the termination of the term of such previously elected directors upon the election of such new directors.

(d)  The affirmative vote of the holders of at least two-thirds of each series of the Class A Shares at the time outstanding, voting separately as a class, given in person or by proxy either in writing or at a meeting called for the purpose, shall be necessary to effect either of the following:

(1)  Any amendment, alteration or repeal, whether by merger, consolidation or otherwise, of any of the provisions of these Third Amended and Restated Articles of Incorporation, as amended, or of the Code of Regulations of the Corporation which affects adversely and materially the preferences or voting or other rights of the holders of Class A Shares which are set forth in these Third Amended and Restated Articles of Incorporation, as amended; provided, however, neither the amendment of these Third Amended and Restated Articles of Incorporation, as amended, so as to authorize, create or change the authorized or outstanding number of Class A Shares or of any shares

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ranking on a parity with or junior to the Class A Shares nor the amendment of the provisions of the Code of Regulations so as to change the number or classification of directors of the Corporation shall be deemed to affect adversely and materially preferences or voting or other rights of the holders of Class A Shares; or

(2) The authorization, creation or increase in the authorized number of any shares, or any security convertible into shares, in either case ranking prior to such series of Class A Shares.

(e)  In the event, and only to the extent, that (1) Class A Shares are issued in more than one series and (2) Ohio law permits the holders of a series of a class of capital stock to vote separately as a class, the affirmative vote of the holders of at least two-thirds of each series of Class A Shares at the time outstanding, voting separately as a class, given in person or by proxy either in writing or at a meeting called for the purpose of voting on such matters, shall be required for any amendment, alteration or repeal, whether by merger, consolidation or otherwise, of any of the provisions of these Third Amended and Restated Articles of Incorporation, as amended, or of the Code of Regulations of the Corporation which affects adversely and materially the preferences or voting or other rights of the holders of such series which are set forth in these Third Amended and Restated Articles of Incorporation, as amended; provided, however, neither the amendment of these Third Amended and Restated Articles of Incorporation, as amended, so as to authorize, create or change the authorized or outstanding number of Class A Shares or of any shares ranking on a parity with or junior to the Class A Shares nor the Amendment of the provisions of the Code of Regulations so as to change the number or classification of directors of the Corporation shall be deemed to affect adversely and materially the preferences or voting or other rights of the holders of such series.

II.  THE CLASS B CUMULATIVE PREFERRED SHARES. The Class B Cumulative Preferred Shares shall have the following express terms:

Section 1.  SERIES. The Class B Shares may be issued from time to time in one or more series. All Class B Shares shall be of equal rank and shall be identical, except in respect of the matters that may be fixed by the Board of Directors as hereinafter provided, and each share of a series shall be identical with all other shares of such series, except as to the dates from which dividends shall accrue and be cumulative. All Class B Shares shall rank on a parity with the Class A Shares and the Noncumulative Shares and shall be identical to all Class A Shares and Noncumulative Shares except (1) in respect of the matters that may be fixed by the Board of Directors as provided in clauses (a) through (i), inclusive, of this Section 1 and (2) only dividends on the Class A Shares and the Class B shares are cumulative as set forth herein. Subject to the provisions of Sections 2 through 5, both inclusive, and Item 4 of this Division, which provisions shall apply to all Class B Shares, the Board of Directors hereby is authorized to cause such shares to be issued in one or more series and with respect to each such series to determine and fix prior to the issuance thereof (and thereafter, to the extent provided in clause (b) of this Section) the following:

(a)  The designation of the series, which may be by distinguishing number, letter or title;

(b)  The authorized number of shares of the series, which number the Board of Directors may (except where otherwise provided in the creation of the series) increase or decrease from time to time before or after the issuance thereof (but not below the number of shares thereof then outstanding);

(c)  The dividend rate or rates of the series, including the means by which such rates may be established;

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(d)  The date or dates from which dividends shall accrue and be cumulative and the dates on which and the period or periods for which dividends, if declared, shall be payable, including the means by which such dates and periods may be established;

(e)  The redemption rights and price or prices, if any, for shares of the series;

(f)  The terms and amount of the sinking fund, if any, for the purchase or redemption of shares of the series;

(g)  The amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation;

(h)  Whether the shares of the series shall be convertible into Common Shares or shares of any other class and, if so, the conversion rate or rates or price or prices, any adjustments thereof and all other terms and conditions upon which such conversion may be made; and

(i)  Restrictions (in addition to those set forth in Subsection 5(d) or 5(e) of this Section II) on the issuance of shares of the same series or of any other class or series.

The Board of Directors is authorized to adopt from time to time amendments to these Third Amended and Restated Articles of Incorporation, as amended, fixing, with respect to each such series, the matters described in clauses (a) through (i), both inclusive, of this Section and is authorized to take such actions with respect thereto as may be required by law in order to effect such amendments.

Section 2.  DIVIDENDS.

(a)  The holders of Class B Shares of each series, in preference to the holders of Common Shares and of any other class of shares ranking junior to the Class B Shares, shall be entitled to receive out of any funds legally available therefor, and when and as declared by the Board of Directors, dividends in cash at the rate or rates for such series fixed in accordance with the provisions of Section 1 above and no more, payable on the dates fixed for such series. Such dividends shall accrue and be cumulative, in the case of shares of each particular series, from and after the date or dates fixed with respect to such series. No dividends shall be paid upon or declared or set apart for any series of the Class B Shares for any dividend period unless at the same time (i) a like proportionate dividend for the dividend periods terminating on the same or any earlier date, ratably in proportion to the respective annual dividend rates fixed therefor, shall have been paid upon or declared or set apart for all Class B Shares of all series then issued and outstanding and entitled to receive such dividend and (ii) the dividends payable for the dividend periods terminating on the same or any earlier date (but, with respect to the Noncumulative Shares, only with respect to the then current dividend period), ratably in proportion to the respective dividend rates fixed therefor, shall have been paid upon or declared or set apart for all Class A Shares and Noncumulative Shares then issued and outstanding and entitled to receive such dividends.

(b)  So long as any Class B Shares shall be outstanding no dividend, except a dividend payable in Common Shares or other shares ranking junior to the Class B Shares, shall be paid or declared or any distribution be made, except as aforesaid, in respect of the Common Shares or any other shares ranking junior to the Class B Shares, nor shall any Common Shares or any other shares ranking junior to the Class B Shares be purchased, retired or otherwise acquired by the Corporation, except out of the proceeds of the sale of Common Shares or other shares of the Corporation ranking junior to the Class B Shares received by the Corporation subsequent to the date of first issuance of Class B Shares of any series, unless:

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(1)  All accrued and unpaid dividends on Class A Shares and Class B Shares, including the full dividends for all current dividend periods, shall have been declared and paid or a sum sufficient for payment thereof set apart;

(2)  All unpaid dividends on Noncumulative Shares for the then current dividend period shall have been declared and paid or a sum sufficient for payment thereof set apart; and

(3)  There shall be no arrearages with respect to the redemption of Class A Shares, Class B Shares or Noncumulative Shares of any series from any sinking fund provided for shares of such series in accordance with the provisions of Section 1 of this Division.

(c)  The foregoing restrictions on the payment of dividends or other distributions on, or on the purchase, redemption, retirement or other acquisition of, Common Shares or any other shares ranking on a parity with or junior to the Class B Shares shall be inapplicable to (i) any payments in lieu of issuance of fractional shares thereof, whether upon any merger, conversion, stock dividend or otherwise, (ii) the conversion of Class A Shares, Class B Shares or Noncumulative Shares into Common Shares or (iii) the exercise by the Corporation of its rights pursuant to Section V(d) of this Division A, Section 4(d) of Division B or any similar Section hereafter contained in these Third Amended and Restated Articles of Incorporation, as amended, with respect to any other class or series of capital stock hereafter created or authorized.

(d)  If, for any taxable year, the Corporation elects to designate as “capital gain dividends” (as defined in Section 857 of the Code), any portion (the “Capital Gains Amount”) of the dividends paid or made available for the year to holders of all classes of stock (the “Total Dividends”), then the portion of the Capital Gains Amount that shall be allocable to holders of the Class B Shares shall be the amount that the total dividends paid or made available to the holders of the Class B Shares for the year bears to the Total Dividends.

Section 3. REDEMPTION.

(a)  Subject to the express terms of each series, the Corporation:

(1)  May, from time to time at the option of the Board of Directors, redeem all or any part of any redeemable series of Class B Shares at the time outstanding at the applicable redemption price for such series fixed in accordance with the provisions of Section 1 of this Division; and

(2)  Shall, from time to time, make such redemptions of each series of Class B Shares as may be required to fulfill the requirements of any sinking fund provided for shares of such series at the applicable sinking fund redemption price fixed in accordance with the provisions of Section 1 of this Division; and shall in each case pay all accrued and unpaid dividends to the redemption date.

(b)  (1) Notice of every such redemption shall be mailed, postage prepaid, to the holders of record of the Class B Shares to be redeemed at their respective addresses then appearing on the books of the Corporation, not less than 30 days nor more than 60 days prior to the date fixed for such redemption, or such other time prior thereto as the Board of Directors shall fix for any series pursuant to Section 1 of this Division prior to the issuance thereof. At any time after notice as provided above has been deposited in the mail, the Corporation may deposit the aggregate redemption price of Class B Shares to be redeemed, together with accrued and unpaid dividends thereon to the redemption date, with any bank or trust company in Cleveland, Ohio, or New York, New York, having capital and surplus

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of not less than $100,000,000, named in such notice and direct that there be paid to the respective holders of the Class B Shares so to be redeemed amounts equal to the redemption price of the Class B Shares so to be redeemed, together with such accrued and unpaid dividends thereon, on surrender of the share certificate or certificates held by such holders; and upon the deposit of such notice in the mail and the making of such deposit of money with such bank or trust company, such holders shall cease to be shareholders with respect to such shares; and from and after the time such notice shall have been so deposited and such deposit of money shall have been so made, such holders shall have no rights or claim against the Corporation with respect to such shares, except only the right to receive such money from such bank or trust company without interest or to exercise before the redemption date any unexpired privileges of conversion. In the event less than all of the outstanding Class B Shares are to be redeemed, the Corporation shall select by lot the shares so to be redeemed in such manner as shall be prescribed by the Board of Directors.

(2)  If the holders of Class B Shares which have been called for redemption shall not within six years after such deposit claim the amount deposited for the redemption thereof, any such bank or trust company shall, upon demand, pay over to the Corporation such unclaimed amounts and thereupon such bank or trust company and the Corporation shall be relieved of all responsibility in respect thereof and to such holders.

(c)  Any Class B Shares which are (1) redeemed by the Corporation pursuant to the provisions of this Section, (2) purchased and delivered in satisfaction of any sinking fund requirements provided for shares of such series, (3) converted in accordance with the express terms thereof, or (4) otherwise acquired by the Corporation, shall resume the status of authorized but unissued Class B Shares without serial designation.

(d)  Except in connection with the exercise of the Corporation’s rights pursuant to Section (d) of Item V of this Division A, Section 4(d) of Division B or any similar Section hereafter contained in these Third Amended and Restated Articles of Incorporation, as amended, with respect to any other class or series of capital stock hereafter created or authorized, the Corporation may not purchase or redeem (for sinking fund purposes or otherwise) less than all of the Class B Shares then outstanding except in accordance with a stock purchase offer made to all holders of record of Class B Shares, unless all dividends on all Class B Shares then outstanding for all previous and current dividend periods shall have been declared and paid or funds therefor set apart and all accrued sinking fund obligations applicable thereto shall have been complied with.

Section 4.  LIQUIDATION.

(a) (1)  In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the holders of Class B Shares of any series shall be entitled to receive in full out of the assets of the Corporation, including its capital, before any amount shall be paid or distributed among the holders of the Common Shares or any other shares ranking junior to the Class B Shares, the amounts fixed with respect to shares of such series in accordance with Section 5 of this Division, plus an amount equal to all dividends accrued and unpaid thereon to the date of payment of the amount due pursuant to such liquidation, dissolution or winding up of the affairs of the Corporation. In the event the net assets of the Corporation legally available therefor are insufficient to permit the payment upon all outstanding Class A Shares, Class B Shares and Noncumulative Shares of the full preferential amount to which they are respectively entitled, then such net assets shall be distributed ratably upon all outstanding Class A Shares, Class B Shares and Noncumulative Shares in proportion to the full preferential amount to which each such share is entitled.

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(2)  After payment to the holders of Class B Shares of the full preferential amounts as aforesaid, the holders of Class B Shares, as such, shall have no right or claim to any of the remaining assets of the Corporation.

(b)  The merger or consolidation of the Corporation into or with any other corporation, the merger of any other corporation into it, or the sale, lease or conveyance of all or substantially all the assets of the Corporation, shall not be deemed to be a dissolution, liquidation or winding up for the purposes of this Section.

Section 5.  VOTING.

(a)  The holders of Class B Shares shall have no voting rights, except as provided in this Section or required by law.

(b)  (1)  If, and so often as, the Corporation shall be in default in the payment of dividends on any series of Class B Shares at the time outstanding, whether or not earned or declared, for a number of consecutive dividend payment periods which in the aggregate contain at least 540 days, all holders of Class B Shares, voting separately as a class, together with all Class A Shares and Noncumulative Shares upon which like voting rights have been conferred and are exercisable under the circumstances described in Subsection 5(c), shall be entitled to elect, as herein provided, a total of two members of the Board of Directors of the Corporation; provided, however, that the holders of such Class B Shares shall not exercise such special class voting rights except at meetings of such shareholders for the election of directors at which the holders of not less than 50% of such Class B Shares are present in person or by proxy; and provided further, that the special class voting rights provided for in this paragraph when the same shall have become vested shall remain so vested until all accrued and unpaid dividends on such Class B Shares then outstanding shall have been paid or declared and a sum sufficient therefor set aside for payment, whereupon the holders of such Class B Shares shall be divested of their special class voting rights in respect of subsequent elections of directors, subject to the revesting of such special class voting rights in the event above specified in this paragraph.

(2)  In the event of default entitling holders of Class B Shares to elect two directors as specified in paragraph (1) of this Subsection, a special meeting of such holders for the purpose of electing such directors shall be called by the Secretary of the Corporation upon written request of, or may be called by, the holders of record of at least 10% of the Class B Shares upon which such default in the payment of dividends exists and notice thereof shall be given in the same manner as that required for the annual meeting of shareholders; provided, however, that the Corporation shall not be required to call such special meeting if the annual meeting of shareholders shall be called to be held within 90 days after the date of receipt of the foregoing written request from the holders of Class B Shares. At any meeting at which such holders of Class B Shares shall be entitled to elect directors, holders of 50% of such Class B Shares, present in person or by proxy, shall be sufficient to constitute a quorum, and the vote of the holders of a majority of such shares so present at any such meeting at which there shall be such a quorum shall be sufficient to elect the members of the Board of Directors which such holders of Class B Shares are entitled to elect as herein provided. Notwithstanding any provision of these Third Articles of Incorporation, as amended, or the Code of Regulations of the Corporation or any action taken by the holders of any class of shares fixing the number of directors of the Corporation, the two directors who may be elected by such holders of Class B Shares pursuant to this Subsection shall serve in addition to any other directors then in office or proposed to be elected otherwise than pursuant to this Subsection. Nothing in this Subsection shall prevent any change

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otherwise permitted in the total number of or classifications of directors of the Corporation nor require the resignation of any director elected otherwise than pursuant to this Subsection. Notwithstanding any classification of the other directors of the Corporation, the two directors elected by such holders of Class B Shares shall be elected annually for terms expiring at the next succeeding annual meeting of shareholders.

(3)  Upon any divesting of the special class voting rights of the holders of the Class B Shares in respect of elections of directors as provided in this Subsection, the terms of office of all directors then in office elected by such holders shall terminate immediately thereupon. If the office of any director elected by such holders voting as a class becomes vacant by reason of death, resignation, removal from office or otherwise, the remaining director elected by such holders voting as a class may elect a successor who shall hold office for the unexpired term in respect of which such vacancy occurred.

(c)  If at any time when the holders of Class B Shares are entitled to elect directors pursuant to the foregoing provisions of this Section the holders of any Class A Shares or Noncumulative Shares are entitled to elect directors pursuant hereto by reason of any default in the payment of dividends thereon, then the voting rights of the Class A Shares, the Class B Shares and the Noncumulative Shares then entitled to vote shall be combined (with class of shares having a number of votes proportional to the aggregate liquidation preference of its outstanding shares). In such case, the holders of Class B Shares and of all such other shares then entitled so to vote, voting as a class, shall elect such directors. If the holders of any such other shares have elected such directors prior to the happening of the default or event permitting the holders of Class B Shares to elect directors, or prior to a written request for the holding of a special meeting being received by the Secretary of the Corporation as required above, then a new election shall be held with all such other shares and the Class B Shares voting together as a single class for such directors, resulting in the termination of the term of such previously elected directors upon the election of such new directors.

(d)  The affirmative vote of the holders of at least two-thirds of the Class B Shares at the time outstanding, voting separately as a class, given in person or by proxy either in writing or at a meeting called for the purpose, shall be necessary to effect either of the following:

(1)  Any amendment, alteration or repeal, whether by merger, consolidation or otherwise, of any of the provisions of these Third Amended and Restated Articles of Incorporation, as amended, or of the Code of Regulations of the Corporation which affects adversely and materially the preferences or voting or other rights of the holders of Class B Shares which are set forth in these Third Amended and Restated Articles of Incorporation, as amended; provided, however, neither the amendment of these Third Amended and Restated Articles of Incorporation, as amended, so as to authorize, create or change the authorized or outstanding number of Class B Shares or of any shares ranking on a parity with or junior to the Class B Shares nor the amendment of the provisions of the Code of Regulations so as to change the number or classification of directors of the Corporation shall be deemed to affect adversely and materially preferences or voting or other rights of the holders of Class B Shares; or

(2)  The authorization, creation or increase in the authorized number of any shares, or any security convertible into shares, in either case ranking prior to such Class B Shares.

(e) In the event, and only to the extent, that (1) Class B Shares are issued in more than one series and (2) Ohio law permits the holders of a series of a class of capital stock to vote separately as a class, the affirmative vote of the holders of at least two-thirds of each series of Class B Shares at

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the time outstanding voting separately as a class, given in person or by proxy either in writing or at a meeting called for the purpose of voting on such matters, shall be required for any amendment, alteration or repeal, whether by merger, consolidation or otherwise, of any of the provisions of these Third Amended and Restated Articles of Incorporation, as amended, or of the Code of Regulations of the Corporation which affects adversely and materially the preferences or voting or other rights of the holders of such series which are set forth in these Third Amended and Restated Articles of Incorporation, as amended; provided, however, neither the amendment of these Third Amended and Restated Articles of Incorporation, as amended, so as to authorize, create or change the authorized or outstanding number of Class B Shares or of any shares remaining on a parity with or junior to the Class B Shares nor the amendment of the provisions of the Code of Regulations so as to change the number of classification of directors of the Corporation shall be deemed to affect adversely and materially preferences or voting or other rights of the holders of such series.

III.  THE NONCUMULATIVE PREFERRED SHARES. The Noncumulative Preferred Shares shall have the following express terms:

Section 1.  SERIES. The Noncumulative Shares may be issued from time to time in one or more series. All Noncumulative Shares shall be of equal rank and shall be identical, except in respect of the matters that may be fixed by the Board of Directors as hereinafter provided, and each share of a series shall be identical with all other shares of such series, except as to the dates on which and the periods for which dividends may be payable. All Noncumulative Shares shall rank on a parity with the Class A Shares and the Class B Shares and shall be identical to all Class A Shares and Class B Shares except (1) in respect of the matters that may be fixed by the Board of Directors as provided in clauses (a) through (i), inclusive, of this Section 1 and (2) only dividends on the Noncumulative Shares are noncumulative as set forth herein. Subject to the provisions of Sections 2 through 5, both inclusive, and Item 4 of this Division, which provisions shall apply to all Noncumulative Shares, the Board of Directors hereby is authorized to cause such shares to be issued in one or more series and with respect to each such series to determine and fix prior to the issuance thereof (and thereafter, to the extent provided in clause (b) of this Section) the following:

(a)  The designation of the series, which may be by distinguishing number, letter or title;

(b)  The authorized number of shares of the series, which number the Board of Directors may (except where otherwise provided in the creation of the series) increase or decrease from time to time before or after the issuance thereof (but not below the number of shares thereof then outstanding);

(c)  The dividend rate or rates of the series, including the means by which such rates may be established;

(d)  The dates on which and the period or periods for which dividends, if declared, shall be payable, including the means by which such dates and periods may be established;

(e)  The redemption rights and price or prices, if any, for shares of the series;

(f)  The terms and amount of the sinking fund, if any, for the purchase or redemption of shares of the series;

(g)  The amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation;

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(h)  Whether the shares of the series shall be convertible into Common Shares or shares of any other class and, if so, the conversion rate or rates or price or prices, any adjustments thereof and all other terms and conditions upon which such conversion may be made; and

(i)  Restrictions (in addition to those set forth in Subsection 5(d) or 5(e) of this Section III) on the issuance of shares of the same series or of any other class or series.

The Board of Directors is authorized to adopt from time to time amendments to these Third Amended and Restated Articles of Incorporation, as amended, fixing, with respect to each such series, the matters described in clauses (a) through (i), both inclusive, of this Section and is authorized to take such actions with respect thereto as may be required by law in order to effect such amendments.

Section 2.  DIVIDENDS.

(a)  The holders of Noncumulative Shares of each series, in preference to the holders of Common Shares and of any other class of shares ranking junior to the Noncumulative Shares, shall be entitled to receive out of any funds legally available therefor, if, when and as declared by the Board of Directors, dividends in cash at the rate or rates for such series fixed in accordance with the provisions of Section 1 above and no more, payable on the dates fixed for such series. Such dividends shall accrue, in the case of shares of each particular series, from and after the date or dates fixed with respect to such series; provided, however, that if the Board of Directors fails to declare a dividend payable on a dividend payment date on any Noncumulative Shares, the holders of the Noncumulative Shares shall have no right to receive a dividend in respect of the dividend period ending on such dividend payment date, and the Corporation shall have no obligation to pay the dividend accrued for such period, whether or not dividends on such Noncumulative Shares are declared payable on any future dividend payment date. No dividends shall be paid upon or declared or set apart for any series of the Noncumulative Shares for any dividend period unless at the same time (i) a like proportionate dividend for the then current dividend period, ratably in proportion to the respective annual dividend rates fixed therefor, shall have been paid upon or declared or set apart for all Noncumulative Shares of all series then issued and outstanding and entitled to receive such dividend and (ii) the dividends payable for the dividend periods terminating on the same or any earlier date, ratably in proportion to the respective dividend rates fixed therefor, shall have been paid upon or declared or set apart for all Class A Shares and Class B Shares then issued and outstanding and entitled to receive such dividends.

(b)  So long as any Noncumulative Shares shall be outstanding no dividend, except a dividend payable in Common Shares or other shares ranking junior to the Noncumulative Shares, shall be paid or declared or any distribution be made, except as aforesaid, in respect of the Common Shares or any other shares ranking junior to the Noncumulative Shares, nor shall any Common Shares or any other shares ranking junior to the Noncumulative Shares be purchased, retired or otherwise acquired by the Corporation, except out of the proceeds of the sale of Common Shares or other shares of the Corporation ranking junior to the Noncumulative Shares received by the Corporation subsequent to the date of first issuance of Noncumulative Shares of any series, unless:

(1)  All accrued and unpaid dividends on Class A Shares and Class B Shares including the full dividends for all current dividend periods, shall have been declared and paid or a sum sufficient for payment thereof set apart;

(2)  All unpaid dividends on Noncumulative Shares for the then current dividend period shall have been declared and paid or a sum sufficient for payment therefor set apart; and

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(3)  There shall be no arrearages with respect to the redemption of Class A Shares, Class B Shares or Noncumulative Shares of any series from any sinking fund provided for shares of such series in accordance with the provisions of Section 1 of this Division.

(c)  The foregoing restrictions on the payment of dividends or other distributions on, or on the purchase, redemption retirement or other acquisition of, Common Shares or any other shares ranking on a parity with or junior to the Noncumulative Shares shall be inapplicable to (i) any payments in lieu of issuance of fractional shares thereof, whether upon any merger, conversion, stock dividend or otherwise, (ii) the conversion of Class A Shares, Class B Shares or Noncumulative Shares into Common Shares or (iii) the exercise by the Corporation of its rights pursuant to Section V(d) of this Division A, Section 4(d) of Division B or any similar Section hereafter contained in these Third Amended and Restated Articles of Incorporation with respect to any other class or series of capital stock hereafter created or authorized.

(d)  If, for any taxable year, the Corporation elects to designate as “capital gain dividends” (as defined in Section 857 of the Code), any portion (the “Capital Gains Amount”) of the dividends paid or made available for the year to holders of all classes of stock (the “Total Dividends”), then the portion of the Capital Gains Amount that shall be allocable to holders of the Noncumulative Shares shall be the amount that the total dividends paid or made available to the holders of the Noncumulative Shares for the year bears to the Total Dividends.

Section 3. REDEMPTION.

(a)  Subject to the express terms of each series, the Corporation:

(1)  May, from time to time at the option of the Board of Directors, redeem all or any part of any redeemable series of Noncumulative Shares at the time outstanding at the applicable redemption price for such series fixed in accordance with the provisions of Section 1 of this Division; and

(2)  Shall, from time to time, make such redemptions of each series of Noncumulative Shares as may be required to fulfill the requirements of any sinking fund provided for shares of such series at the applicable sinking fund redemption price fixed in accordance with the provisions of Section 1 of this Division; and shall in each case pay all unpaid dividends for the then current dividend period to the redemption date.

(b)  (1)  Notice of every such redemption shall be mailed, postage prepaid, to the holders of record of the Noncumulative Shares to be redeemed at their respective addresses then appearing on the books of the Corporation, not less than 30 days nor more than 60 days prior to the date fixed for such redemption, or such other time prior thereto as the Board of Directors shall fix for any series pursuant to Section 1 of this Division prior to the issuance thereof. At any time after notice as provided above has been deposited in the mail, the Corporation may deposit the aggregate redemption price of Noncumulative Shares to be redeemed, together with accrued and unpaid dividends thereon for the then current dividend period to the redemption date, with any bank or trust company in Cleveland, Ohio, or New York, New York, having capital and surplus of not less than $100,000,000, named in such notice and direct that there be paid to the respective holders of the Noncumulative Shares so to be redeemed amounts equal to the redemption price of the Noncumulative Shares so to be redeemed together with such accrued and unpaid dividends thereon for the then current dividend period, on surrender of the share certificate or certificates held by such holders; and upon the deposit of such

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notice in the mail and the making of such deposit of money with such bank or trust company, such holders shall cease to be shareholders with respect to such shares; and from and after the time such notice shall have been so deposited and such deposit of money shall have been so made, such holders shall have no rights or claim against the Corporation with respect to such shares, except only the right to receive such money from such bank or trust company without interest or to exercise before the redemption date any unexpired privileges of conversion. In the event less than all of the outstanding Noncumulative Shares are to be redeemed, the Corporation shall select by lot the shares so to be redeemed in such manner as shall be prescribed by the Board of Directors.

(2)  If the holders of Noncumulative Shares which have been called for redemption shall not within six years after such deposit claim the amount deposited for the redemption thereof, any such bank or trust company shall, upon demand, pay over to the Corporation such unclaimed amounts and thereupon such bank or trust company and the Corporation shall be relieved of all responsibility in respect thereof and to such holders.

(c)  Any Noncumulative Shares which are (1) redeemed by the Corporation pursuant to the provisions of this Section, (2) purchased and delivered in satisfaction of any sinking fund requirements provided for shares of such series, (3) converted in accordance with the express terms thereof, or (4) otherwise acquired by the Corporation, shall resume the status of authorized but unissued Noncumulative Shares without serial designation.

(d)  Except in connection with the exercise of the Corporation’s rights pursuant to Section (d) of Item V of this Division A, Section 4(d) of Division B or any similar Section hereafter contained in these Third Amended and Restated Articles of Incorporation, as amended, with respect to any other class or series of capital stock hereafter created or authorized, the Corporation may not purchase or redeem (for sinking fund purposes or otherwise) of less than all of the Noncumulative Shares then outstanding except in accordance with a stock purchase offer made to all holders of record of Noncumulative Shares, unless all dividends on all Noncumulative Shares then outstanding for the then current dividend period shall have been declared and paid or funds therefor set apart and all accrued sinking fund obligations applicable thereto shall have been complied with.

Section 4. LIQUIDATION.

(a)  (1)  In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the holders of Noncumulative Shares of any series shall be entitled to receive in full out of the assets of the Corporation, including its capital, before any amount shall be paid or distributed among the holders of the Common Shares or any other shares ranking junior to the Noncumulative Shares, the amounts fixed with respect to shares of such series in accordance with Section 1 of this Division, plus an amount equal to all dividends accrued and unpaid thereon for the then current dividend period to the date of payment of the amount due pursuant to such liquidation, dissolution or winding up of the affairs of the Corporation. In the event the net assets of the Corporation legally available therefor are insufficient to permit the payment upon all outstanding Class A Shares, Class B Shares and Noncumulative Shares of the full preferential amount to which they are respectively entitled, then such net assets shall be distributed ratably upon all outstanding Noncumulative Shares in proportion to the full preferential amount to which each such share is entitled.

(2)  After payment to the holders of Noncumulative Shares of the full preferential amounts as aforesaid, the holders of Noncumulative Shares, as such, shall have no right or claim to any of the remaining assets of the Corporation.

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(b)  The merger or consolidation of the Corporation into or with any other Corporation, the merger of any other Corporation into it, or the sale, lease or conveyance of all or substantially all the assets of the Corporation, shall not be deemed to be a dissolution, liquidation or winding up for the purposes of this Section.

Section 5.  VOTING.

(a)  The holders of Noncumulative Shares shall have no voting rights, except as provided in this Section or required at law.

(b)  (1)  If, and so often as, the Corporation shall not have fully paid, or shall not have declared and set aside a sum sufficient for the payment of, dividends on any series of Noncumulative Shares at the time outstanding, for a number of consecutive dividend payment periods which in the aggregate contain at least 540 days, the holders of such Noncumulative Shares, voting separately as a class, together with all Class A Shares and Class B Shares upon which like voting rights have been conferred and are exercisable, shall be entitled to elect, as herein provided, two members of the Board of Directors of the Corporation; provided, however, that the holders of such Noncumulative Shares shall not exercise such special class voting rights except at meetings of such shareholders for the election of directors at which the holders of not less than 50% of such Noncumulative Shares are present in person or by proxy; and provided further, that the special class voting rights provided for in this paragraph when the same shall have become vested shall remain so vested until the Corporation shall have fully paid, or shall have set aside a sum sufficient for the payment of, dividends on such Noncumulative Shares then outstanding for a number of consecutive dividend payment periods which in the aggregate contain at least 360 days, whereupon the holders of such Noncumulative Shares shall be divested of their special class voting rights in respect of subsequent elections of directors, subject to the revesting of such special class voting rights in the event above specified in this paragraph.

(2)  In the event of default entitling holders of Noncumulative Shares to elect two directors as specified in paragraph (1) of this Subsection, a special meeting of such holders for the purpose of electing such directors shall be called by the Secretary of the Corporation upon written request of, or may be called by, the holders of record of at least 10% of the Noncumulative Shares upon which such default in the payment of dividends exists and notice thereof shall be given in the same manner as that required for the annual meeting of shareholders; provided, however, that the Corporation shall not be required to call such special meeting if the annual meeting of shareholders shall be called to be held within 90 days after the date of receipt of the foregoing written request from the holders of Noncumulative Shares. At any meeting at which such holders of Noncumulative Shares shall be entitled to elect directors, holders of 50% of such Noncumulative Shares, present in person or by proxy, shall be sufficient to constitute a quorum, and the vote of the holders of a majority of such shares so present at any such meeting at which there shall be such a quorum shall be sufficient to elect the members of the Board of Directors which such holders of Noncumulative Shares are entitled to elect as herein provided. Notwithstanding any provision of these Third Amended and Restated Articles of Incorporation, as amended, or the Code of Regulations of the Corporation or any action taken by the holders of any class of shares fixing the number of directors of the Corporation, the two directors who may be elected by such holders of Noncumulative Shares pursuant to this Subsection shall serve in addition to any other directors then in office or proposed to be elected otherwise than pursuant to this Subsection. Nothing in this Subsection shall prevent any change otherwise permitted in the total number of or classifications of directors of the Corporation nor require the resignation of any director elected otherwise than pursuant to this Subsection. Notwithstanding any classification of the other directors of the Corporation, the two directors elected by such holders of Noncumulative Shares shall be elected annually for terms expiring at the next succeeding annual meeting of shareholders.

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(3)  Upon any divesting of the special class voting rights of the holders of the Noncumulative Shares in respect of elections of directors as provided in this Subsection, the terms of office of all directors then in office elected by such holders shall terminate immediately thereupon. If the office of any director elected by such holders voting as a class becomes vacant by reason of death, resignation, removal from office or otherwise, the remaining director elected by such holders voting as a class may elect a successor who shall hold office for the unexpired term in respect of which such vacancy occurred.

(c)  If at any time when the holders of Noncumulative Shares are entitled to elect directors pursuant to the foregoing provisions of this Section the holders of any Class A Shares or Class B Shares are entitled to elect directors pursuant hereto by reason of any default in the payment of dividends thereon, then the voting rights of the Class A Shares, Class B Shares and Noncumulative Shares then entitled to vote shall be combined (with class of shares having a number of votes proportional to the aggregate liquidation preference of its outstanding shares). In such case, the holders of Noncumulative Shares and of all such other shares then entitled so to vote, voting as a class, shall elect such directors. If the holders of any such other shares have elected such directors prior to the happening of the default or event permitting the holders of Noncumulative Shares to elect directors, or prior to a written request for the holding of a special meeting being received by the Secretary of the Corporation as required above, then a new election shall be held with all such other shares and the Noncumulative Shares voting together as a single class for such directors, resulting in the termination of the term of such previously elected directors upon the election of such new directors.

(d)  The affirmative vote of the holders of at least two-thirds of the Noncumulative Shares at the time outstanding, voting separately as a class, given in person or by proxy either in writing or at a meeting called for the purpose, shall be necessary to effect either of the following:

(1)  Any amendment, alteration or repeal, whether by merger, consolidation or otherwise, of any of the provisions of these Third Amended and Restated Articles of Incorporation, as amended, or of the Code of Regulations of the Corporation which affects adversely and materially the preferences or voting or other rights of the holders of Noncumulative Shares which are set forth in these Third Amended and Restated Articles of Incorporation, as amended; provided, however, neither the amendment of these Third Amended and Restated Articles of Incorporation, as amended, so as to authorize, create or change the authorized or outstanding number of Noncumulative Shares or of any shares ranking on a parity with or junior to the Noncumulative Shares nor the amendment of the provisions of the Code of Regulations so as to change the number or classification of directors of the Corporation shall be deemed to affect adversely and materially preferences or voting or other rights of the holders of Noncumulative Shares; or

(2)  The authorization, creation or increase in the authorized number of any shares, or any security convertible into shares, in either case ranking prior to such Noncumulative Shares.

(e)  In the event, and only to the extent, that (1) Noncumulative Shares are issued in more than one series and (2) Ohio law permits the holders of a series of a class of capital stock to vote separately as a class, the affirmative vote of the holders of at least two-thirds of each series of the Noncumulative Shares at the time outstanding, voting separately as a class, given in person or by proxy either in writing or at a meeting called for the purpose of voting on such matters, shall be required for any amendment, alteration or repeal, whether by merger, consolidation or otherwise, of any of the provisions of these Third Amended and Restated Articles of Incorporation, as amended, or of the Code of Regulations of the Corporation which affects adversely and materially the preferences or voting or other rights of the holders of such series which are set forth in these Third Amended and

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Restated Articles of Incorporation, as amended; provided, however, neither the amendment of these Third Amended and Restated Articles of Incorporation, as amended, so as to authorize, create or change the authorized or outstanding number of Noncumulative Shares or of any shares remaining on a parity with or junior to the Noncumulative Shares nor the amendment of the provisions of the Code of Regulations so as to change the number or classification of directors of the Corporation shall be deemed to affect adversely and materially preferences or voting or other rights of the holder of such series.

IV.  DEFINITIONS. For the purposes of this Division:

(a)  Whenever reference is made to shares “ranking prior to” Class A Shares, Class B Shares or Noncumulative Shares, such reference shall mean and include all shares of the Corporation in respect of which the rights of the holders thereof as to the payment of dividends or as to distributions in the event of a voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation are given preference over the rights of the holders of Class A Shares, Class B Shares or Noncumulative Shares, as the case may be;

(b)  Whenever reference is made to shares “on a parity with” Class A Shares, Class B Shares or Noncumulative Shares, such reference shall mean and include all shares of the Corporation in respect of which the rights of the holders thereof as to the payment of dividends or as to distributions in the event of a voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation rank equally (except as to the amounts fixed therefor) with the rights of the holders of Class A Shares, Class B Shares or Noncumulative Shares, as the case may be; and

(c)  Whenever reference is made to shares “ranking junior to” Class A Shares, Class B Shares or Noncumulative Shares, such reference shall mean and include all shares of the Corporation other than those defined under Subsections (a) and (b) of this Section as shares “ranking prior to” or “on a parity with” Class A Shares, Class B Shares or Noncumulative Shares, as the case may be.

V.  RESTRICTIONS ON TRANSFER TO PRESERVE TAX BENEFIT; SHARES SUBJECT TO REDEMPTION.

(a)  DEFINITIONS. For the purposes of this Item V of this Division A of this Article FOURTH, the following terms shall have the following meanings:

“Beneficial Ownership” shall mean ownership of Preferred Shares by a Person who would be treated as an owner of such Preferred Shares either directly or constructively through the application of Section 544 of the Code, as modified by Section 856(h) of the Code. The terms “Beneficial Owner,” “Beneficially Owns” and “Beneficially Owned” shall have the correlative meanings.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

“Constructive Ownership” shall mean ownership of Preferred Shares by a Person who would be treated as an owner of such Preferred Shares either directly or constructively through the application of Section 318 of the Code, as modified by Section 856(d)(5) of the Code.

The terms “Constructive Owner,” “Constructively Owns” and “Constructively Owned” shall have the correlative meanings.

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“Excess Preferred Shares” shall mean any Preferred Shares (i) acquired or proposed to be acquired by any Person pursuant to a Transfer to the extent that, if effective, such Transfer would result in the transferee either Beneficially Owning Preferred Shares or Constructively Owning Preferred Shares in excess of the Ownership Limit, or (ii) which are the subject of a Transfer that, if effective, which would result in the Corporation being “closely held” within the meaning of Section 856(h) of the Code.

“Market Price” shall mean, with respect to any series of any class of Preferred Shares, the last reported sales price of such series reported on the New York Stock Exchange on the trading day immediately preceding the relevant date or, if shares of such series are not then traded on the New York Stock Exchange, the last reported sales price of shares of such series on the trading day immediately preceding the relevant date as reported on any exchange or quotation system over which the shares of such series may be traded, or if shares of such series are not then traded over any exchange or quotation system, then the market price of shares of such series on the relevant date as determined in good faith by the Board of Directors of the Corporation.

“Ownership Limit” shall mean, with respect to each series of each class of Preferred Shares, 9.8% of the outstanding shares of such series.

“Person” shall mean an individual, corporation, partnership, estate, trust (including a trust qualified under Section 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, an association, a private foundation within the meaning of Section 509(a) of the Code, a joint stock company, other entity or a group as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended; provided, however, that a “person” does not mean an underwriter which participates in a public offering of Preferred Shares, for a period of 35 days following the purchase by such underwriter of such Preferred Shares.

“Preferred Shares” shall mean, collectively, Class A Shares, Class B Shares and Noncumulative Shares.

“REIT” shall mean a real estate investment trust within the meaning of Section 856 of the Code.

“Transfer” shall mean any sale, transfer, gift, assignment, devise or other disposition of Preferred Shares (including, without limitation, (i) the granting of any option or entering in to any agreement for the sale, transfer or other disposition of Preferred Shares or (ii) the sale, transfer, assignment or other disposition of any securities or rights convertible into or exchangeable for Preferred Shares), whether voluntary or involuntary, whether of record or beneficially and whether by operation of law or otherwise.

(b)  RESTRICTIONS ON TRANSFERS.

(1)  Except as provided in Section (h) of Item V of this Division A of this Article FOURTH, no Person shall Beneficially Own or Constructively Own shares of any series of any class of Preferred Shares in excess of the Ownership Limit applicable to such series.

(2)  Except as provided in Section (h) of Item V of this Division A of this Article FOURTH, any Transfer that, if effective, would result in any Person Beneficially Owning shares of any series of any class of Preferred Shares in excess of the Ownership Limit applicable to such series shall

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be void AB INITIO as to the Transfer of such Preferred Shares which would be otherwise Beneficially Owned by such Person in excess of such Ownership Limit, and the intended transferee shall acquire no rights in such Preferred Shares.

(3)  Except as provided in Section (h) of Item V of this Division A of this Article FOURTH, any Transfer that, if effective, would result in any Person Constructively Owning shares of any series of any class of Preferred Shares in excess of the Ownership Limit applicable to such series shall be void AB INITIO as to the Transfer of such Preferred Shares which would be otherwise Constructively Owned by such Person in excess of such amount, and the intended transferee shall acquire no rights in such Preferred Shares.

(4)  Notwithstanding any other provisions contained in this Item V, any Transfer (whether or not such Transfer is the result of a transaction entered into through the facilities of the New York Stock Exchange) or other event that, if effective, would result in the Corporation being “closely held” within the meaning of Section 856(h) of the Code, or would otherwise result in the Corporation failing to qualify as a REIT (including, but not limited to, a Transfer or other event that would result in the Corporation owning (directly or Constructively) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by the Corporation from such tenant would cause the Corporation to fail to satisfy any of the gross income requirement of Section 856(c) of the Code) shall be void AB INITIO as to the Transfer of the Preferred Shares or other event which would cause the Corporation to be “closely held” within the meaning of Section 856(h) of the Code or would otherwise result in the Corporation failing to qualify as a REIT; and the intended transferee or owner or Constructive or Beneficial Owner shall acquire or retain no rights in such Preferred Shares.

(5)  For purposes of construing the foregoing provisions, any attempt to transfer Preferred Shares in violation of the Ownership Limit applicable to the series of the class of such Preferred Shares (as such Ownership Limit may be modified by the Board of Directors pursuant to Section (h) of Item V) shall be construed as causing such Preferred Shares to be transferred by operation of law to the Corporation as trustee of a trust for the exclusive benefit of the person or persons to whom such Preferred Shares can ultimately be transferred without violating the Ownership Limit and any Excess Preferred Shares while held in such trust shall not have any voting rights, shall not be considered for purposes of any shareholder vote or for determining a quorum for such a vote, and shall not be entitled to any dividends or other distributions.

(c)  REMEDIES FOR BREACH. If the Board of Directors or its designees shall at any time determine in good faith that a Transfer has taken place in violation of Section (b) of Item V of this Division A of this Article FOURTH or that a Person intends to acquire or has attempted to acquire beneficial ownership (determined without reference to any rules of attribution), Beneficial Ownership or Constructive Ownership of any Preferred Shares of the Corporation in violation of Section (b) of Item V of this Division A of this Article FOURTH, or that any such Transfer, intended or attempted acquisition or acquisition would jeopardize the status of the Corporation as a REIT under the Code, the Board of Directors or its designees shall take such actions as it deems advisable to refuse to give effect or to prevent such Transfer, including, but not limited to, refusing to give effect to such Transfer on the books of the Corporation or instituting proceedings to enjoin such Transfer and, in addition, exercising its rights under Section (d) of Item V of this Division A of Article FOURTH.

(d)  PURCHASE RIGHT IN EXCESS PREFERRED SHARES. Beginning on the date of the occurrence of a Transfer which, if consummated, in the good faith judgment of the Board of Directors of the Corporation, could result in Excess Preferred Shares, such Excess Preferred Shares shall be

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deemed to have been offered for sale to the Corporation, or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that created such Excess Preferred Shares (or, in the case of a devise or gift, the Market Price at the time of such devise or gift) and (ii) the Market Price on the date the Corporation, or its designee, accepts such offer. The Corporation shall have the right to accept such offer for a period of 90 days after the later of (i) the date of such Transfer and (ii) if the Corporation does not receive a notice of such Transfer pursuant to Section (e) of Item V of this Division A of this Article FOURTH, the date the Board of Directors determines in good faith that such Transfer has occurred. Prompt payment of the purchase price shall be made in such reasonable manner as may be determined by the Corporation. From and after the date fixed for purchase by the Corporation, and so long as payment of the purchase price for the Excess Preferred Shares to be so purchased shall have been made or duly provided for, the holder of any Excess Preferred Shares so called for purchase shall cease to be entitled to dividends, distributions, voting rights and other benefits with respect to such Excess Preferred Shares, excepting only the right to payment of the purchase price fixed as aforesaid. Any dividend or distribution paid to a proposed transferee of Excess Preferred Shares prior to the discovery by the Corporation that the Excess Preferred Shares have been transferred in violation of Section (b) of Item V of this Division A of this Article FOURTH shall be repaid to the Corporation upon demand. If the foregoing provisions are determined to be void or invalid by virtue of any legal decision, statute, rule or regulation, then the intended transferee of such Excess Preferred Shares shall be deemed, at the option of the Corporation, to have acted as agent on behalf of the Corporation in acquiring such Excess Preferred Shares and to hold such Excess Preferred Shares on behalf of the Corporation.

(e)  NOTICE OF RESTRICTED TRANSFER. Any Person who acquires or attempts to acquire Preferred Shares or other securities in violation of subparagraph (b) of this Item V, or any Person who owns or will own Excess Preferred Shares as a result of an event under clause (b) of this Item V, shall immediately give written notice to the Corporation of such event and shall provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such Transfer or attempted Transfer or other event on the Corporation’s status as a REIT.

(f)  OWNERS REQUIRED TO PROVIDE INFORMATION.

(1)  Every Beneficial Owner of more than 5.0% (or such other percentage, between 0.5% and 5.0%, as provided in the regulation promulgated pursuant to the Code) of the outstanding Preferred Shares of the Corporation shall, within 30 days after January 1 of each year, give written notice to the Corporation state the name and address of such Beneficial Owner, the number of shares Beneficially Owned, and description of how such shares are held. Each such Beneficial Owner shall provide to the Corporation such additional information as the Corporation may request in order to determine the effect, if any, of such Beneficial Ownership on the Corporation’s status as a REIT.

(2)  Each Person who is a Beneficial owner or Constructive Owner of Preferred Shares and each Person (including the shareholder of record) who is holding Preferred Shares for a Beneficial Owner or Constructive Owner shall provide to the Corporation such information that the Corporation may request, in good faith, in order to determine the Corporation’s status as a REIT.

(g)  REMEDIES NOT LIMITED. Nothing contained in this Division A of this Article FOURTH shall limit the authority of the Board of Directors to take such other action as it deems necessary or advisable to protect the Corporation and the interests of its shareholders by preservation of the Corporation’s status as a REIT.

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(h)  AMBIGUITY. In the case of an ambiguity in the application of any of the provisions of Item V of this Division A of this Article FOURTH, including any definition contained in Section (a) of Item V, the Board of Directors shall have the power to determine the application of the provisions of this Item V with respect to any situation based on the facts known to it.

(i)  EXCEPTIONS.

(1)  Subject to Section (b)(iv) of Item V of this Division A, the Board of Directors may exempt a Person from the Ownership Limit applicable to a series of a class of Preferred Shares if such Person is not an individual (other than pension plans described in Section 856(h)(3)) for purposes of Section 542(a)(2) of the Code if the Board of Directors obtains such representations and undertakings from such Person as are reasonably necessary to ascertain that no individual’s Beneficial Ownership of such Preferred Shares will violate the Ownership Limit, and agrees that any violation or attempted violation will result in such Preferred Shares in excess of the Ownership Limit being subject to repurchase by the Corporation as set forth in Section (d) of Item V of this Division A of this Article FOURTH.

(2)  The Board of Directors may exempt a Person from the limitation on such Person Constructively Owning Preferred Shares in excess of the Ownership Limit applicable to a series of a class of such Preferred Shares if such Person does not own and represents that it will not own, directly or constructively (by virtue of the application of Section 318 of the Code, as modified by Section 856(d)(5) of the Code), more than a 9.8% interest (as set forth in Section 856(d)(2)(B)) in a tenant of any real property owned or leased by the Corporation, if the Board of Directors obtains such representations and undertakings from such Person as are reasonably necessary to ascertain this fact and agrees that any violation or attempted violation will result in such Preferred Shares in excess of the Ownership Limit being deemed to be Excess Preferred Shares and subject to repurchase by the Corporation as set forth in Section (d) of Item V of this Division A of this Article FOURTH.

VI.  LEGEND. Each certificate for Preferred Shares shall bear the following legend:

“The Preferred Shares represented by this certificate are subject to restrictions on transfer for the purpose of the Corporation’s maintenance of its status as a Real Estate Investment Trust under the Internal Revenue Code of 1986, as amended. Subject to certain provisions of the Corporation’s Articles of Incorporation, no Person may Beneficially Own or Constructively Own shares of any series of any class of Preferred Shares in excess of 9.8% of the outstanding Preferred Shares of such series. Any Person who attempts to Beneficially Own or Constructively Own shares of any series of any class of Preferred Shares in excess of the above limitations must immediately notify the Corporation. All capitalized terms in this legend have the meanings defined in the Corporation’s Articles of Incorporation, a copy of which, including the restrictions on transfer, will be sent without charge to each shareholder who so requests. If the restrictions on transfer are violated, certain of the Preferred Shares represented hereby may be subject to repurchase by the Corporation on the terms and conditions set forth in the Corporation’s Articles of Incorporation.”

DIVISION B

Subject to the terms of the Preferred Shares, the Common Shares shall have the following express terms:

Section 1.  DIVIDEND RIGHTS. The holders of Common Shares shall be entitled to receive, when, as and if declared by the Board of Directors of the Corporation, out of the assets of the Corporation which are by law available therefor, dividends or distributions payable in cash, in property or in securities of the Corporation.

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Section 2.  RIGHTS UPON LIQUIDATION. In the event of any voluntary or involuntary liquidation, dissolution or winding up of, or any distribution of the assets of, the Corporation, each holder of Common Shares shall be entitled to receive, ratably with each other holder of Common Shares, that portion of the assets of the Corporation available for distribution to its shareholders as the number of Common Shares held by such holder bears to the total number of Common Shares then outstanding.

Section 3.  VOTING RIGHTS. The holders of Common Shares shall be entitled to vote on all matters (for which holders of Common Shares shall be entitled to vote thereon) at all meetings of the shareholders of the Corporation, and shall be entitled to one vote for each Common Share entitled to vote at such meeting.

Section 4.  RESTRICTIONS ON TRANSFER TO PRESERVE TAX BENEFIT; COMMON SHARES SUBJECT TO REDEMPTION.

(a) DEFINITIONS. For the purposes of this Section 4 of this Division B of this Article FOURTH, the following terms shall have the following meanings:

“Beneficial Ownership” shall mean ownership of Common Shares by a Person who would be treated as an owner of such Common Shares either directly or constructively through the application of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code. The terms “Beneficial Owner,” “Beneficially Owns” and “Beneficially Owned” shall have the correlative meanings.

“Beneficiary” shall mean, with respect to any Trust, one or more organizations described in Section 501(c)(3) of the Code (contributions to which must be eligible for deduction under each of Sections 170(b)(1)(A), 2055 and 2522 of the Code that are named by the Corporation as the beneficiary or beneficiaries of such Trust, in accordance with the provisions of Section 6(a) of this Division B of this Article FOURTH.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

“Constructive Ownership” shall mean ownership of Common Shares by a Person who would be treated as an owner of such Common Shares either directly or constructively through the application of Section 318 of the Code, as modified by Section 856(d)(5) of the Code. The terms “Constructive Owner,” “Constructively Owns” and “Constructively Owned” shall have the correlative meanings.

“Look-Through Entity” shall mean a Person that is either (i) a trust described in Section 401(a) of the Code and exempt from tax under Section 501(a) of the Code or (ii) registered under the Investment Company Act of 1940, so long as, in either case (a) such Person’s ownership of Common Shares would not result in any other Person that is an individual (for purposes of Section 542(a)(2) of the Code, determined taking into account Section 856(h)(3)(A) of the Code) to be considered to Beneficially Own Common Shares in excess of the Ownership Limit and (b) the Corporation would not be considered to Constructively Own an interest (as described in Section 856(d)(2)(B) of the Code) in a tenant of any real property owned or leased by the Corporation as a result of the ownership of Common Shares by such Person.

“Look-Through Limit” shall initially mean 15% of the outstanding Common Shares of the Corporation, and after any adjustment pursuant to Section 4(h) of this Division B of this Article FOURTH, shall mean such percentage of the outstanding Common Shares as so adjusted.

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“Look-Through Related Party Limit” shall mean 15% of the outstanding Common Shares of the Corporation.

“Market Price” shall mean the last reported sales price of Common Shares reported on the New York Stock Exchange on the trading day immediately preceding the relevant date or, if the Common Shares are not then traded on the New York Stock Exchange, the last reported sales price of the Common Shares on the trading day immediately preceding the relevant date as reported on any exchange or quotation system over which the Common Shares may be traded, or if the Common Shares are not then traded over any exchange or quotation system, then the market price of the Common Shares on the relevant date as determined in good faith by the Board of Directors of the Corporation.

“Non-Transfer Event” shall mean an event other than a purported Transfer that would cause any Person (other than a Look-Through Entity) to Beneficially Own or Constructively Own Common Shares in excess of the Ownership Limit or any Look-Through Entity to Beneficially Own or Constructively Own Common Shares in Excess of the Look-Through Limit, including, but not limited to, the acquisition, directly or indirectly, of any Person that Beneficially Owns or Constructively Owns Common Shares.

“Ownership Limit” shall initially mean 9.8% of the outstanding Common Shares of the Corporation, and after any adjustment pursuant to Section (4)(h) of Division B of this Article FOURTH, shall mean such percentage of the outstanding Common Shares as so adjusted.

“Permitted Transferee” shall mean any Person whom the Trustee designates pursuant to Section 6(e) of Division B of this Article FOURTH.

“Person” shall mean an individual, corporation, partnership, estate, trust (including a trust qualified under Section 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, an association, a private foundation within the meaning of Section 509(a) of the Code, a joint stock company, other entity or a group as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended; provided, however, that a “person” does not mean an underwriter which participates in a public offering of the Common Shares, for a period of 35 days following the purchase by such underwriter of the Common Shares.

“Prohibited Owner” shall mean, with respect to any purported Transfer or Non-Transfer Event, any Person who, but for the provisions of Section 4(c) of this Division B of this Article FOURTH, would own record title to Common Shares.

“REIT” shall mean a real estate investment trust within the meaning of Section 856 of the Code.

“Related Party Limit” shall mean 9.8% of the outstanding Common Shares of the Corporation.

“Transfer” shall mean any sale, transfer, gift, assignment, devise or other disposition of Common Shares (including, without limitation, (i) the granting of any option or entering in to any agreement for the sale, transfer or other disposition of Common Shares or (ii) the sale, transfer, assignment or other disposition of any securities or rights convertible into or exchangeable for Common Shares), whether voluntary or involuntary, whether of record or beneficially and whether by operation of law or otherwise.

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“Trust” shall mean any separate trust created pursuant to Section 4(c) of this Division B of this Article FOURTH and administered in accordance with the terms of Section 6 of this Division B of this Article FOURTH, for the exclusive benefit of any Beneficiary.

“Trustee” shall mean any person or entity unaffiliated with both the Corporation and any Prohibited Owner, such Trustee to be designated by the Corporation to act as trustee of any Trust, or any successor trustee thereof.

(b)  RESTRICTIONS ON TRANSFERS.

(1)  Except as provided in Section 4(j) of this Division B of this Article FOURTH, (A) (i) no Person, other than a Look-Through Entity, shall Beneficially Own Common Shares in excess of the Ownership Limit and (ii) no Person, other than a Look-Through Entity, shall Constructively Own Common Shares in excess of the Related Party Limit and (B) (i) no Look-Through Entity shall Beneficially Own Common Shares in excess of the Look-Through Limit and (ii) no Look-Through Entity shall Constructively Own Common Shares in excess of the Look-Through Related Party Limit.

(2)  Except as provided in Section 4(j) of this Division B of this Article FOURTH, any Transfer that, if effective, would result in (A) any Person, other than a Look-Through Entity, Beneficially Owning Common Shares in excess of the Ownership Limit or (B) any Look-Through Entity Beneficially Owning Common Shares in excess of the Look-Through Limit shall be void AB INITIO as to the Transfer of such Common Shares which would be otherwise Beneficially Owned by such Person in excess of such amount, and the intended transferee shall acquire no rights in such Common Shares.

(3)  Except as provided in Section 4(j) of this Division B of this Article FOURTH, any Transfer that, if effective, would result in (A) any Person, other than a Look-Through Entity, Constructively Owning Common Shares in excess of the Related Party Limit or (B) any Look-Through Entity Constructively Owning Common Shares in excess of the Look-Through Related Party Limit shall be void AB INITIO as to the Transfer of such Common Shares which would be otherwise Constructively Owned by such Person in excess of such amount, and the intended transferee shall acquire no rights in such Common Shares.

(4)  Except as provided in Section 4(j) of this Division B of this Article FOURTH, any Transfer that, if effective, would result in the Common Shares being beneficially owned by less than 100 Persons (determined without reference to any rules of attribution) shall be void AB INITIO as to the Transfer of such Common Shares which would be otherwise beneficially owned by the transferee, and the intended transferee shall acquire no rights in such Common Shares.

(5)  Any Transfer that, if effective, would result in the Corporation being “closely held” within the meaning of Section 856(h) of the Code shall be void AB INITIO as to the Transfer of the Common Shares which would cause the Corporation to be “closely held” within the meaning of Section 856(h) of the Code, and the intended transferee shall acquire no rights in such Common Shares.

(c)  TRANSFERS IN TRUST.

(1) If, notwithstanding the other provisions contained in this Division B of this Article FOURTH, there is a purported Transfer or Non-Transfer Event such that any Person, other than a Look-Through Entity, would Beneficially Own Common Shares in excess of the Ownership Limit or any

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Look-Through Entity would Beneficially Own Common Shares in excess of the Look-Through Limit, then, (A) except as otherwise provided in Section 4(j) of this Division B of this Article FOURTH, the purported transferee shall acquire no right or interest (or, in the case of a Non-Transfer Event, the person holding record title to the Common Shares Beneficially Owned by such Beneficial Owner, shall cease to own any right or interest) in such number of Common Shares which would cause such Beneficial Owner to Beneficially Own Common Shares in excess of the Ownership Limit or Look-Through Limit, as applicable, and (B) such number of Common Shares in excess of the Ownership Limit or Look-Through Limit, as applicable (rounded up to the nearest whole share), shall be designated Shares-in-Trust and, in accordance with Section 6 of this Division B of this Article FOURTH, transferred automatically and by operation of law to a Trust. Such transfer to a Trust and the designation of the shares as Shares-in-Trust shall be effective as of the close of business on the business day prior to the date of the purported Transfer or Non-Transfer Event, as the case may be.

(2)  If, notwithstanding the other provisions contained in this Division B of this Article FOURTH, there is a purported Transfer or Non-Transfer Event such that any Person, other than a Look-Through Entity, would Constructively Own Common Shares in excess of the Related Party Limit or any Look-Through Entity would Constructively Own Common Shares in excess of the Look-Through Related Party Limit, then, (A) except as otherwise provided in Section 4(j) of this Division B of this Article FOURTH, the purported transferee shall acquire no right or interest (or, in the case of a Non-Transfer Event, the person holding record title to the Common Shares Constructively Owned by such Constructive Owner, shall cease to own any right or interest) in such number of Common Shares which would cause such Constructive Owner to Constructively Own Common Shares in excess of the Related Party Limit or Look-Through Related Party Limit, as applicable, and (B) such number of Common Shares in excess of the Related Party Limit or Look-Through Related Party Limit, as applicable (rounded up to the nearest whole share), shall be designated Shares-in-Trust and, in accordance with Section 6 of this Division B of this Article FOURTH, transferred automatically and by operation of law to a Trust. Such transfer to a Trust and the designation of the shares as Shares-in-Trust shall be effective as of the close of business on the business day prior to the date of the purported Transfer or Non-Transfer Event, as the case may be.

(3)  If, notwithstanding the other provisions contained in this Article FOURTH, there is a purported Transfer or Non-Transfer Event that, if effective, would cause the Corporation to become “closely held” within the meaning of Section 856(h) of the Code, then (A) the purported transferee shall not acquire any right or interest (or, in the case of a Non-Transfer Event, the person holding record title of the Common Shares with respect to which such Non-Transfer Event occurred, shall cease to own any right or interest) in such number of Common Shares, the ownership of which by such purported transferee or record holder would cause the Corporation to be “closely held” within the meaning of Section 856(h) of the Code, and (B) such number of Common Shares (rounded up to the nearest whole share) shall be designated Shares-in-Trust and, in accordance with the provisions of Section 6 of this Division B of this Article FOURTH, transferred automatically and by operation of law to a Trust. Such transfer to a Trust and the designation of shares as Shares-in-Trust shall be effective as of the close of business on the business day prior to the date of the Transfer or Non-Transfer Event, as the case may be.

(d)  REMEDIES FOR BREACH. If the Board of Directors or its designees shall at any time determine in good faith that a Transfer has taken place in violation of Section 4(b) of this Division B of this Article FOURTH or that a Person intends to acquire or has attempted to acquire beneficial ownership (determined without reference to any rules of attribution), Beneficial Ownership or

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Constructive Ownership of any Common Shares of the Corporation in violation of Section 4(b) of this Division B of this Article FOURTH, or that any such Transfer, intended or attempted acquisition or acquisition would jeopardize the status of the Corporation as a REIT under the Code, the Board of Directors or its designees shall take such actions as it deems advisable to refuse to give effect or to prevent such Transfer, including, but not limited to, refusing to give effect to such Transfer on the books of the Corporation or instituting proceedings to enjoin such Transfer. Owners of Common Shares that were transferred to a Trust pursuant to the provisions of Section 4(c) of this Division B of this Article FOURTH, shall immediately give written notice to the Corporation of such event and shall provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such Transfer, intended Transfer or Non-Transfer Event, as the case may be, on the Corporation’s status as a REIT.

(e)  OWNERS REQUIRED TO PROVIDE INFORMATION.

(1)  Every Beneficial Owner of more than 5.0% (or such other percentage provided in the regulations promulgated pursuant to the Code) of the outstanding Common Shares of the Corporation shall, within 30 days after January 1 of each year, give written notice to the Corporation stating the name and address of such Beneficial Owner, the number of shares Beneficially Owned, and description of how such shares are held. Each such Beneficial Owner shall provide to the Corporation such additional information as the Corporation may request in order to determine the effect, if any, of such Beneficial Ownership on the Corporation’s status as a REIT.

(2)  Each Person who is a Beneficial Owner or Constructive Owner of Common Shares and each Person (including the shareholder of record) who is holding Common Shares for a Beneficial Owner or Constructive Owner shall provide to the Corporation such information that the Corporation may request, in good faith, in order to determine the Corporation’s status as a REIT.

(f)  REMEDIES NOT LIMITED. Nothing contained in this Division B of this Article FOURTH shall limit the authority of the Board of Directors to take such other action as it deems necessary or advisable to protect the Corporation and the interests of its shareholders by preservation of the Corporation’s status as a REIT.

(g)  AMBIGUITY. In the case of an ambiguity in the application of any of the provisions of Section 4 of this Division B of this Article FOURTH, including any definition contained in Section 4(a), the Board of Directors shall have the power to determine the application of the provisions of this Section 4 with respect to any situation based on the facts known to it.

(h)  MODIFICATION OF OWNERSHIP LIMIT AND LOOK-THROUGH LIMIT. Subject to the limitations provided in Section 4(i) of this Division B of this Article FOURTH, the Board of Directors may from time to time increase the Ownership Limit or the Look-Through Limit.

(i)  LIMITATIONS ON MODIFICATIONS. Notwithstanding any other provision of this Division B of this Article FOURTH:

(1)  Neither the Ownership Limit nor the Look-Through Limit may be increased if, after giving effect to such increase, five Persons that are individuals (for purposes of Section 542(a)(2) of the Code, determined taking into account Section 856(h)(3)(A) of the Code) could Beneficially Own, in the aggregate, more than 49.6% of the outstanding Common Shares.

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(2)  Prior to the modification of the Ownership Limit or the Look-Through Limit pursuant to Section 4(h) of this Division B of this Article FOURTH, the Board of Directors of the Corporation may require such opinions of counsel, affidavits, undertakings or agreements as it may deem necessary or advisable in order to determine or ensure the Corporation’s status as a REIT.

(3)  The Related Party Limit may not be increased to a percentage which is greater than 9.8% and the Look-Through Related Party Limit may not be increased to a percentage which is greater than 15%.

(j)  EXCEPTIONS.

(1)  The Board of Directors, with a ruling from the Internal Revenue Service, an opinion of counsel or such other evidence that is satisfactory to the Board of Directors, in any case if requested by the Board of Directors, may exempt, prospectively or retroactively, a Person from the Ownership Limit if such Person is not an individual for purposes of Section 542(a)(2) of the Code and the Board of Directors obtains such representations and undertakings from such Person as are reasonably necessary to ascertain that no individual’s Beneficial Ownership of such Common Shares will violate the Ownership Limit and agrees that any violation or attempted violation will result in such Common Shares in excess of the Ownership Limit being transferred to a Trust in accordance with Section 4(c) of this Division B of this Article FOURTH.

(2)  The Board of Directors, with a ruling from the Internal Revenue Service, an opinion of counsel or such other evidence that is satisfactory to the Board of Directors, in any case if requested by the Board of Directors, may exempt, prospectively or retroactively, a Person from the limitation on such Person Constructively Owning Common Shares in excess of the Related Party Limit if such Person does not own and represents that it will not own, directly or constructively (by virtue of the application of Section 318 of the Code, as modified by Section 856(d)(5) of the Code), more than a 9.8% interest (as set forth in Section 856(d)(2)(B)) in a tenant of any real property owned or leased by the Corporation, and the Corporation obtains such representations and undertakings from such Person as are reasonably necessary to ascertain this fact and agrees that any violation or attempted violation will result in such Common Shares in excess of 9.8% being transferred to a Trust in accordance with Section 4(c) of this Division B of this Article FOURTH.

Section 5.  LEGEND. Each certificate for Common Shares shall bear the following legend:

“The Common Shares represented by this certificate are subject to restrictions on transfer for the purpose of the Corporation’s maintenance of its status as a Real Estate Investment Trust under the Internal Revenue Code of 1986, as amended. Subject to certain provisions of the Corporation’s Articles of Incorporation, no Person, other than a Look-Through Entity, may Beneficially Own Common Shares in excess of 9.8% of the outstanding Common Shares of the Corporation, no Person, other than a Look-Through Entity, may Constructively Own Common Shares in excess of 9.8% of the outstanding Common Shares of the Corporation, no Look-Through Entity may Beneficially Own Common Shares in excess of 15% of the outstanding Common Shares of the Corporation and no Look-Through Entity may Constructively Own Common Shares in excess of 15% of the outstanding Common Shares of the Corporation. Any Person who attempts to Beneficially Own or Constructively Own Common Shares in excess of the above limitations, as applicable, must immediately notify the Corporation. All capitalized terms in this legend have the meanings defined in the Corporation’s Articles of Incorporation, a copy of which, including the restrictions on transfer, will be sent without charge to each shareholder who so requests. If the restrictions on transfer are violated, certain of the Common Shares represented hereby will be transferred automatically and by operation of law to a Trust and shall be designated Shares-in-Trust.”

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Section 6. SHARES-IN-TRUST.

(a) TRUST. Any Common Shares transferred to a Trust and designated Shares-in-Trust pursuant to Section 4(c) of Division B of this Article FOURTH shall be held for the exclusive benefit of the Beneficiary. The Corporation shall name a beneficiary of each Trust within five days after discovery of the existence of such Shares-in-Trust. Any transfer to a Trust, and subsequent designation of Common Shares as Shares-in-Trust, pursuant to Section 4(c) of Division B of this Article FOURTH shall be effective as of the close of business on the business day prior to the date of the Transfer or Non-Transfer Event that results in the transfer to the Trust. Shares-in-Trust shall remain issued and outstanding Common Shares and shall be entitled to the same rights and privileges on identical terms and conditions as are all other issued and outstanding Common Shares. When transferred to the Permitted Transferee in accordance with the provisions of Section 6(e) of Division B of this Article FOURTH, such Shares-in-Trust shall cease to be designated as Shares-in-Trust.

(b) DIVIDEND RIGHTS. The Trustee, as record holder of Shares-in-Trust, shall be entitled to receive all dividends and distributions as may be declared by the Board of Directors of the Corporation on such Common Shares and shall hold such dividends or distributions in trust for the benefit of the Beneficiary. The Prohibited Owner with respect to Shares-in-Trust shall repay to the Trustee the amount of any dividends or distributions received by it that (1) are attributable to any Common Shares designated as Shares-in-Trust and (2) the record date of which was on or after the date that such Common Shares became Shares-in-Trust. The Corporation shall take all measures that it determines reasonably necessary to recover the amount of any such dividend or distribution paid to a Prohibited Owner, including, if necessary, withholding any portion of future dividends or distributions payable on Common Shares Beneficially Owned or Constructively Owned by the Person who, but for the provisions of Section 4(c) of Division B of this Article FOURTH, would Beneficially Own or Constructively Own the Shares-in-Trust; and, as soon as reasonably practicable following the Corporation’s receipt or withholding thereof, shall pay over to the Trustee for the benefit of the Beneficiary the dividends so received or withheld, as the case may be.

(c) RIGHTS UPON LIQUIDATION. In the event of any voluntary or involuntary liquidation, dissolution or winding up of, or any distribution of the assets of, the Corporation, each holder of Shares-in-Trust shall be entitled to receive, ratably with each other holder of Common Shares, that portion of the assets of the Corporation which is available for distribution to the holders of Common Shares. The Trustee shall distribute to the Prohibited Owner the amounts received upon such liquidation, dissolution, or winding up, or distribution; provided, however, that the Prohibited Owner shall not be entitled to receive amounts pursuant to this Section 6(c) of Division B of this Article FOURTH in excess of, in the case of a purported Transfer in which the Prohibited Owner gave value for Common Shares and which Transfer resulted in the transfer of the shares to the Trust, the price per share, if any, such Prohibited Owner paid for the Common Shares and, in the case of a Non-Transfer Event or Transfer in which the Prohibited Owner did not give value for such shares (e.g., if the shares were received through a gift or devise) and which Non-Transfer Event or Transfer, as the case may be, resulted in the transfer of shares to the Trust, the price per share equal to the Market Price on the date of such Non-Transfer Event or Transfer. Any remaining amount in such Trust shall be distributed to the Beneficiary.

(d) VOTING RIGHTS. The Trustee shall be entitled to vote all Shares-in-Trust. Any vote by a Prohibited Owner as a holder of Common Shares prior to the discovery by the Corporation that the Common Shares are Shares-in-Trust shall, subject to applicable law, be rescinded and shall be void

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AB INITIO with respect to such Shares-in-Trust, and the Prohibited Owner shall be deemed to have given, as of the close of business on the business day prior to the date of the purported Transfer or Non-Transfer Event that results in the transfer to the Trust of the Common Shares Section 4(c) of Division B of this Article FOURTH, an irrevocable proxy to the Trustee to vote the Shares-in-Trust in the manner in which the Trustee, in its sole and absolute discretion, desires.

(e)  DESIGNATION OF PERMITTED TRANSFEREE. The Trustee shall have the exclusive and absolute right to designate a Permitted Transferee of any and all Shares-in-Trust. As reasonably practicable as possible, in an orderly fashion so as not to materially adversely affect the Market Price of the Shares-in-Trust, the Trustee shall designate any Person as Permitted Transferee, provided, however, that (1) the Permitted Transferee so designated purchases for valuable consideration (whether in a public or private sale) the Shares-in-Trust and (2) the Permitted Transferee so designated may acquire such Shares-in-Trust without such acquisition resulting in a transfer to a Trust and the redesignation of such Common Shares so acquired as Shares-in-Trust under Section 4(c) of Division B of this Article FOURTH. Upon the designation by the Trustee of a Permitted Transferee in accordance with the provisions of this subparagraph, the Trustee of a Trust shall (1) cause to be transferred to the Permitted Transferee that number of Shares-in-Trust acquired by the Permitted Transferee, (2) cause to be recorded on the books of the Corporation that the Permitted Transferee is the holder of record of such number of Common Shares, and (3) distribute to the Beneficiary any and all amounts held with respect to the Shares-in-Trust after making that payment to the Prohibited Owner pursuant to Section 6(f) of Division B of this Article FOURTH.

(f)  COMPENSATION TO RECORD HOLDER OF COMMON SHARES THAT BECOME SHARES-IN-TRUST. Any Prohibited Owner shall be entitled (following discovery of the Shares-In-Trust and subsequent designation of the Permitted Transferee in accordance with Section 4(e) of Division B of this Article FOURTH) to receive from the Trustee the lesser of (1) in the case of (A) a purported Transfer in which the Prohibited Owner gave value for Common Shares and which Transfer resulted in the transfer of the Common Shares to the Trust, the price per share, if any, such Prohibited Owner paid for the Common Shares, or (b) a Non-Transfer Event or Transfer in which the Prohibited Owner did not give value for such Common Shares (e.g., if the shares were received through a gift or devise) and which Non-Transfer Event or Transfer, as the case may be, resulted in the transfer of Common Shares to the Trust, the price per share equal to the Market Price on the date of such Non-Transfer Event or Transfer, and (2) the price per share received by the Trustee of the Trust from the sale or other disposition of such Shares-in-Trust in accordance with Section 6(e) of Division B of this Article FOURTH. Any amounts received by the Trustee in respect of such Shares-in-Trust and in excess of such amounts to be paid the Prohibited Owner pursuant to this Section 6(f) of Division B of this Article FOURTH shall be distributed to the Beneficiary in accordance with the provisions of Section 6(e) of Division B of this Article FOURTH. Each Beneficiary and Prohibited Owner waive any and all claims that they may have against the Trustee and the Corporation arising out of the disposition of Shares-in-Trust, except for claims arising out of the gross negligence or willful misconduct of, or any failure to make payments in accordance with Section 6 of Division B of this Article FOURTH by, such Trustee or the Corporation.

(g)  PURCHASE RIGHT IN SHARES-IN-TRUST. Shares-in-Trust shall be deemed to have been offered for sale to the Corporation, or its designee, at a price per share equal to the lesser of (1) the price per share in the transaction that created such Shares-in-Trust (or, in the case of devise, gift or Non-Transfer Event, the Market Price at the time of such devise, gift or Non-Transfer Event) and (2) the Market Price on the date the Corporation, or its designee, accepts such offer. The Corporation shall have the right to accept such offer for a period of ninety days after the later of (1) the date of the

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Non-Transfer Event or purported Transfer which resulted in such Shares-in-Trust and (2) the date the Corporation determines in good faith that a Transfer or Non-Transfer Event resulting in Shares-in-Trust has occurred, if the Corporation does not receive a notice of such Transfer or Non-Transfer Event pursuant to Section 4(e) of Division B of this Article FOURTH. Prompt payment of the purchase price shall be made in such reasonable manner as may be determined by the Corporation.

FIFTH:  At all times, at least a majority of the members of the Board of Directors shall, except during the period of a vacancy or vacancies therein, be Independent Directors. An “Independent Director” shall mean a person who is not (i) employed by the Corporation or (ii) an “affiliate” (as defined in Rule 405 under the Securities Act of 1933, as amended) of (A) any entity which now or hereafter is part of the Associated Estates Group, including, without limitation, Associated Estates Corporation, an Ohio corporation, Adam Construction Company, an Ohio corporation, and Estates Insurance Agency, Inc., an Ohio corporation, or (B) any entity which is an affiliate (as defined above) of any entity listed in clause (ii)(A) of this Article FIFTH.

SIXTH:  No holder of shares of the Corporation of any class shall be entitled as such, as a matter of right, to subscribe for or purchase shares of any class, now or hereafter authorized, or to subscribe for or purchase securities convertible into or exchangeable for shares of the Corporation or to which shall be attached or appertain any warrants or rights entitling the holder thereof to subscribe for or purchase shares, except such rights of subscription or purchase, if any, for such considerations and upon such terms and conditions as its Board of Directors from time to time may determine.

SEVENTH:  Notwithstanding any provision of Sections 1701.01 to 1701.98, inclusive, of the Ohio Revised Code, or any successor statutes now or hereafter in force, requiring for the authorization or taking of any action the vote or consent of the holders of shares entitling them to exercise two-thirds or any other proportion of the voting power of the Corporation or of any class or classes of shares thereof, such action, unless otherwise expressly required by law or these Third Amended and Restated Articles of Incorporation, may be authorized or taken by the vote or consent of the holders of shares entitling them to exercise a majority of the voting power of the Corporation or of such class or classes of shares thereof.

EIGHTH:  To the extent permitted by law, the Corporation, by action of its Board of Directors, may purchase or otherwise acquire shares of any class issued by it at such times, for such consideration and upon such terms and conditions as its Board of Directors may determine.

NINTH:  No person who is serving or has served as a director of the Corporation shall be personally liable to the Corporation or any of its shareholders for monetary damages for breach of any fiduciary duty of such person as a director by reason of any act or omission of such person as a director; provided, however, that the foregoing provision shall not eliminate or limit the liability of any person (a) for any breach of such person’s duty of loyalty as a director to the Corporation or its shareholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 1701.95 of the Ohio Revised Code, (d) for any transaction from which such person derived any improper personal benefit, or (e) to the extent that such liability may not be limited or eliminated by virtue of the provisions of Section 1701.13 of the Ohio Revised Code or any successor section or statute. Any repeal or modification of this Article EIGHTH by the shareholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or the Corporation existing at the time of such repeal or modification.

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TENTH:  The provisions of Chapter 1701.831 of the Ohio Revised Code shall not apply to the Corporation.

ELEVENTH:  The provisions of Chapter 1707.043 of the Ohio Revised Code shall not apply to the Corporation.

TWELFTH:  If any provision (or portion thereof) of these Third Amended and Restated Articles of Incorporation shall be found to be invalid, prohibited, or unenforceable for any reason, the remaining provisions (or portions thereof) of these Third Amended and Restated Articles of Incorporation shall be deemed to remain in full force and effect, and shall be construed as if such invalid, prohibited, or unenforceable provision had been stricken herefrom or otherwise rendered inapplicable, it being the intent of the Corporation and its shareholders that each such remaining provision (or portion thereof) of these Third Amended and Restated Articles of Incorporation remain, to the fullest extent permitted by law, applicable and enforceable as to all shareholders, notwithstanding any such finding.

THIRTEENTH:  No shareholder of the Corporation may cumulate his voting power in the election of directors.

FOURTEENTH:  The Corporation reserves the right to amend, alter, change or repeal any provision contained in these Third Amended and Restated Articles of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon shareholders herein are granted subject to this reservation.

FIFTEENTH:  These Third Amended and Restated Articles of Incorporation shall take the place of and supersede the Corporation’s Second Amended and Restated Articles of Incorporation.

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APPENDIX II

ARTICLE FOURTH, DIVISION B

OF

THIRD AMENDED AND RESTATED ARTICLES OF INCORPORATION

DIVISION B

Subject to the terms of the Preferred Shares, the Common Shares shall have the following express terms:

Section 1.  DIVIDEND RIGHTS. The holders of Common Shares shall be entitled to receive, when, as and if declared by the Board of Directors of the Corporation, out of the assets of the Corporation which are by law available therefor, dividends or distributions payable in cash, in property or in securities of the Corporation.

Section 2.  RIGHTS UPON LIQUIDATION. In the event of any voluntary or involuntary liquidation, dissolution or winding up of, or any distribution of the assets of, the Corporation, each holder of Common Shares shall be entitled to receive, ratably with each other holder of Common Shares, that portion of the assets of the Corporation available for distribution to its shareholders as the number of Common Shares held by such holder bears to the total number of Common Shares then outstanding.

Section 3.  VOTING RIGHTS. The holders of Common Shares shall be entitled to vote on all matters (for which holders of Common Shares shall be entitled to vote thereon) at all meetings of the shareholders of the Corporation, and shall be entitled to one vote for each Common Share entitled to vote at such meeting.

Section 4.  RESTRICTIONS ON TRANSFER TO PRESERVE TAX BENEFIT; COMMON SHARES SUBJECT TO REDEMPTION.

(a) DEFINITIONS. For the purposes of this Section 4 of this Division B of this Article FOURTH, the following terms shall have the following meanings:

“Beneficial Ownership” shall mean ownership of Common Shares by a Person who would be treated as an owner of such Common Shares either directly or constructively through the application of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code. The terms “Beneficial Owner,” “Beneficially Owns” and “Beneficially Owned” shall have the correlative meanings.

“Beneficiary” shall mean, with respect to any Trust, one or more organizations described in Section 501(c)(3) of the Code (contributions to which must be eligible for deduction under each of Sections 170(b)(1)(A), 2055 and 2522 of the Code that are named by the Corporation as the beneficiary or beneficiaries of such Trust, in accordance with the provisions of Section 6(a) of this Division B of this Article FOURTH.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

“Constructive Ownership” shall mean ownership of Common Shares by a Person who would be treated as an owner of such Common Shares either directly or constructively through the application of Section 318 of the Code, as modified by Section 856(d)(5) of the Code. The terms “Constructive Owner,” “Constructively Owns” and “Constructively Owned” shall have the correlative meanings.

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~~“Excess Shares” shall mean any Common Shares (i) acquired or proposed to be acquired by any Person (other than an Existing Holder) pursuant to a Transfer to the extent that, if effective, such Transfer would result in the transferee either (A) Beneficially Owning Common Shares in excess of the Ownership Limit or (B) Constructively Owning Common Shares in excess of the Related Party Limit, (ii) acquired or proposed to be acquired by an Existing Holder pursuant to a Transfer to the extent that, if effective, such Transfer would result in such Existing Holder Beneficially Owning Common Shares in excess of the Existing Holder Limit for such Existing Holder, or (iii) which are the subject of a Transfer that, if effective, which would result in (A) the Common Shares being owned by fewer than 100 Persons (determined without reference to any rules of attribution), or (B) the Corporation being “closely held” within the meaning of Section 856(h) of the Code.~~

“Look-Through Entity” shall mean a Person that is either (i) a trust described in Section 401(a) of the Code and exempt from tax under Section 501(a) of the Code or (ii) registered under the Investment Company Act of 1940, so long as, in either case (a) such Person’s ownership of Common Shares would not result in any other Person that is an individual (for purposes of Section 542(a)(2) of the Code, determined taking into account Section 856(h)(3)(A) of the Code) to be considered to Beneficially Own Common Shares in excess of the Ownership Limit and (b) the Corporation would not be considered to Constructively Own an interest (as described in Section 856(d)(2)(B) of the Code) in a tenant of any real property owned or leased by the Corporation as a result of the ownership of Common Shares by such Person.

“~~Existing Holder~~Look-Through Limit” shall initially mean ~~(i) Jeffrey I. Friedman, (ii) Susan Friedman, (iii) Mark L. Milstein, (iv) Robert Milstein, and (v) any Person to whom an Existing Holder Transfers Beneficial Ownership of Common Shares causing such transferee to Beneficially Own~~ 15% of the outstanding Common Shares of the Corporation, and after any adjustment pursuant to Section 4(h) of this Division B of this Article FOURTH, shall mean such percentage of the outstanding Common Shares ~~in excess of the Ownership Limit~~as so adjusted.

“Look-Through Related Party Limit” shall mean 15% of the outstanding Common Shares of the Corporation.

~~“Existing Holder Limit” (i) for any Existing Holder who is an Existing Holder by virtue of clause (i), (ii), (iii) or (iv) of the definition thereof, shall mean, initially, the percentage of the outstanding Common Shares Beneficially Owned by such Existing Holder upon the consummation of the Initial Public Offering, and after any adjustment pursuant to Section (4)(i) of this Division B of this Article FOURTH, shall mean such percentage of the outstanding Common Shares as so adjusted; and (ii) for any Existing Holder who becomes an Existing Holder by virtue of clause (v) of the definition thereof, shall mean, initially, the percentage of the outstanding Common Shares Beneficially Owned by such Existing Holder at the time that such Existing Holder becomes an Existing Holder, and after any adjustment pursuant to Section 4(i) of this Division B of this Article FOURTH, shall mean such percentage of the outstanding Common Shares as so adjusted. From and after the date of the Initial Public Offering, the secretary of the Corporation shall maintain and, upon request, make available to each Existing Holder, a schedule which sets forth the then current Existing Holder Limits for each Existing Holder.~~

~~“Initial Public Offering” means the sale of Common Shares pursuant to the Company’s first effective registration statement for such Common Shares filed under the Securities Act of 1933, as amended.~~

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“Market Price” shall mean the last reported sales price of Common Shares reported on the New York Stock Exchange on the trading day immediately preceding the relevant date or, if the Common Shares are not then traded on the New York Stock Exchange, the last reported sales price of the Common Shares on the trading day immediately preceding the relevant date as reported on any exchange or quotation system over which the Common Shares may be traded, or if the Common Shares are not then traded over any exchange or quotation system, then the market price of the Common Shares on the relevant date as determined in good faith by the Board of Directors of the Corporation.

“Non-Transfer Event” shall mean an event other than a purported Transfer that would cause any Person (other than a Look-Through Entity) to Beneficially Own or Constructively Own Common Shares in excess of the Ownership Limit or any Look-Through Entity to Beneficially Own or Constructively Own Common Shares in Excess of the Look-Through Limit, including, but not limited to, the acquisition, directly or indirectly, of any Person that Beneficially Owns or Constructively Owns Common Shares.

“Ownership Limit” shall initially mean ~~4.0~~9.8% of the outstanding Common Shares of the Corporation, and after any adjustment pursuant to Section (4)(h) of Division B of this Article FOURTH, shall mean such percentage of the outstanding Common Shares as so adjusted.

“Permitted Transferee” shall mean any Person whom the Trustee designates pursuant to Section 6(e) of Division B of this Article FOURTH.

“Person” shall mean an individual, corporation, partnership, estate, trust (including a trust qualified under Section 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, an association, a private foundation within the meaning of Section 509(a) of the Code, a joint stock company, other entity or a group as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended; provided, however, that a “person” does not mean an underwriter which participates in a public offering of the Common Shares, for a period of 35 days following the purchase by such underwriter of the Common Shares.

“Prohibited Owner” shall mean, with respect to any purported Transfer or Non-Transfer Event, any Person who, but for the provisions of Section 4(c) of this Division B of this Article FOURTH, would own record title to Common Shares.

“REIT” shall mean a ~~R~~real ~~E~~estate ~~I~~investment ~~T~~trust ~~under~~within the meaning of Section 856 of the Code.

“Related Party Limit” shall mean 9.8% of the outstanding Common Shares of the Corporation.

“Transfer” shall mean any sale, transfer, gift, assignment, devise or other disposition of Common Shares (including, without limitation, (i) the granting of any option or entering in to any agreement for the sale, transfer or other disposition of Common Shares or (ii) the sale, transfer, assignment or other disposition of any securities or rights convertible into or exchangeable for Common Shares), whether voluntary or involuntary, whether of record or beneficially and whether by operation of law or otherwise.

“Trust” shall mean any separate trust created pursuant to Section 4(c) of this Division B of this Article FOURTH and administered in accordance with the terms of Section 6 of this Division B of this Article FOURTH, for the exclusive benefit of any Beneficiary.

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“Trustee” shall mean any person or entity unaffiliated with both the Corporation and any Prohibited Owner, such Trustee to be designated by the Corporation to act as trustee of any Trust, or any successor trustee thereof.

(b) RESTRICTIONS ON TRANSFERS.

(~~i~~1) Except as provided in Section 4(~~i~~j) of this Division B of this Article FOURTH, ~~from and after the date of the Initial Public Offering,~~(A) (i) no Person ~~(~~, other than ~~an Existing Holder)~~a Look-Through Entity, shall Beneficially Own Common Shares in excess of the Ownership Limit~~,~~ and (ii) no ~~Existing Holder~~Person, other than a Look-Through Entity, shall Constructively Own Common Shares in excess of the Related Party Limit and (B) (i) no Look-Through Entity shall Beneficially Own Common Shares in excess of the ~~Existing Holder~~Look-Through Limit ~~for such Existing Holder~~ and (ii) no ~~Person (other than an Existing Holder who Constructively Owns in excess of 9.8% of the outstanding Common Shares immediately following the completion of the Initial Public Offering)~~Look-Through Entity shall Constructively Own Common Shares in excess of ~~9.8% of the outstanding Common Shares~~the Look-Through Related Party Limit.

(~~ii~~2) Except as provided in Section 4(~~i~~j) of this Division B of this Article FOURTH~~, from and after the date of the Initial Public Offering~~, any Transfer that, if effective, would result in (A) any Person ~~(other than an Existing Holder)~~, other than a Look-Through Entity, Beneficially Owning Common Shares in excess of the Ownership Limit or (B) any Look-Through Entity Beneficially Owning Common Shares in excess of the Look-Through Limit shall be void AB INITIO as to the Transfer of such Common Shares which would be otherwise Beneficially Owned by such Person in excess of ~~the Ownership Limit~~such amount, and the intended transferee shall acquire no rights in such Common Shares.

~~(iii) Except as provided in Section 4(i) of this Division B of this Article FOURTH, from and after the date of the Initial Public Offering, any Transfer that, if effective, would result in any Existing Holder Beneficially Owning Common Shares in excess of the applicable Existing Holder Limit shall be void AB INITIO as to the Transfer of such Common Shares which would be otherwise Beneficially Owned by such Existing Holder in excess of the applicable Existing Holder Limit, and such Existing Holder shall acquire no rights in such Common Shares.~~

(~~iv~~3)   Except as provided in Section 4(~~i~~j) of this Division B of this Article FOURTH~~, from and after the date of the Initial Public Offering~~, any Transfer that, if effective, would result in (A) any Person, other than a Look-Through Entity, Constructively Owning Common Shares in excess of the Related Party Limit or (B) any Look-Through Entity Constructively Owning Common Shares in excess of the Look-Through Related Party Limit shall be void AB INITIO as to the Transfer of such Common Shares which would be otherwise Constructively Owned by such Person in excess of such amount, and the intended transferee shall acquire no rights in such Common Shares.

(~~v~~4)   Except as provided in Section 4(~~i~~j) of this Division B of this Article FOURTH~~, from and after the date of the Initial Public Offering~~, any Transfer that, if effective, would result in the Common Shares being beneficially owned by less than 100 Persons (determined without reference to any rules of attribution) shall be void AB INITIO as to the Transfer of such Common Shares which would be otherwise beneficially owned by the transferee, and the intended transferee shall acquire no rights in such Common Shares.

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(~~vi~~5)   ~~From and after the date of the Initial Public Offering, any~~ Any Transfer that, if effective, would result in the Corporation being “closely held” within the meaning of Section 856(h) of the Code shall be void AB INITIO as to the Transfer of the Common Shares which would cause the Corporation to be “closely held” within the meaning of Section 856(h) of the Code, and the intended transferee shall acquire no rights in such Common Shares.

(c) TRANSFERS IN TRUST.

(1)   If, notwithstanding the other provisions contained in this Division B of this Article FOURTH, there is a purported Transfer or Non-Transfer Event such that any Person, other than a Look-Through Entity, would Beneficially Own Common Shares in excess of the Ownership Limit or any Look-Through Entity would Beneficially Own Common Shares in excess of the Look-Through Limit, then, (A) except as otherwise provided in Section 4(j) of this Division B of this Article FOURTH, the purported transferee shall acquire no right or interest (or, in the case of a Non-Transfer Event, the person holding record title to the Common Shares Beneficially Owned by such Beneficial Owner, shall cease to own any right or interest) in such number of Common Shares which would cause such Beneficial Owner to Beneficially Own Common Shares in excess of the Ownership Limit or Look-Through Limit, as applicable, and (B) such number of Common Shares in excess of the Ownership Limit or Look-Through Limit, as applicable (rounded up to the nearest whole share), shall be designated Shares-in-Trust and, in accordance with Section 6 of this Division B of this Article FOURTH, transferred automatically and by operation of law to a Trust. Such transfer to a Trust and the designation of the shares as Shares-in-Trust shall be effective as of the close of business on the business day prior to the date of the purported Transfer or Non-Transfer Event, as the case may be.

(2)  If, notwithstanding the other provisions contained in this Division B of this Article FOURTH, there is a purported Transfer or Non-Transfer Event such that any Person, other than a Look-Through Entity, would Constructively Own Common Shares in excess of the Related Party Limit or any Look-Through Entity would Constructively Own Common Shares in excess of the Look-Through Related Party Limit, then, (A) except as otherwise provided in Section 4(j) of this Division B of this Article FOURTH, the purported transferee shall acquire no right or interest (or, in the case of a Non-Transfer Event, the person holding record title to the Common Shares Constructively Owned by such Constructive Owner, shall cease to own any right or interest) in such number of Common Shares which would cause such Constructive Owner to Constructively Own Common Shares in excess of the Related Party Limit or Look-Through Related Party Limit, as applicable, and (B) such number of Common Shares in excess of the Related Party Limit or Look-Through Related Party Limit, as applicable (rounded up to the nearest whole share), shall be designated Shares-in-Trust and, in accordance with Section 6 of this Division B of this Article FOURTH, transferred automatically and by operation of law to a Trust. Such transfer to a Trust and the designation of the shares as Shares-in-Trust shall be effective as of the close of business on the business day prior to the date of the purported Transfer or Non-Transfer Event, as the case may be.

(3)  If, notwithstanding the other provisions contained in this Article FOURTH, there is a purported Transfer or Non-Transfer Event that, if effective, would cause the Corporation to become “closely held” within the meaning of Section 856(h) of the Code, then (A) the purported transferee shall not acquire any right or interest (or, in the case of a Non-Transfer Event, the person holding record title of the Common Shares with respect to which such Non-Transfer Event occurred, shall cease to own any right or interest) in such number of Common Shares, the ownership of which by such purported transferee or record holder would cause the Corporation to be “closely held” within the meaning of

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Section 856(h) of the Code, and (B) such number of Common Shares (rounded up to the nearest whole share) shall be designated Shares-in-Trust and, in accordance with the provisions of Section 6 of this Division B of this Article FOURTH, transferred automatically and by operation of law to a Trust. Such transfer to a Trust and the designation of shares as Shares-in-Trust shall be effective as of the close of business on the business day prior to the date of the Transfer or Non-Transfer Event, as the case may be.

(~~c~~d) REMEDIES FOR BREACH. If the Board of Directors or its designees shall at any time determine in good faith that a Transfer has taken place in violation of Section 4(b) of this Division B of this Article FOURTH or that a Person intends to acquire or has attempted to acquire beneficial ownership (determined without reference to any rules of attribution), Beneficial Ownership or Constructive Ownership of any Common Shares of the Corporation in violation of Section 4(b) of this Division B of this Article FOURTH, or that any such Transfer, intended or attempted acquisition or acquisition would jeopardize the status of the ~~Company~~Corporation as a REIT under the Code, the Board of Directors or its designees shall take such actions as it deems advisable to refuse to give effect or to prevent such Transfer, including, but not limited to, refusing to give effect to such Transfer on the books of the Corporation or instituting proceedings to enjoin such Transfer ~~and, in addition, exercising its rights under Section 4(d) of this Division B of this Article FOURTH.~~

. Owners of Common Shares that were transferred to a Trust pursuant to the provisions of ~~(d) PURCHASE RIGHT IN EXCESS SHARES. Beginning on the date of the occurrence of a Transfer which, if consummated, in the good faith judgment of the Board of Directors of the Corporation, could result in Excess Shares, such Excess Shares shall be deemed to have been offered for sale to the Corporation, or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that created such Excess Shares (or, in the case of a devise or gift, the Market Price at the time of such devise or gift) and (ii) the Market Price on the date the Corporation, or its designee, accepts such offer. The Corporation shall have the right to accept such offer for a period of ninety days after the later of (i) the date of such Transfer and (ii) if the Corporation does not receive a notice of such Transfer pursuant to Section 4(e) of this Division B of this Article FOURTH, the date the Board of Directors determines in good faith that such Transfer has occurred. Prompt payment of the purchase price shall be made in such reasonable manner as may be determined by the Corporation. From and after the date fixed for purchase by the Corporation, and so long as payment of the purchase price for the Excess Shares to be so purchased shall have been made or duly provided for, the holder of any Excess Shares so called for purchase shall cease to be entitled to dividends, distributions, voting rights and other benefits with respect to such Excess Shares, excepting only the right to payment of the purchase price fixed as aforesaid. Any dividend or distribution paid to a proposed transferee of Excess Shares prior to the discovery by the Corporation that the Excess Shares have been transferred in violation of Section 4(b) of this Division B of this Article FOURTH shall be repaid to the Corporation upon demand. If the foregoing provisions are determined to be void or invalid by virtue of any legal decision, statute, rule or regulation, then the intended transferee of such Excess Shares shall be deemed, at the option of the Corporation, to have acted as agent on behalf of the Corporation in acquiring such Excess Shares and to hold such Excess Shares on behalf of the Corporation.~~

~~(e) NOTICE OF RESTRICTED TRANSFER. Any Person who acquires or intends to acquire shares in violation of~~ Section 4(~~b~~c) of this Division B of this Article FOURTH ~~or any Person who is a transferee of Excess Shares~~, shall immediately give written notice to the Corporation of such event and shall provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such Transfer ~~or~~, intended Transfer or Non-Transfer Event, as the case may be, on the Corporation’s status as a REIT.

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(~~f~~e) OWNERS REQUIRED TO PROVIDE INFORMATION. ~~From and after the date of the Initial Public Offering:~~

(~~i~~1) ~~e~~Every Beneficial Owner of more than 5.0% (or such other percentage~~, between 0.5% and 5.0%, as~~ provided in the regulations promulgated pursuant to the Code) of the outstanding Common Shares of the Corporation shall, within 30 days after January 1 of each year, give written notice to the Corporation stating the name and address of such Beneficial Owner, the number of shares Beneficially Owned, and description of how such shares are held. Each such Beneficial Owner shall provide to the Corporation such additional information as the Corporation may request in order to determine the effect, if any, of such Beneficial Ownership on the Corporation’s status as a REIT.

(~~ii~~2) ~~e~~Each Person who is a Beneficial Owner or Constructive Owner of Common Shares and each Person (including the shareholder of record) who is holding Common Shares for a Beneficial Owner or Constructive Owner shall provide to the Corporation such information that the Corporation may request, in good faith, in order to determine the Corporation’s status as a REIT.

(~~g~~f) REMEDIES NOT LIMITED. Nothing contained in this Division B of this Article FOURTH shall limit the authority of the Board of Directors to take such other action as it deems necessary or advisable to protect the Corporation and the interests of its shareholders by preservation of the Corporation’s status as a REIT.

(~~h~~g) AMBIGUITY. In the case of an ambiguity in the application of any of the provisions of Section 4 of this Division B of this Article FOURTH, including any definition contained in Section 4(a), the Board of Directors shall have the power to determine the application of the provisions of this Section 4 with respect to any situation based on the facts known to it.

~~(i) MODIFICATION OF EXISTING HOLDER LIMITS. Subject to the provisions of Section 4(k) of this Division B, the Existing Holder Limits may be modified as follows:~~

~~(i) Subject to the limitations provided in Section 4(k), any Existing Holder may Transfer Common Shares to a Person who is already an Existing Holder up to the number of Common Shares Beneficially Owned by such transferor Existing Holder in excess of the Ownership Limit. Any such Transfer will decrease the Existing Holder Limit for such transferor Existing Holder and increase the Existing Holder Limit for such transferee Existing Holder by the percentage of the outstanding Common Shares so Transferred. The transferor Existing Holder shall give the Board of Directors of the Corporation prior written notice of any such Transfer.~~

~~(ii) Any grant of a stock option pursuant to a stock option plan approved by the shareholders of the Corporation shall increase the Existing Holder Limit for the affected Existing Holder to the maximum extent possible under Section 4(k) to permit the Beneficial Ownership of the Common Shares issuable upon the exercise of such stock option.~~

~~(iii) The Board of Directors may reduce the Existing Holder Limit for any Existing Holder, with the written consent of such Existing Holder, after any Transfer permitted in this Section 4 by such Existing Holder to a Person other than an Existing Holder or after the lapse (without exercise) of a stock option described in Section 4(i)(ii).~~

~~(iv) Any Common Shares issued to an Existing Holder pursuant to a dividend reinvestment plan adopted by the Corporation shall increase the Existing Holder Limit for the Existing Holder to the maximum extent possible under Section 4(k) to permit the Beneficial Ownership of such Common Shares.~~

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(~~j~~h)   MODIFICATION OF OWNERSHIP LIMIT AND LOOK-THROUGH LIMIT. Subject to the limitations provided in Section 4(~~k~~i) of this Division B of this Article FOURTH, the Board of Directors may from time to time increase the Ownership Limit or the Look-Through Limit.

(~~k~~i)   LIMITATIONS ON MODIFICATIONS. Notwithstanding any other provision of this Division B of this Article FOURTH:

(~~i~~1)   Neither the Ownership Limit nor ~~any Existing Holder~~the Look-Through Limit may be increased ~~(nor may any additional Existing Holder Limit be created)~~ if, after giving effect to such increase ~~(or creation)~~, five ~~Beneficial Owners of Common Shares (including all of the then Existing Holders~~Persons that are individuals (for purposes of Section 542(a)(2) of the Code, determined taking into account Section 856(h)(3)(A) of the Code) could Beneficially Own, in the aggregate, more than 49.6% of the outstanding Common Shares.

(~~ii~~2)   Prior to the modification of ~~any Existing Holder~~the Ownership Limit or ~~Ownership~~the Look-Through Limit pursuant to Section 4(~~i) or Section 4(j~~h) of this Division B of this Article FOURTH, the Board of Directors of the Corporation may require such opinions of counsel, affidavits, undertakings or agreements as it may deem necessary or advisable in order to determine or ensure the Corporation’s status as a REIT.

~~(iii) No Existing Holder Limit shall be reduced to a percentage which is less than the Ownership Limit.~~

~~(iv) The Ownership Limit may not be increased to a percentage which is greater than 9.8%.~~

(~~v~~3)   The Related Party Limit may not be increased to a percentage which is greater than 9.8% and the Look-Through Related Party Limit may not be increased to a percentage which is greater than 15%.

(~~l~~j)   EXCEPTIONS.

(~~i~~1)   The Board of Directors, with a ruling from the Internal Revenue Service ~~or~~, an opinion of counsel or such other evidence that is satisfactory to the Board of Directors, in any case if requested by the Board of Directors, may exempt, prospectively or retroactively, a Person from the Ownership Limit~~s or the Existing Holder Limits, as the case may be,~~ if such Person is not an individual for purposes of Section 542(a)(2) of the Code and the Board of Directors obtains such representations and undertakings from such Person as are reasonably necessary to ascertain that no individual’s Beneficial Ownership of such Common Shares will violate the Ownership Limit ~~or the applicable Existing Holder Limit, as the case may be,~~ and agrees that any violation or attempted violation will result in such Common Shares in excess of ~~4.0% of the outstanding Common Shares being deemed to be Excess Shares and subject to repurchase by the Corporation as set forth in~~the Ownership Limit being transferred to a Trust in accordance with Section 4(~~d~~c) of this Division B of this Article FOURTH.

(~~ii~~2)  The Board of Directors, with a ruling from the Internal Revenue Service ~~or~~, an opinion of counsel or such other evidence that is satisfactory to the Board of Directors, in any case if requested by the Board of Directors, may exempt, prospectively or retroactively, a Person from the limitation on such Person Constructively Owning Common Shares in excess of the Related Party Limit if such Person does not own and represents that it will not own, directly or constructively (by virtue of the application of Section 318 of the Code, as modified by Section 856(d)(5) of the Code), more than a

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~~9.9~~9.8% interest (as set forth in Section 856(d)(2)(B)) in a tenant of any real property owned or leased by the Corporation, and the Corporation obtains such representations and undertakings from such Person as are reasonably necessary to ascertain this fact and agrees that any violation or attempted violation will result in such Common Shares in excess of 9.8% being ~~deemed to be Excess Shares and subject to repurchase by the Corporation as set forth in~~transferred to a Trust in accordance with Section 4(~~d~~c) of this Division B of this Article FOURTH.

Section 5.  LEGEND. Each certificate for Common Shares shall bear the following legend:

“The Common Shares represented by this certificate are subject to restrictions on transfer for the purpose of the Corporation’s maintenance of its status as a Real Estate Investment Trust under the Internal Revenue Code of 1986, as amended. Subject to certain provisions of the Corporation’s Articles of Incorporation, no Person, other than a Look-Through Entity, may Beneficially Own Common Shares in excess of ~~4.0~~9.8% of the outstanding Common Shares of the Corporation ~~(unless such Person is an Existing Holder) and~~, no Person ~~(other than an Existing Holder who Constructively Owns in excess of 9.8% of the Common Shares immediately following the consummation of the Initial Public Offering)~~, other than a Look-Through Entity, may Constructively Own Common Shares in excess of 9.8% of the outstanding Common Shares of the Corporation, no Look-Through Entity may Beneficially Own Common Shares in excess of 15% of the outstanding Common Shares of the Corporation and no Look-Through Entity may Constructively Own Common Shares in excess of 15% of the outstanding Common Shares of the Corporation. Any Person who attempts to Beneficially Own or Constructively Own Common Shares in excess of the above limitations, as applicable, must immediately notify the Corporation. All capitalized terms in this legend have the meanings defined in the Corporation’s Articles of Incorporation, a copy of which, including the restrictions on transfer, will be sent without charge to each shareholder who so requests. If the restrictions on transfer are violated, certain of the Common Shares represented ~~may be subject to repurchase by the Company on the terms and conditions set forth in the Corporation’s Articles of Incorporation.”~~hereby will be transferred automatically and by operation of law to a Trust and shall be designated Shares-in-Trust.”

Section 6.  SHARES-IN-TRUST.

(a) TRUST. Any Common Shares transferred to a Trust and designated Shares-in-Trust pursuant to Section 4(c) of Division B of this Article FOURTH shall be held for the exclusive benefit of the Beneficiary. The Corporation shall name a beneficiary of each Trust within five days after discovery of the existence of such Shares-in-Trust. Any transfer to a Trust, and subsequent designation of Common Shares as Shares-in-Trust, pursuant to Section 4(c) of Division B of this Article FOURTH shall be effective as of the close of business on the business day prior to the date of the Transfer or Non-Transfer Event that results in the transfer to the Trust. Shares-in-Trust shall remain issued and outstanding Common Shares and shall be entitled to the same rights and privileges on identical terms and conditions as are all other issued and outstanding Common Shares. When transferred to the Permitted Transferee in accordance with the provisions of Section 6(e) of Division B of this Article FOURTH, such Shares-in-Trust shall cease to be designated as Shares-in-Trust.

(b) DIVIDEND RIGHTS. The Trustee, as record holder of Shares-in-Trust, shall be entitled to receive all dividends and distributions as may be declared by the Board of Directors of the Corporation on such Common Shares and shall hold such dividends or distributions in trust for the benefit of the Beneficiary. The Prohibited Owner with respect to Shares-in-Trust shall repay to the Trustee the amount of any dividends or distributions received by it that (1) are attributable to any Common Shares designated as Shares-in-Trust and (2) the record date of which was on or after the

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date that such Common Shares became Shares-in-Trust. The Corporation shall take all measures that it determines reasonably necessary to recover the amount of any such dividend or distribution paid to a Prohibited Owner, including, if necessary, withholding any portion of future dividends or distributions payable on Common Shares Beneficially Owned or Constructively Owned by the Person who, but for the provisions of Section 4(c) of Division B of this Article FOURTH, would Beneficially Own or Constructively Own the Shares-in-Trust; and, as soon as reasonably practicable following the Corporation’s receipt or withholding thereof, shall pay over to the Trustee for the benefit of the Beneficiary the dividends so received or withheld, as the case may be.

(c)  RIGHTS UPON LIQUIDATION. In the event of any voluntary or involuntary liquidation, dissolution or winding up of, or any distribution of the assets of, the Corporation, each holder of Shares-in-Trust shall be entitled to receive, ratably with each other holder of Common Shares, that portion of the assets of the Corporation which is available for distribution to the holders of Common Shares. The Trustee shall distribute to the Prohibited Owner the amounts received upon such liquidation, dissolution, or winding up, or distribution; provided, however, that the Prohibited Owner shall not be entitled to receive amounts pursuant to this Section 6(c) of Division B of this Article FOURTH in excess of, in the case of a purported Transfer in which the Prohibited Owner gave value for Common Shares and which Transfer resulted in the transfer of the shares to the Trust, the price per share, if any, such Prohibited Owner paid for the Common Shares and, in the case of a Non-Transfer Event or Transfer in which the Prohibited Owner did not give value for such shares (e.g., if the shares were received through a gift or devise) and which Non-Transfer Event or Transfer, as the case may be, resulted in the transfer of shares to the Trust, the price per share equal to the Market Price on the date of such Non-Transfer Event or Transfer. Any remaining amount in such Trust shall be distributed to the Beneficiary.

(d)  VOTING RIGHTS. The Trustee shall be entitled to vote all Shares-in-Trust. Any vote by a Prohibited Owner as a holder of Common Shares prior to the discovery by the Corporation that the Common Shares are Shares-in-Trust shall, subject to applicable law, be rescinded and shall be void AB INITIO with respect to such Shares-in-Trust, and the Prohibited Owner shall be deemed to have given, as of the close of business on the business day prior to the date of the purported Transfer or Non-Transfer Event that results in the transfer to the Trust of the Common Shares Section 4(c) of Division B of this Article FOURTH, an irrevocable proxy to the Trustee to vote the Shares-in-Trust in the manner in which the Trustee, in its sole and absolute discretion, desires.

(e)  DESIGNATION OF PERMITTED TRANSFEREE. The Trustee shall have the exclusive and absolute right to designate a Permitted Transferee of any and all Shares-in-Trust. As reasonably practicable as possible, in an orderly fashion so as not to materially adversely affect the Market Price of the Shares-in-Trust, the Trustee shall designate any Person as Permitted Transferee, provided, however, that (1) the Permitted Transferee so designated purchases for valuable consideration (whether in a public or private sale) the Shares-in-Trust and (2) the Permitted Transferee so designated may acquire such Shares-in-Trust without such acquisition resulting in a transfer to a Trust and the redesignation of such Common Shares so acquired as Shares-in-Trust under Section 4(c) of Division B of this Article FOURTH. Upon the designation by the Trustee of a Permitted Transferee in accordance with the provisions of this subparagraph, the Trustee of a Trust shall (1) cause to be transferred to the Permitted Transferee that number of Shares-in-Trust acquired by the Permitted Transferee, (2) cause to be recorded on the books of the Corporation that the Permitted Transferee is the holder of record of such number of Common Shares, and (3) distribute to the Beneficiary any and all amounts held with respect to the Shares-in-Trust after making that payment to the Prohibited Owner pursuant to Section 6(f) of Division B of this Article FOURTH.

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(f)  COMPENSATION TO RECORD HOLDER OF COMMON SHARES THAT BECOME SHARES-IN-TRUST. Any Prohibited Owner shall be entitled (following discovery of the Shares-In-Trust and subsequent designation of the Permitted Transferee in accordance with Section 4(e) of Division B of this Article FOURTH) to receive from the Trustee the lesser of (1) in the case of (A) a purported Transfer in which the Prohibited Owner gave value for Common Shares and which Transfer resulted in the transfer of the Common Shares to the Trust, the price per share, if any, such Prohibited Owner paid for the Common Shares, or (b) a Non-Transfer Event or Transfer in which the Prohibited Owner did not give value for such Common Shares (e.g., if the shares were received through a gift or devise) and which Non-Transfer Event or Transfer, as the case may be, resulted in the transfer of Common Shares to the Trust, the price per share equal to the Market Price on the date of such Non-Transfer Event or Transfer, and (2) the price per share received by the Trustee of the Trust from the sale or other disposition of such Shares-in-Trust in accordance with Section 6(e) of Division B of this Article FOURTH. Any amounts received by the Trustee in respect of such Shares-in-Trust and in excess of such amounts to be paid the Prohibited Owner pursuant to this Section 6(f) of Division B of this Article FOURTH shall be distributed to the Beneficiary in accordance with the provisions of Section 6(e) of Division B of this Article FOURTH. Each Beneficiary and Prohibited Owner waive any and all claims that they may have against the Trustee and the Corporation arising out of the disposition of Shares-in-Trust, except for claims arising out of the gross negligence or willful misconduct of, or any failure to make payments in accordance with Section 6 of Division B of this Article FOURTH by, such Trustee or the Corporation.

(g)  PURCHASE RIGHT IN SHARES-IN-TRUST. Shares-in-Trust shall be deemed to have been offered for sale to the Corporation, or its designee, at a price per share equal to the lesser of (1) the price per share in the transaction that created such Shares-in-Trust (or, in the case of devise, gift or Non-Transfer Event, the Market Price at the time of such devise, gift or Non-Transfer Event) and (2) the Market Price on the date the Corporation, or its designee, accepts such offer. The Corporation shall have the right to accept such offer for a period of ninety days after the later of (1) the date of the Non-Transfer Event or purported Transfer which resulted in such Shares-in-Trust and (2) the date the Corporation determines in good faith that a Transfer or Non-Transfer Event resulting in Shares-in-Trust has occurred, if the Corporation does not receive a notice of such Transfer or Non-Transfer Event pursuant to Section 4(e) of Division B of this Article FOURTH. Prompt payment of the purchase price shall be made in such reasonable manner as may be determined by the Corporation.

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APPENDIX III

PARTICIPANTS IN THE PROXY SOLICITATION

The following tables (“Directors and Nominees” and “Officers and Employees”) set forth the name and business address of our directors and nominees, and the name, present principal occupation and business address of our officers and employees who, under the rules of the SEC, are considered to be “participants” in our solicitation of proxies from our stockholders in connection with our 2015 Annual Meeting of Shareholders (collectively, the “Participants”).

Directors and Nominees

The principal occupations of our directors and nominees are set forth under Proposal 1 of this proxy statement, titled “Election of Directors.” The names of our directors and nominees are set forth below, and the business address for all our directors and nominees is c/o Associated Estates Realty Corporation, 1 AEC Parkway, Richmond Heights, Ohio 44143.

Jeffrey I. Friedman	Michael E. Gibbons
Douglas Crocker II	James J. Sanfilippo
Jon A. Fosheim	James A. Schoff
John S. Gates, Jr.	Richard T. Schwarz

Officers and Employees

The names and principal occupations of our executive officers and employees who are considered Participants are set forth below. The principal occupation refers to such person’s position with the Company, and the business address for each person is c/o Associated Estates Realty Corporation, 1 AEC Parkway, Richmond Heights, Ohio 44143.

Jeffrey I. Friedman	Chairman, President and Chief Executive Officer
Lou Fatica	Senior Vice President, Chief Financial Officer and Treasurer
Jason A. Friedman	Senior Vice President, Acquisitions and Development
Scott D. Irwin	Senior Vice President, General Counsel and Secretary
John T. Shannon	Senior Vice President of Operations
Dan E. Gold	Vice President of Human Resources
Jeremy S. Goldberg	Vice President of Corporate Finance and Investor Relations
Swarup R. Katuri	Vice President

Information Regarding Ownership of Company Securities by Participants

The number of the Company’s common shares held by our directors and named executive officers as of March 2, 2015 is set forth under the “Security Ownership of Certain Beneficial Owners and Management” section of this proxy statement. The following table sets forth the number of shares held as of

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[April 1], 2015 by our other employees who are deemed “participants” in our solicitation of proxies. Except as otherwise noted below, each person identified in the table below, to our knowledge, has sole voting and investment power with respect to the securities held, other than property rights of spouses.

	Amount and Nature of Beneficial Ownership

Name	Number	Percent
Dan E. Gold	7,864	*
Jeremy S. Goldberg	6,349	*
Swarup R. Katuri	5,022	*
*	Less than one percent.

Information Regarding Transactions in the Company’s Securities by Participants

The following table sets forth information regarding purchases and sales of the Company’s securities by each Participant during the past two years. Unless otherwise indicated, all transactions were in the public market or pursuant to our equity compensation plans, and none of the purchase price or market value of these securities is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities.

Shares of Company Securities Purchased or Sold ([April 1], 2013 to [April 1], 2015)
Name	Transaction Date	# of Shares	Transaction Description
Jeffrey I. Friedman
	August 28, 2013	(18,472)	Sale of common shares
	August 29, 2013	(2,339)	Sale of common shares
	August 30, 2013	(19,189)	Sale of common shares
	December 6, 2013	75,000	Exercise or conversion of shares pursuant to Rule 16b-3
	December 6, 2013	(59,028)	Sale of common shares
	December 6, 2013	(15,972)	Sale of common shares
	December 31, 2013	(75,988)	Common shares delivered to pay for applicable withholding tax due upon vesting of restricted stock
	January 31, 2014	(9,122)	Common shares delivered to pay for applicable withholding tax due upon vesting of restricted stock
	February 3, 2014	(10,131)	Common shares delivered to pay for applicable withholding tax due upon vesting of restricted stock

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February 4, 2014	49,241	Grant pursuant to Rule 16b-3(d)
February 4, 2014	(7,829)	Common shares delivered to pay for applicable withholding tax due upon vesting of restricted stock
March 12, 2014	(10,000)	Bona fide gift
June 9, 2014	(19,693)	Sale of common shares
November 6, 2014	(600)	Sale of common shares from family charitable trust
November 14, 2014	5,897.7077	Grant pursuant to Rule 16b-3(d) for 401(k)
December 26, 2014	(63,714)	Voluntary forfeiture in connection with a proposed settlement for shareholder derivative and class action
February 2, 2015	(6,434)	Common shares delivered to pay for applicable withholding tax due upon vesting of restricted stock
February 3, 2015	(3,145)	Common shares delivered to pay for applicable withholding tax due upon vesting of restricted stock
February 3, 2015	28,506	Grant pursuant to Rule 16b-3(d)
February 4, 2015	(6,079)	Common shares delivered to pay for applicable withholding tax due upon vesting of restricted stock
Douglas Crocker II
December 29, 2014	6,011	Deferred common units acquired pursuant to deferral of restricted share grant under the Company’s deferred compensation plan
Jon A. Fosheim
February 19, 2015	5,150	Deferred common units acquired pursuant to deferral of restricted share grant under the Company’s deferred compensation plan
John S. Gates, Jr.
—	—	—
Michael E. Gibbons
March 15, 2013	(8,383)	Sale of common shares
March 15, 2013	(552)	Sale of common shares

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	May 8, 2013	4,157	Deferred common units acquired pursuant to deferral of restricted share grant made under the Company’s deferred compensation plan
	May 7, 2014	5,727	Deferred common units acquired pursuant to deferral of restricted share grant made under the Company’s deferred compensation plan
James J. Sanfilippo
	May 8, 2013	4,157	Deferred common units acquired pursuant to deferral of restricted share grant made under the Company’s deferred compensation plan
	May 7, 2014	5,727	Deferred common units acquired pursuant to deferral of restricted share grant made under the Company’s deferred compensation plan
James A. Schoff
	May 8, 2013	4,157	Deferred common units acquired pursuant to deferral of restricted share grant made under the Company’s deferred compensation plan
	May 7, 2014	5,727	Deferred common units acquired pursuant to deferral of restricted share grant made under the Company’s deferred compensation plan
Richard T. Schwarz
	May 8, 2013	4,157	Restricted shares granted as compensation to directors
	May 7, 2014	5,727	Restricted shares granted as compensation to directors
Lou Fatica
	December 31, 2013	(12,724)	Common shares delivered to pay for applicable withholding tax due upon vesting of restricted stock

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	January 31, 2014	(2,344)	Common shares delivered to pay for applicable withholding tax due upon vesting of restricted stock
	February 3, 2014	(2,603)	Common shares delivered to pay for applicable withholding tax due upon vesting of restricted stock
	February 4, 2014	18,237	Grant pursuant to Rule 16b-3(d)
	February 4, 2014	(2,664)	Common shares delivered to pay for applicable withholding tax due upon vesting of restricted stock
	February 2, 2015	(2,497)	Common shares delivered to pay for applicable withholding tax due upon vesting of restricted stock
	February 3, 2015	(1,165)	Common shares delivered to pay for applicable withholding tax due upon vesting of restricted stock
	February 3, 2015	10,557	Grant pursuant to Rule 16b-3(d)
	February 4, 2015	(2,012)	Common shares delivered to pay for applicable withholding tax due upon vesting of restricted stock
Jason A. Friedman
	March 13, 2013	2,940	Purchase of common shares by child
	August 19, 2013	1,400	Purchase of common shares
	December 31, 2013	(7,510)	Common shares delivered to pay for applicable withholding tax due upon vesting of restricted stock
	January 31, 2014	(1,356)	Common shares delivered to pay for applicable withholding tax due upon vesting of restricted stock
	February 3, 2014	(1,506)	Common shares delivered to pay for applicable withholding tax due upon vesting of restricted stock
	February 4, 2014	10,552	Grant pursuant to Rule 16b-3(d)
	February 4, 2014	(1,164)	Common shares delivered to pay for applicable withholding tax due upon vesting of restricted stock
	May 15, 2014	10,000	Exercise or conversion of shares pursuant to Rule 16b-3

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	May 15, 2014	(6,900)	Sale of common shares
	June 3, 2014	(10,000)	Sale of common shares
	February 2, 2015	(1,544)	Common shares delivered to pay for applicable withholding tax due upon vesting of restricted stock
	February 3, 2015	(936)	Common shares delivered to pay for applicable withholding tax due upon vesting of restricted stock
	February 3, 2015	8,959	Grant pursuant to Rule 16b-3(d)
	February 4, 2015	(1,164)	Common shares delivered to pay for applicable withholding tax due upon vesting of restricted stock
Scott D. Irwin
	January 21, 2014	(1,549)	Common shares delivered to pay for applicable withholding tax due upon vesting of restricted stock
	February 4, 2014	9,496	Grant pursuant to Rule 16b-3(d)
	February 4, 2014	(1,087)	Common shares delivered to pay for applicable withholding tax due upon vesting of restricted stock
	January 21, 2015	(1,535)	Common shares delivered to pay for applicable withholding tax due upon vesting of restricted stock
	February 3, 2015	(590)	Common shares delivered to pay for applicable withholding tax due upon vesting of restricted stock
	February 3, 2015	5,498	Grant pursuant to Rule 16b-3(d)
	February 4, 2015	(1,041)	Common shares delivered to pay for applicable withholding tax due upon vesting of restricted stock
John T. Shannon
	December 31, 2013	(13,720)	Common shares delivered to pay for applicable withholding tax due upon vesting of restricted stock
	January 31, 2014	(2,939)	Common shares delivered to pay for applicable withholding tax due upon vesting of restricted stock

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	February 3, 2014	(4,111)	Common shares delivered to pay for applicable withholding tax due upon vesting of restricted stock
	February 4, 2014	22,862	Grant pursuant to Rule 16b-3(d)
	February 4, 2014	(3,635)	Common shares delivered to pay for applicable withholding tax due upon vesting of restricted stock
	March 4, 2014	(606)	Sale of common shares
	March 5, 2014	(3,000)	Sale of common shares
	March 12, 2014	(12,400)	Sale of common shares
	March 13, 2014	(11,000)	Sale of common shares
	May 7, 2014	62,930	Exercise or conversion of shares pursuant to Rule 16b-3
	May 7, 2014	(48,400)	Sale of common shares
	May 7, 2014	62,930	Exercise or conversion of employee stock options pursuant to Rule 16b-3
	February 2, 2015	(3,086)	Common shares delivered to pay for applicable withholding tax due upon vesting of restricted stock
	February 3, 2015	(1,460)	Common shares delivered to pay for applicable withholding tax due upon vesting of restricted stock
	February 3, 2015	13,235	Grant pursuant to Rule 16b-3(d)
	February 4, 2015	(2,523)	Common shares delivered to pay for applicable withholding tax due upon vesting of restricted stock
Dan E. Gold
	February 1, 2014	902	Vesting of restricted stock and acquisition of common shares
	February 1, 2014	(346)	Common shares delivered to pay for applicable withholding tax due upon vesting of restricted stock
	February 2, 2014	911	Vesting of restricted stock and acquisition of common shares
	February 2, 2014	(350)	Common shares delivered to pay for applicable withholding tax due upon vesting of restricted stock

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February 4, 2014	2,462	Grant of restricted stock
February 4, 2014	821	Vesting of restricted stock and acquisition of common shares
February 4, 2014	(315)	Common shares delivered to pay for applicable withholding tax due upon vesting of restricted stock
February 1, 2015	901	Vesting of restricted stock and acquisition of common shares
February 1, 2015	(346)	Common shares delivered to pay for applicable withholding tax due upon vesting of restricted stock
February 3, 2015	1,564	Grant of restricted stock
February 3, 2015	522	Vesting of restricted stock and acquisition of common shares
February 3, 2015	(201)	Common shares delivered to pay for applicable withholding tax due upon vesting of restricted stock
February 4, 2015	821	Vesting of restricted stock and acquisition of common shares
February 4, 2015	(315)	Common shares delivered to pay for applicable withholding tax due upon vesting of restricted stock
Jeremy S. Goldberg
February 1, 2014	956	Vesting of restricted stock and acquisition of common shares
February 1, 2014	(367)	Common shares delivered to pay for applicable withholding tax due upon vesting of restricted stock
February 2, 2014	971	Vesting of restricted stock and acquisition of common shares
February 2, 2014	(373)	Common shares delivered to pay for applicable withholding tax due upon vesting of restricted stock
February 4, 2014	2,814	Grant of restricted stock
February 4, 2014	938	Vesting of restricted stock and acquisition of common shares
February 4, 2014	(360)	Common shares delivered to pay for applicable withholding tax due upon vesting of restricted stock

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February 1, 2015	956	Vesting of restricted stock and acquisition of common shares
February 1, 2015	(367)	Common shares delivered to pay for applicable withholding tax due upon vesting of restricted stock
February 3, 2015	1,833	Grant of restricted stock
February 3, 2015	611	Vesting of restricted stock and acquisition of common shares
February 3, 2015	(235)	Common shares delivered to pay for applicable withholding tax due upon vesting of restricted stock
February 4, 2015	938	Vesting of restricted stock and acquisition of common shares
February 4, 2015	(360)	Common shares delivered to pay for applicable withholding tax due upon vesting of restricted stock
Swarup R. Katuri
May 14, 2013	(4,800)	Sale of common shares
August 13, 2013	1,117	Vesting of restricted stock and acquisition of common shares
August 13, 2013	(436)	Common shares delivered to pay for applicable withholding tax due upon vesting of restricted stock
February 1, 2014	472	Vesting of restricted stock and acquisition of common shares
February 1, 2014	(181)	Common shares delivered to pay for applicable withholding tax due upon vesting of restricted stock
February 4, 2014	3,166	Grant of restricted stock
February 4, 2014	1,056	Vesting of restricted stock and acquisition of common shares
February 4, 2014	(406)	Common shares delivered to pay for applicable withholding tax due upon vesting of restricted stock
August 13, 2014	1,117	Vesting of restricted stock and acquisition of common shares
August 13, 2014	(360)	Common shares delivered to pay for applicable withholding tax due upon vesting of restricted stock

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February 1, 2015	471	Vesting of restricted stock and acquisition of common shares
February 1, 2015	(181)	Common shares delivered to pay for applicable withholding tax due upon vesting of restricted stock
February 3, 2015	2,871	Grant of restricted stock
February 3, 2015	957	Vesting of restricted stock and acquisition of common shares
February 3, 2015	(368)	Common shares delivered to pay for applicable withholding tax due upon vesting of restricted stock
February 4, 2015	1,055	Vesting of restricted stock and acquisition of common shares
February 4, 2015	(405)	Common shares delivered to pay for applicable withholding tax due upon vesting of restricted stock

Miscellaneous Information Regarding Participants

Except as described in this Appendix III or otherwise disclosed in the proxy statement, to our knowledge:

•	No Participant owns any Company securities of record that such Participant does not own beneficially.
•	No Participant is, or was within the past year, a party to any contract, arrangements or understandings with any person with respect to any Company securities, including, but not limited to joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies.
•	No associate of any Participant owns beneficially, directly or indirectly, any Company securities.
•	No Participant owns beneficially, directly or indirectly, any securities of any parent or subsidiary of the Company.
•	No Participant nor any associate of a Participant is a party to any transaction, since the beginning of the Company’s last fiscal year, or any currently proposed transaction, in which (i) the Company was or is to be a participant, (ii) the amount involved exceeds $120,000, and (iii) any Participant or any related person thereof had or will have a direct or indirect material interest.
•	No Participant, nor any associate of a Participant, has any arrangement or understanding with any person (i) with respect to any future employment by the Company or its affiliates or (ii) with respect to any future transactions to which the Company or any of its affiliate will or may be a party.
•	No Participant has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the 2015 Annual Meeting.

Other Information

There are no material proceedings to which any director, officer or affiliate of the Company, any owner of record or beneficially of more than 5% of any class of voting securities of the Company, or any of their associates is a party adverse to, or has a material interest adverse to, the Company or any of its subsidiaries.

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PRELIMINARY COPY

ASSOCIATED ESTATES REALTY CORPORATION

WHITE PROXY CARD

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

We encourage you to take advantage of Internet or telephone voting.

Both are available 24 hours a day, 7 days a week.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

VOTE BY INTERNET – WWW.CESVOTE.COM

Use the Internet to transmit your voting instructions up until 11:59 P.M. Eastern Time the day prior to the annual meeting date. Have your proxy card in hand when you access the website and follow the instructions.

OR

VOTE BY TELEPHONE – 1-888-693-8683

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the annual meeting date. Have your proxy card in hand when you call and follow the instructions.

OR

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided to: Associated Estates Realty Corporation, c/o Corporate Election Services, PO Box 3230, Pittsburgh, PA 15230.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card

CONTROL NUMBER	è

ê  If submitting a proxy by mail, please sign and date the card below and fold and detach card at perforation before mailing.  ê

- - - - - - - - - - - - - - - - - - - - - -  - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -  - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

PRELIMINARY COPY

ASSOCIATED ESTATES REALTY CORPORATION	WHITE PROXY CARD

The Board of Directors recommends a vote FOR the nominees named in Items 1 and 3, and FOR Proposals 2, 4, 5 and 6.

1.	Election of Directors:		FOR		WITHHOLD

	(1)	Douglas Crocker II	☐		☐

	(2)	Jon A. Fosheim	☐		☐

	(3)	Jeffrey I. Friedman	☐		☐

	(4)	Michael E. Gibbons	☐		☐

	(5)	James J. Sanfilippo	☐		☐

	(6)	James A. Schoff	☐		☐

	(7)	Richard T. Schwarz	☐		☐

2.	To approve the amendment to the Associated Estates Realty Corporation Amended and Restated Code of Regulations.

		☐ FOR ☐ AGAINST		☐	ABSTAIN

3.	To elect John S. Gates, Jr. as a director.

	☐ FOR	☐ AGAINST	☐ ABSTAIN

4.	To approve the Associated Estates Realty Corporation Third Amended and Restated Articles of Incorporation.

	☐ FOR	☐ AGAINST	☐ ABSTAIN

5.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2015.

	☐ FOR	☐ AGAINST	☐ ABSTAIN

6.	To approve, on an advisory basis, the compensation of the Company’s named executive officers.

	☐ FOR	☐ AGAINST	☐ ABSTAIN

In their discretion, to transact on all other business that may properly come before the meeting

Please sign exactly as your name(s) appear on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

Shareholder Signature	Date

Title

Shareholder (Joint Owner) Signature	Date

Title

ê    TO SUBMIT A PROXY BY MAIL, DETACH ALONG THE PERFORATION, MARK, SIGN, DATE AND RETURN

THE BOTTOM PORTION PROMPTLY USING THE ENCLOSED ENVELOPE.    ê

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PRELIMINARY COPY

WHITE PROXY CARD

This proxy is solicited by the Board of Directors for use at the Annual Meeting of Shareholders to be held on May 22, 2015.

The undersigned hereby appoints Jeffrey I. Friedman, Lou Fatica and Scott D. Irwin, and each of them, the attorneys and proxies of the undersigned with full power of substitution to vote, as indicated herein, all the Common Shares of Associated Estates Realty Corporation held of record by the undersigned on April 6, 2015 at the Annual Meeting of Shareholders to be held on May 22, 2015, or any adjournment(s) or postponement(s) thereof, with all the powers the undersigned would possess if then and there personally present.

Receipt of Notice of Annual Meeting of Shareholders and the related Proxy Statement dated [            ], 2015 is hereby acknowledged.

This proxy when properly executed will be voted as specified by the shareholder. If no specifications are made, the proxy will be voted FOR the nominees named in Item 1 and FOR Proposals 2, 3, 4, 5 and 6, and with discretionary authority on all other business that may properly come before the meeting or any adjournment or postponement thereof.